UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)

MIRAMAR LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-191545	80-0884221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2790 Walsh Avenue Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
(408) 579-8700
(Registrant’s telephone number, including area code)
7 Mayakovskogo Street, Birobidjan, Russia 679016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

___________________________

“Miramar Labs”, “miraDry”, “miraDry and Design”, “Drop Design”, “miraWave”, “miraSmooth”, “miraFresh” and “ML Stylized mark” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8‑K, or this Report, contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of our miraDry System, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.
The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	market acceptance of the miraDry energy based treatment;

•	the benefits of the miraDry treatment versus other solutions;

•	our ability to successfully sell and market the miraDry System in our existing and expanded geographies;

•	the performance of the miraDry System in clinical settings;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the implementation of our business model and strategic plans for our business and the miraDry System;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering the miraDry System;

•	our ability to obtain regulatory approval in targeted markets for the miraDry System;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	our expectation related to the use of proceeds from the Offering (as defined below);

•	developments relating to our competitors and the healthcare industry; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.
Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE
We were incorporated as Spacepath, Inc. in Nevada on December 28, 2012 and subsequently changed our name to KTL Bamboo International Corp. on March 18, 2015. Prior to the Merger and Split-Off (each as defined below), we were in the business of distributing water filtration systems produced in China.
On May 24, 2016, we declared a 1.801801 -for-1 forward stock split of our common stock, par value $0.001 per share, in the form of a dividend with the record date of May 31, 2016. On June 8, 2016, Financial Industry Regulatory Authority, Inc., or FINRA, notified us of its announcement of the payment date of the stock split as June 2, 2016 and ex-dividend date of the stock split as June 9, 2016. On the payment date, as a result of the stock split, each holder of our common stock, par value $0.001 per share, as of the record date received additional 0.801801 shares of our common stock for each share, resulting in issuance of additional 2,004,503 shares of common stock to 2,500,000 shares of our common stock before the stock split. As of the ex-dividend date, our common stock began trading on a post-split adjusted basis. Also on May 26, 2016, we changed our name to Miramar Labs, Inc. by filing the Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to be effective on the over-the counter market during the week of June 13, 2016. Additionally, on June 7, 2016, we changed our domicile from the State of Nevada to the State of Delaware by reincorporation, or the Conversion. Upon effectiveness of the Conversion, our corporate matters and affairs ceased to be governed by the Nevada Revised Statutes and became subject to the Delaware General Corporation Law. All share and per share numbers in this Report relating to our Common Stock have been adjusted to give effect to this forward stock split and this Conversion, unless otherwise stated. On June 7, 2016, we adopted the Amended and Restated Certificate of Incorporation by filing the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and adopted the Amended and Restated Bylaws. Upon effectiveness of the Amended and Restated Certificate of Incorporation, we decreased our authorized capital stock from 300 million shares of common stock, par value $0.001 per share and 10 million shares of “blank check” preferred stock, par value $0.001 per share, to 100 million shares of common stock, par value $0.001 per share, or the Common Stock, and 5 million shares of “blank check” preferred stock, par value $0.001 per share.
On June 7, 2016, our wholly-owned subsidiary, Miramar Acquisition Corp., a corporation formed in the State of Delaware on June 2, 2016, or the Acquisition Sub, merged with and into Miramar Technologies, Inc., a corporation incorporated in April 2006 in the State of Delaware originally under the name of Miramar Labs, Inc., referred to herein as Miramar. Pursuant to this transaction, or the Merger, Miramar was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of Miramar was converted into shares of our Common Stock, as described in more detail below.
In connection with the Merger and pursuant to the Split-Off Agreement (as defined below), we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholder, in exchange for the surrender by him and the cancellation of 3,603,602 shares of our Common Stock. See Item 2.01, “Split-Off,” below.
As a result of the Merger and Split-Off, we discontinued our pre-Merger business, acquired the business of Miramar and will continue the existing business operations of Miramar as a publicly-traded company under the name Miramar Labs, Inc.
Also on June 7, 2016, we closed a private placement offering, or the Offering, of 1,810,708 shares of our Common Stock, at a purchase price of $5.00 per share. Additional information concerning the Offering is presented below under Item 2.01, “Merger and Related Transactions—the Offering” and “Description of Securities,” and Item 3.02, “Unregistered Sales of Equity Securities.”
In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Miramar, prior to the Merger, in all future filings with the SEC.

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to Miramar Labs, Inc., incorporated in Delaware, after giving effect to the Merger and the Split-Off.
This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.
This Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.
This Report responds to the following Items in Form 8‑K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Security Holders

Item 4.01	Changes in Registrant's Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.06	Change in Shell Company Status

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits
Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b‑2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Merger, we have ceased to be a “shell company”. The information contained in this Report, together with the information contained in our Annual Report on Form 10‑K for the fiscal year ended July 31, 2015, and our subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8‑K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.
ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
THE MERGER AND RELATED TRANSACTIONS
Merger Agreement
On June 7, 2016, or the Closing Date, the Company, Acquisition Sub and Miramar entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, which closed on the same date. Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Miramar, and Miramar became the surviving corporation and thus became our wholly-owned subsidiary.
Pursuant to the Merger, we discontinued our prior business of distributing water filtration systems produced in China, and acquired the business of Miramar, which designs, manufactures and markets the miraDry System, which is designed to eliminate axillary, or underarm, sweat. See “Description of Business” below.
At the Closing Date, each of the shares of Miramar’s Common Stock and Preferred Stock (as converted to Common Stock) issued and outstanding immediately prior to the closing of the Merger was converted into shares of our Common Stock at a ratio of 1 : 0.07393 (the “Conversion Ratio”). Additionally, warrants to purchase shares of Miramar’s Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock issued and outstanding immediately prior to the closing of the Merger were converted into warrants to purchase shares of our Common Stock at the Conversion Ratio. As a result, an aggregate of 6,486,880 shares of our Common Stock and Warrants to purchase our Common Stock were issued to the holders of Miramar’s capital stock and warrants. Finally, 11,603,764 options to purchase shares of Miramar’s Common Stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into 857,731 options to purchase shares of our Common Stock, after taking into account the Conversion Ratio.
See “Description of Securities—Warrants” and “—Options” below for more information.
The pre-Merger stockholders of the Company, other than our former sole officer and director, retained an aggregate of 900,000 shares of Common Stock.
The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.
The Merger was treated as a recapitalization and reverse acquisition of the Company for financial accounting purposes. Miramar is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Miramar before the Merger in future filings with the SEC.
The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
The issuance of shares of our Common Stock, and warrants and options to purchase our Common Stock, to holders of Miramar’s capital stock, options and warrants in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the Securities and Exchange Commission, or the SEC, under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

The form of the Merger Agreement is filed as an exhibit to this Report. All descriptions of the Merger Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.
Split-Off
Immediately prior to the closing of the Merger, under the terms of a split-off agreement, or the Split-Off Agreement, and a general release agreement, the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Spacepath Enterprise Corp., a Nevada corporation, or the Split-Off Subsidiary, formed on June 2, 2016. Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of the Split-Off Subsidiary to Andrey Zasoryn, the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company, in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 3,603,602 shares of our Common Stock held by Mr. Zasoryn (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities, together referred to as the Split-Off. All descriptions of the Split-Off Agreement and the general release agreement herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.
The Offering
Concurrently with the closing of the Merger, we held a closing of the Offering in which we sold 1,810,708 shares of our Common Stock, at a purchase price of $5.00 per share, or the Offering Price.
Investors in the Offering will have anti-dilution protection with respect to the shares of Common Stock sold in the Offering such that if, within six months after the initial closing of the Offering, the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to shares of Common Stock issued or issuable pursuant to an acquisition, joint venture or technology license agreement; securities issued to financial institutions or lessors in connection with credit arrangements, equipment financings or lease arrangements, in the aggregate not exceeding 5% of the Common Stock outstanding; and issuances of awards under the 2006 Stock Plan) for consideration per share that is less than the Offering Price (as adjusted proportionately for any subdivision or combination of the outstanding shares of Common Stock into a greater or lesser number of shares occurring after the closing of the Offering), or the Lower Price, each such investor will be entitled to receive from the Company additional shares of Common Stock in an amount such that, when added to the number of shares of Common Stock initially purchased by such investor and still held of record and beneficially owned by such investor at the time of the dilutive issuance, or the Held Shares, will equal the number of shares of Common Stock that such investor’s Offering subscription amount for the Held Shares would have purchased at the Lower Price. Holders of a majority of the then-held Held Shares may waive the anti-dilution rights of all Offering investors with respect to a particular issuance by the Company.
The aggregate gross proceeds from the Offering were $9,053,540.00 (before deducting placement agent fees and expenses of the Offering, which are estimated at $1,000,000.00).
The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder. The Common Stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.
The closing of the Offering and the closing of the Merger were conditioned upon each other.
In connection with the Offering, we agreed to pay The Benchmark Company, LLC and Katalyst Securities LLC, each a U.S. registered broker-dealer (the “Placement Agents”), a cash commission of 8% of the gross proceeds raised from new investors in the Offering, and to issue to the Placement Agents warrants to purchase a number of shares of Common Stock equal to 8% of the number of shares of Common Stock sold in the Offering to new investors introduced by the Placement Agents, with a term of five years and an exercise price of $5.00 per share (the “Placement Agent Warrants”). Additionally, we agreed to pay Katalyst Securities LLC an administrative fee of

$50,000 upon the closing of the Offering. Any sub‑agent of the Placement Agents that introduced investors to the Offering was entitled to share in the cash fees and warrants attributable to those investors as described above.
As a result of the foregoing, the Placement Agents and their sub‑agents were paid an aggregate commission of $94,760 and were issued Placement Agent Warrants to purchase an aggregate of 44,760 shares of our Common Stock.
We have agreed to indemnify the Placement Agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub‑agents may be required to make in respect of such liabilities.
All descriptions of the Placement Agent Warrants herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.
Registration Rights
In connection with the Offering, we entered into a Registration Rights Agreement, pursuant to which we have agreed that promptly, but no later than 90 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of Common Stock issued in the Offering, (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, (c) the shares of Common Stock issued in exchange for the equity securities of Miramar outstanding prior to the Merger and (d) shares of Common Stock held by certain pre-Merger security holders of the Company, collectively, the Registrable Shares. The Company will use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days after the final closing of the Offering. If the Company is late in filing the Registration Statement, if the Registration Statement is not declared effective within 180 days after the final closing of the Offering, the Company fails to maintain the Registration Statement continuously effective as to all Registrable Shares included in such Registration Statement in accordance with the Registration Rights Agreement or the Registrable Shares are not listed on an approved market or if trading of the Common Stock on such market is suspended or halted for more than three full consecutive trading days, the Company will make payments to each holder of Registrable Shares as monetary penalties at a rate equal to 12% of the Offering Price per annum for each share affected during the period; provided, however, that in no event will the aggregate of any such penalties exceed 8% of the Offering Price per share. No monetary penalties will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement, or a Cutback Comment.
The Company must keep the Registration Statement effective for two years from the date it is declared effective by the SEC or until (i) the Registrable Shares have been sold in accordance with such effective Registration Statement or (ii) the Registrable Shares have been sold in accordance with Rule 144.
The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) and the stockholders of the Company prior to the Merger will have “piggyback” registration rights for such Registrable Shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cutback in an underwritten offering, which would be pro rata.
We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

In addition, we have agreed that, for a period of six months following the Closing Date, we will not register, nor take any action to facilitate registration of, under the Securities Act, the shares of the Common Stock issued pursuant to the Merger to the Restricted Holders (as defined below) except pursuant to the provisions of the Registration Rights Agreement providing for registration on Form S-1. The above restriction shall not prohibit us from (a) registering on Form S‑8 Common Stock issued under the 2006 Plan (as defined below), as and to the extent permitted under the Securities Act, to persons other than Restricted Holders, (b) registering on Form S‑4 in connection with a merger, acquisition, divestiture, reorganization or similar event, or (c) registering for resale the shares of Common Stock held by Restricted Holders in a firm underwritten public offering of the Company’s securities for gross proceeds to the Company of at least $25 million.
All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.
2006 Stock Plan and Outstanding Options Thereunder
Pursuant to the Merger Agreement and upon the closing of the Merger, we assumed the Miramar Labs, Inc. 2006 Stock Plan, or the 2006 Plan, and each option to purchase Miramar common stock that remained outstanding thereunder, whether vested or unvested, and converted it into an option to purchase such number of shares of our Common Stock equal to the number of shares of Miramar common stock subject to the option immediately prior to the Merger multiplied by the Conversion Ratio. The exercise price per share of each such assumed option is equal to the exercise price of the option prior to the assumption divided by the Conversion Ratio. Otherwise, each assumed option continues to have, and will be subject to, the same terms and conditions as applied to the Miramar option immediately prior to the Merger, including, without limitation, the same vesting schedule. The terms of the 2006 Plan continue to govern the options covering an aggregate of 857,731 shares of our Common Stock assumed by us except that all references in the 2006 Plan to Miramar will now be deemed to be us. See “Market Price of and Dividends on Common Equity and Related Stockholder Matters—Stock Plans” and “Executive Compensation—Equity Compensation Plans” below for more information about the 2006 Plan and the outstanding stock options thereunder.
Departure and Appointment of Directors and Officers
Our board of directors is authorized to consist of, and currently consists of, seven members. On the Closing Date, Mr. Zasoryn our sole director before the Merger, resigned from his position as a director, and Mark E. Deem (as Chairman), Hanson S. Gifford III, Maxim Gorbachev, R. Michael Kleine, Henry A. Plain, Jr., Stacey D. Seltzer and Brian H. Dovey were appointed to the board of directors.
Also on the Closing Date, Mr. Zasoryn, our Chief Executive Officer, and our principal executive, secretary, and financial and accounting officer for SEC reporting purposes before the Merger, resigned from these positions, and R. Michael Kleine was appointed as our Chief Executive Officer and President, Brigid A. Makes was appointed as our Chief Financial Officer and Steven Kim was appointed as our Chief Technology Officer by our board of directors.
R. Michael Kleine will be our principal executive officer and Brigid A. Makes will be our principal financial and accounting officer for SEC reporting purposes.
See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.
Lock-up Agreements and Other Restrictions
In connection with the Merger, each of our executive officers; directors named above; stockholders holding 10% or more of our Common Stock after giving effect to the Merger, the Split-Off and the Offering; and Mark Tompkins, referred to herein as the Restricted Holders, holding at the Closing Date an aggregate of 8,517,392 shares of our Common Stock, entered into lock-up agreements, or the Lock-Up Agreements, whereby they are restricted for a period of six months after the Merger, or the Restricted Period, from certain sales or dispositions (including pledg

es) of all (or 80% in case of Mark Tompkins) of our Common Stock held by (or issuable to) them, such restrictions together referred to as the Lock-Up. The foregoing restrictions will not apply to the resale of shares of Common Stock by any Restricted Holder in any registered secondary offering of equity securities by the Company (and, if such offering is underwritten, with the written consent of the lead or managing underwriter), or to certain other transfers customarily excepted.
In addition, each Restricted Holder agreed, for a period of 12 months following the Closing Date, that it will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.
Pro Forma Ownership
Immediately after giving effect to (i) the Merger, (ii) the cancellation of 3,603,602 shares in the Split-Off and (iii) the closing of the Offering, there were 9,130,675 shares of our Common Stock issued and outstanding as of the Closing Date, as follows:

•	the stockholders of Miramar prior to the Merger hold 8,118,775 shares of our Common Stock;

•	the stockholders of the Company prior to the Merger hold 900,000 shares of our Common Stock; and

•	new investors in the Offering hold 111,900 shares of our Common Stock;
In addition,

•	44,760 shares of Common Stock are issuable upon the exercise of the Placement Agent Warrants;

•	warrants to purchase an additional 66,924 shares of our Common Stock are held by former Miramar warrant holders;

•
options to purchase an aggregate of 857,731 shares of our Common Stock were issued under the 2006 Plan to former Miramar option holders that have been assumed by the Company in connection with the Merger; and

•	643,001 shares of our Common Stock are reserved for issuance under the 2006 Plan as future incentive awards to executive officers, employees, consultants and directors, as of the Closing Date.
No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.
Our Common Stock is quoted on the OTC Markets quotation system under the symbol “KTLC.” We have submitted a request to FINRA to change our ticker symbol to “MIRA.”
Accounting Treatment; Change of Control
The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Miramar is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Miramar, and will be recorded at the historical cost basis of Miramar, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Miramar, historical operations of Miramar, and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.
We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Merger. We believe that as a result of the Merger we have ceased to be a “shell company” (as such term is defined in Rule 12b‑2 under the Exchange Act).

DESCRIPTION OF BUSINESS
Immediately following the Merger, the business of Miramar became our business.
Corporate Information
As described above, we were incorporated in Nevada as Spacepath, Inc. on December 28, 2012 and subsequently changed our name to KTL Bamboo International Corp. on March 18, 2015, and reincorporated in Delaware as Miramar Labs, Inc. on June 7, 2016. Our original business involved the distribution of water filtration systems produced in China. Prior to the Merger, our board of directors determined to discontinue operations in this area and seek a new business opportunity. As a result of the Merger, we have acquired the business of Miramar. Miramar commenced operations as a Delaware corporation in April 2006 under the name Miramar Labs, Inc., and subsequently changed its name to Miramar Technologies, Inc. on June 2, 2016.
Our authorized capital stock currently consists of 100 million shares of Common Stock and 5 million shares of the preferred stock. Our Common Stock is quoted on the OTC Markets under the symbol “KTLC.” We have applied to change our symbol to “MIRA.”
Our principal executive offices are located at 2790 Walsh Avenue, Santa Clara, California 95051. Our telephone number is (408) 579-8700. Our website address is www.miramarlabs.com. The information contained on, or that can be accessed through, our website is not a part of this Report.
Company Overview
We are a medical technology company focused on developing and commercializing products utilizing our proprietary microwave technology platform.
Our first commercial product, the miraDry System, is designed to ablate axillary, or underarm, sweat glands through the precise and non-invasive delivery of energy to the region where sweat glands reside. The energy generates heat which results in thermolysis of the sweat glands. At the same time, a continuous hydro-ceramic cooling system protects the superficial dermis and keeps the heat focused at the sweat glands. Because sweat glands do not regenerate after the treatment, we believe the results are lasting. Microwaves are the ideal technology as the energy can be focused directly at the fat and dermal junction where the glands reside.
We developed the miraDry System to safely, noticeably, and measurably reduce the sweat in the underarm for patients with sweat ranging from excessive to average. In our pivotal U.S. clinical trial involving 120 patients, 89% of patients experienced significant reduction in their sweat with no serious adverse events reported. There have been several published clinical studies, collectively involving more than 150 patients, conducted by us and independent physicians which have evaluated the efficacy of the miraDry treatment in reducing sweat in the underarm.
We received clearance from the U.S. Food and Drug Administration, or FDA, in January 2011 and received CE mark approval in December 2013 to market the miraDry procedure for the treatment of primary axillary hyperhidrosis, or a condition characterized by abnormal sweating in excess of that required for regulation of body temperature. Additionally, we have received approval of the miraDry treatment in several other countries since our FDA clearance in 2011.
The miraDry System consists of a console and a handheld device which uses consumable single-use bioTips. We sell our miraDry System and bioTips to our customers, consisting of dermatologists, plastic surgeons, aesthetic specialists and physicians specializing in the treatment of hyperhidrosis.
Hyperhidrosis is a medical condition of varying degree in which a person sweats excessively. A study published by Strutton et al. in June 2004 in the Journal of the American Academy of Dermatology, titled “US prevalence of hyperhidrosis and impact on individuals with axillary hyperhidrosis: Results from a national survey”, estimated that 2.8% of the general population has hyperhidrosis (in this paper defined as excessive or abnormal sweating) with

50.8% thereof having axillary hyperhidrosis. Another publication (Hornberger et al, published in the February 2004 issue of the Journal of the American Academy of Dermatology) provides a consensus guideline for the diagnosis of hyperhidrosis that would include anyone who is bothered by their sweat. This definition expands the potential market into the aesthetic space.
The global market for aesthetic procedures is significant and growing. In the United States alone, the American Society for Aesthetic Plastic Surgery (the “ASAPS”) estimates that consumers spent more than $13 billion on aesthetic procedures in 2015. Laser and light-based hair removal continues to be the largest volume among non-invasive and non-injectable procedures. As an emerging market, energy-based procedures for sweat and odor reduction are not currently tracked by ASAPS data.
We developed the miraDry treatment to provide patients with a safe, effective, non-invasive, and durable procedure to selectively ablate underarm sweat glands for both severely hyperhidrotic patients and those that are bothered by their underarm sweat. The miraDry treatment is clinically proven to significantly reduce sweat in a one or more 60-minute procedures, allowing most patients to achieve immediately noticeable and durable results without the pain, expense, downtime, or repeat visits associated with surgical and other minimally-invasive procedures. The sweat glands in the treated area are ablated through targeted heating of the tissue, and because the body does not regenerate sweat glands, we believe the results will be lasting, although some patients may need to repeat the miraDry procedure to achieve the lasting results. Due to these advantages, we believe that the miraDry treatment is appealing to a wide range of individuals seeking a lasting solution to underarm sweat.
In addition, the miraDry procedure is not technique-dependent, does not require significant training or skill for the treatment provider, and the user-interface guides the provider through each step of the procedure for each treatment. The user-friendly nature of the miraDry System allows our physician customers to easily delegate the treatment to physician assistants and nurse practitioners thereby freeing up their time for other physician-dependent procedures.
We selectively market the miraDry System to dermatologists, plastic surgeons, aesthetic specialists and those physicians specializing in the treatment of hyperhidrosis who express a willingness to position miraDry as a premium and differentiated treatment and participate in our global marketing and support programs. Aesthetic specialists are physicians who elect to offer aesthetic procedures as a significant part of their practices but are not board-certified dermatologists or plastic surgeons.
We intend to market the miraDry System to physician practice sites on a global basis. We utilize our direct sales organization to market and sell the miraDry System in our North American market, which includes the United States and Canada. In our markets located outside of North America, we market and sell the miraDry System through a network of distributors.
Physicians can market the miraDry treatment as a premium, highly-differentiated, non-surgical sweat reduction procedure. Based on our commercial data, we believe physicians can recoup their capital expenditures within 12 months on average, assuming modest use of the miraDry System. We have sold the miraDry System in over 40 international markets outside of North America, including placements in Asia, Europe, the Middle East and South America.
We generate revenues from sales of our miraDry System and from the sales of bioTips which are required for use for each miraDry procedure performed. We generated revenues of $17.2 million for the year ended December 31, 2015 and $4.3 million for the three months ended March 31, 2016. Capital system sales comprised 54% and consumable sales comprised 42% of our revenues for the year ended December 31, 2015 and 50% and 47%, respectively, of our revenues for the three months ended March 31, 2016. We had net losses of approximately $14.5 million and $3.3 million, respectively, for the same periods.
We are driving growth in miraDry procedures in North America through our physician marketing programs, which provide physicians with sales training, practice marketing, and support services. After we establish a significant installed base of miraDry Systems in specific markets, we plan to use targeted consumer marketing, advertising, and promotional activities in these markets to increase demand for the miraDry System.

Our business is dependent upon the success of the miraDry treatment, and we cannot guarantee that we will be successful in significantly expanding physician demand for the miraDry System and patient demand for the miraDry treatment. In addition, we will continue to incur significant expenses for the foreseeable future as we expand our commercialization and other business activities, and as a result, we cannot guarantee that we will be able to achieve or maintain our profitability.
Market Overview
The prevalence of hyperhidrosis in the United States is significant. A study published by Strutton et al. in the June 2004 issue of the Journal of the American Academy of Dermatology, or AAD, titled “US prevalence of hyperhidrosis and impact on individuals with axillary hyperhidrosis: Results from a national survey”, estimated that 2.8% of the general population has hyperhidrosis (in this study defined as excessive or abnormal sweating) with 50.8% thereof having axillary hyperhidrosis. Another publication by Hornberger et al was published in the February 2004 issue of the Journal of the American Academy of Dermatology provides a consensus guideline for the diagnosis of hyperhidrosis that would include anyone is bothered by their sweat. This definition expands the potential market for the miraDry treatment into the aesthetic space.
In addition to severely hyperhidrotic patients, we believe the market for the miraDry treatment includes individuals with less severe hyperhidrosis who are bothered by their sweat and are seeking an aesthetic solution, or sweat-bothered individuals. In a study we commissioned with Kalan and Associates to determine consumer interest in a sweat reduction treatment among the general public, 45% of the 500 respondents indicated they were very interested or extremely interested in a treatment that would eliminate their sweat and odor. Currently our miraDry System is FDA-cleared in the United States for the treatment of primary axillary hyperhidrosis.
In June 2015, the miraDry System received clearance from the FDA for the additional indication of axillary hair reduction of all colors. This allows our U.S. customers to promote a premium procedure that reduces underarm sweat and hair.
The global market for aesthetic procedures is significant and growing. The ASAPS estimates that U.S. consumers spent more than $13 billion on 12 million aesthetic procedures in 2015. According to the ASAPS, total aesthetic procedures in the United States have experienced a 12% compound annual growth rate between 1997 and 2015, with non-surgical aesthetic procedures experiencing a 16% compound annual growth rate during this same period.
According to the ASAPS, the top five non-surgical procedures in 2015 were Botox® injections, hyaluronic acid injections, laser hair removal, chemical peels and microdermabrasion. No one treatment procedure is offered by all physicians, and treatments vary in terms of the treatment goal and desired effect. As a result, the total aesthetic market as reported by the ASAPS and the International Society of Aesthetic Plastic Surgery (the “ISAPS”) does not represent the market potential for the miraDry treatment or any other single product or treatment, but illustrates that each year patients elect to have millions of aesthetic procedures.
We believe several factors are contributing to the ongoing growth in aesthetic procedures, including:

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Continuing focus on body image and appearance. Both women and men continue to be concerned with their body image and appearance, fueled in part by popular culture’s perpetuation of the clean and fresh image for women and men.

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Broader availability of safe non-invasive procedures. Technological developments have resulted in the introduction of a broader range of safe, non-invasive aesthetic procedures. According to the ASAPS, non-invasive treatments are growing faster than invasive surgical procedures.

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Increased physician focus on aesthetic procedures. Increased restrictions imposed by managed care and government agencies on reimbursement for medical treatments are motivating physicians to establish or expand their elective aesthetic practices, which generally consist of procedures paid for by patients directly. We expect this trend to continue as physicians look for ways to expand their practices and improve profitability.
Limitations of Existing Hyperhidrosis Procedures
Treatments for sweat reduction on the body span from over-the-counter topical antiperspirants to invasive surgeries. The following discussion outlines the benefits of these existing procedures, as well as our opinion of their inherent limitations as compared to the miraDry treatment. Many companies marketing these procedures have greater resources and brand recognition than we do. In addition, some of the procedures offered by our competitors have broad market acceptance with our target physician customers and their patients.
Antiperspirants. Most individuals have applied an antiperspirant to their underarms at some point and a significant majority of the population applies them every day. Stronger antiperspirants (clinical-strength) have been developed to reduce sweat more efficiently, and stronger prescription antiperspirants are considered first-line treatment for patients with severe hyperhidrosis. While antiperspirants are commonplace, they still present the following limitations:

•	Non-lasting results. Inherent to antiperspirants is the common notion that they must be applied fresh at least every day. Oftentimes, sweat-bothered individuals will reapply them several times a day.

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Minimal efficacy in hyperhidrosis patients. Although their use is common, antiperspirants are limited in their efficacy. Currently, the FDA requires only 20% reduction in sweat among half of the treated patients for a product to be labeled as an antiperspirant and 30% reduction to be labeled as a clinical-strength antiperspirant.

Invasive and Minimally-Invasive Procedures. Physicians currently perform a number of invasive surgical procedures for patients with hyperhidrosis, including Endoscopic Thoracic Sympathectomy, or ETS, as well as minimally invasive procedures such as the injection of neurotoxins into the affected area. Although such procedures are effective at reducing sweat to varying degrees, these invasive and minimally-invasive procedures present the following limitations:

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Surgical risks. Like all surgical procedures, invasive and minimally-invasive procedures carry risks of infection, local or widespread scarring, perforation, and hemorrhage. These procedures generally require a general or local anesthesia, which carries additional risks.

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Potentially undesired results. Invasive surgical procedures such as ETS aim to interrupt the transmission of nerve signals from the spinal column to sweat glands, thus preventing the sweat glands from being “turned on”. Due to the inherent nature of the surgery, this treatment carries a high risk of serious long-term side effects such as severe compensatory sweating.

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Physician skill and technique dependent. The aesthetic results achieved through invasive and minimally-invasive procedures are dependent upon physicians’ skill and training, which can vary from physician to physician. In addition, these procedures require a significant amount of direct physician time to perform.

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High cost. Invasive and minimally-invasive procedures are significantly more expensive for patients than non-invasive aesthetic procedures. In addition, there is an opportunity cost for physicians as these procedures require direct physician involvement.

Energy Based Procedures. Patients who are adverse to any type of invasive procedure often turn to energy-based procedures to avoid the pain, expense, downtime, and surgical risks associated with invasive procedures. Existing non-invasive procedures used for hyperhidrosis, other than miraDry, currently include those based on various forms of energy, including radiofrequency and laser. Although these procedures are generally safer and less expensive than invasive procedures, these procedures have the following limitations:

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Limited, inconsistent, and unpredictable results. We believe the existing non-invasive procedures have limited efficacy and produce inconsistent sweat reduction results. To our knowledge, the efficacy of the existing non-invasive procedures was shown only in single-center studies. In addition, these procedures are not capable of reaching the peak temperatures to fully ablate the targeted sweat glands, leading to non-sustainable results.

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Multiple steps required. The existing non-invasive procedures based on radio frequency or laser energy often require multiple procedures spread over several weeks before the patient obtains noticeable aesthetic results, requiring the patient to schedule and coordinate multiple, time-consuming office visits.

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Physician skill and technique dependent. The results achieved through energy-based procedures are dependent upon physicians’ skill and training, which can vary from physician to physician. In addition, these procedures require a significant amount of direct physician time to perform. Poor technique may lead to reduced efficacy and inconsistent results.

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Unpredictable results. Laser energy-based products utilize heat or mechanical energy to acutely injure sweat glands in the treatment area. The energy is applied manually through an incision in the skin to heat the underside of the skin; a hand-held device is pushed and pulled in and out of the incision to cover the treatment zone. The process can lead to a significant portion of sweat glands being missed making the results unpredictable. In addition, these procedures may cause pain in patients.

Our Solution
The miraDry procedure is a treatment of hyperhidrosis that is clinically proven to be safe and effective and provides most patients with immediate and measureable results. The miraDry System utilizes our proprietary microwave technology to selectively ablate sweat glands in the axilla. As of March 31, 2016, we estimate over 55,000 miraDry procedures have been performed.
We designed our miraDry System to address the concerns of individuals who are seeking long-term solutions to their excessive underarm sweating and the concerns of sweat-bothered individuals (with less severe hyperhidrosis) who want to eliminate the daily bother of applying antiperspirants to their underarms. We offer training to our physician customers to better enable them to identify those patients who will benefit from the miraDry procedure.
We believe the miraDry treatment provides the following benefits to our physician customers and their patients:

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Clinically proven, consistent, and durable results. Clinical studies involving more than 150 patients demonstrate that one or two miraDry procedures can noticeably and measurably reduce the amount of sweat from the axilla, or underarm. In our study involving 120 subjects, 89% of patients that received treatment experienced significant reduction in their sweat with no serious adverse events reported. In a second study involving 31 patients intended to measure the long-term efficacy, patients reported an average of 82% sweat reduction at 12 months and 100% of patients reported as being no longer bothered by their hyperhidrosis at 24 months. We believe that the results obtained from a miraDry treatment will be durable, as sweat glands that are completely ablated do not regenerate.

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Safety profile. The miraDry treatment is designed to concentrate heat at the interface between the skin and fat, where the sweat glands reside. The treatment parameters have been optimized to ablate the sweat glands and protect any nearby structures (e.g. the upper part of the skin). The most common reported side effects that occur regularly are localized swelling, redness and discomfort that typically last less than a week. Less common side effects are swelling in the arm or torso, darkening of skin in the treatment area, soreness in the shoulders and arms due to procedure positioning, numbness or tingling in the arm due to the anesthesia (lasting less than 24 hours), and a tight band under the arm. Rare side effects (less than 1% of all procedures) that have been reported are altered sweating elsewhere on the body, small blisters or rashes in the treatment area, temporary altered sensation or tingling in the forearm or fingers, weakness in the arm or fingers, pain in the arm or fingers, infections, abscesses, ulcerations or burns.

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Minimal discomfort. Our physicians and their nurse practitioners are trained to use a high-volume anesthesia protocol in the axilla. This provides complete numbness of the treated area while protecting any underlying structures for maximum treatment safety.

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Results not technique-dependent. The miraDry procedure was designed so that users are systematically guided step-by-step regarding the placement of the handpiece for optimal treatment results. Every patient first receives a temporary tattoo-like grid on the axilla. The grid is replicated on the treatment screen and directs the practitioner in the accurate and precise placement of energy designed for optimal results. During the treatment, which takes approximately an hour, the practitioner simply needs to follow the guide to place the handpiece and no other adjustments are needed during the treatment.

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Differentiated, high-value product for physician practices. The miraDry System offers a unique and highly profitable procedure for physician practices. We believe our pricing model enables physicians to recoup their investment within one year. In addition, the combination of the miraDry System’s unique treatment method offers physicians a significant opportunity for high profit margin as well as high patient volume.

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Ability to expand the aesthetic market. We believe there is a significant opportunity for physician practices to increase patient volume by offering the miraDry treatment to not only severely hyperhidrotic patients but also to sweat-bothered aesthetic patients. The 2008 Harris Interactive Study conducted by the International Hyperhidrosis Society determined that people who participated in such study found underarm sweat as being more embarrassing than being overweight, having acne, or a cold sore or dandruff. In an additional study we commissioned with Kalan and Associates, among 925 general consumers, 63% indicated that they think about sweating at least sometimes and 27% indicated that they felt their sweating was noticeable or extremely noticeable.

Our Strategy
Our goal is to become a leading medical technology company focused on developing and commercializing products utilizing our proprietary microwave technology platform. To achieve this goal, we intend to establish the miraDry procedure as a premium, highly-differentiated treatment through targeted placement.
We selectively market and sell our miraDry System to dermatologists, plastic surgeons, aesthetic specialists and other physician customers specializing in the treatment of hyperhidrosis, or excessive sweating. Our sales force and distributors target those physicians who express a willingness to market the miraDry procedure as a premium and unique treatment and participate in our marketing and support programs.

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Increase consumer awareness and demand for the miraDry treatment. We intend to employ a targeted and strategic consumer marketing program leveraging digital media to generate awareness of the miraDry treatment among both severely hyperhidrotic patients and sweat-bothered consumers. We also intend to continue our active media presence and our social media programming, such as Facebook, Twitter, YouTube, and targeted blogs through pay-per-click advertising, testimonials, and video presentations.

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Increase utilization of the miraDry treatment through our targeted physician marketing and support programs. We are driving demand for the miraDry treatment through our targeted marketing and physician support programs. In the United States, our Practice Development Managers provide physicians with patient training and sales, practice marketing, and support services to help our physician customers make the miraDry treatment a key component of their practices. We also offer marketing development funds designed to encourage our physician customers to promote the miraDry treatment to patients. We will also continue to participate in industry tradeshows, clinical workshops, and company-sponsored conferences with expert panelists.

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Increase our international presence. There is strong global demand for a durable non-surgical treatment for hyperhidrosis outside of North America, especially in China, Asia Pacific, and Europe. We intend to increase our market penetration outside of North America and build global brand recognition. We are currently selling our products in over 40 countries. Physicians in these markets commonly perform the miraDry treatment for the lasting elimination of axillary sweat as well as odor. We intend to seek regulatory approval to market the miraDry treatment in additional international markets and we intend to grow our international sales and marketing organization.

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Expand our FDA-cleared indications for the miraDry treatment. We currently have FDA clearance in the United States to market the miraDry treatment for the reduction of axillary hyperhidrosis and the miraSmooth treatment for the permanent reduction of axillary hair of all colors. We intend to seek additional regulatory clearances from the FDA to expand our U.S. marketable indications for the miraDry treatment to include underarm odor reduction as well as seek approval for treatment of excessive sweating on other areas of the body.

•	Leverage our technology platform. We are exploring additional uses of our proprietary microwave technology platform for the dermatology, plastic surgery, aesthetic and hyperhidrosis markets.
Technology Platform
Our miraWave technology platform utilizes microwave energy to create heat within the skin or subcutaneous locations to create a therapeutic effect. Microwave energy has been used in various medical specialties for heating tissue for decades. In the dermatologic field, it is important that heating is confined to a very precise location, which the miraWave technology platform is designed to do. Due to its proprietary handpiece designs and using appropriate energy parameters, the miraDry System can heat dermatologic tissue in a precise and controlled manner.
miraDry Technology
Our miraDry System utilizes microwave energy to deliver heat to the location of the skin where most underarm sweat glands reside – at or just below the skin-fat interface. We designed a proprietary handpiece that automatically focuses the energy at the skin-fat interface, regardless of skin thickness. When the physician or nurse practitioner places the handpiece to a specific area of the underarm as instructed by the graphic user interface, the energy is delivered automatically to the target tissue. The heat generated in the tissue exceeds the threshold for cellular necrosis, thereby ablating the sweat glands where the energy is focused. Surface cooling prevents the heat from damaging the superficial tissue above the skin-fat interface. In the underarm, many of the hair follicles are in the same relative location as the sweat glands. Therefore, the heating will also cause destruction and elimination of the hair follicles in those areas.
Our miraDry treatment has been clinically demonstrated to significantly reduce sweat and hair from the underarm without causing significant injury to critical surrounding structures. The surface cooling protects the epidermis and the majority of the dermis from damaging heat. The deeper underlying structures are protected by two mechanisms. First, our anesthesia protocol calls for creating a distance barrier between the underlying structures and the surface of the skin where the handpiece is positioned. A significant volume of anesthesia fluid is administered between the skin (and target tissue) and the underlying structures, which causes a separation of the target tissue from the underlying structure. As the handpiece is positioned just outside the skin, the underlying structures are further away from the handpiece, keeping them safe from damaging heat. Second, we employ a vacuum suction system in the handpiece where the skin is pulled up into a vacuum chamber within the handpiece. Typically, the underlying structures either remain stationary or move slightly with the vacuum action, thereby creating further distance between the handpiece and the underlying structures.
The miraDry System and bioTips

We generate revenues from sales of our miraDry System and single-use bioTips. Our proprietary consumable, the bioTip, is designed such that each bioTip is encoded to be used only with our proprietary system and expires within a set time and cannot be reused. We generate a recurring revenue stream from bioTips that are required for each patient treatment.
The miraDry System
The miraDry System consists of the miraDry console and the miraDry handpiece. The miraDry console contains a simple user interface with touchscreen software, power management and control functions, and chiller unit that is responsible for the hydro-ceramic constant cooling. Our miraDry System also contains software that tracks and collects data on each procedure performed and any error messages that may be generated during the procedure. We collect and analyze this information to help physicians better understand their usage patterns and improve their marketing plans, utilization, and profitability.

•    The color touch screen on the miraDry console provides operators with clear step-by-step visual instructions that guide the user through a miraDry procedure, providing continuous status updates and easy to follow notifications or corrective actions in the rare event of a procedure interruption.
•    The miraDry handpiece is used to apply the microwave energy while maintaining constant contact cooling of the skin during treatment. The handpiece also displays the heating and cooling cycles during each pulse. The handpiece is detachable to enable future product upgrades.
•    The unit is mobile, allowing a physician to easily transfer the miraDry System between treatment rooms.
•    Vents are built into the miraDry System control unit to provide airflow and reduce heat build-up. Our miraDry System can be used in a standard physician treatment room without any special ventilation requirements or room modifications.

Single-use bioTips
Our miraDry bioTips facilitate the proper suctioning of the skin to maintain constant contact of the skin with the handpiece during the treatment. Also, the bioTips facilitate the pay-per-procedure feature of our miraDry System. Our bioTips are typically shipped with branded gel packs for patients to apply after treatment.

A bioTip is required to use the miraDry System. Each bioTip is preprogrammed with enabling software that permits the miraDry System to perform a single patient treatment for a fixed duration of time. Each bioTip is programmed with an encrypted security certificate that prevents the performance of a miraDry procedure unless the bioTip is recognized and authenticated by the specific miraDry System. The security certificate is designed to ensure that physicians pay for each patient treated and prevent the use of counterfeit bioTips.

The miraDry Experience
Patient Consultation
The first step of the miraDry process is a patient consultation. We train our physician customers to properly explain to their patients the results they should expect from a miraDry procedure.
We also instruct our physician customers to advise their patients regarding the process of sweat gland ablation using microwave energy so they understand that the results should be immediately noticeable with the caveat that because the degree of sweat reduction achieved varies among different individuals, they may require additional treatments.
The miraDry Procedure
The miraDry treatment is a non-invasive procedure, which takes approximately an hour that is clinically proven to be safe and effective and provides patients with immediate and durable results. The underarm is first sized using a sizing template. The appropriately sized temporary treatment grid is then selected and applied to the underarm to guide treatment. The patient’s underarm is then anesthetized for maximum comfort. After anesthesia has taken effect, the miraDry handpiece is applied step-by-step using the grid markings as guides to treat the entire axilla. During each application of microwave energy, the skin is first cooled, energy is applied, and then more cooling is applied to the skin’s surface providing constant temperature control of the tissue for the patient’s safety and comfort. Following treatment, the patient is given post-treatment instructions.
Patient Experience
Our surveys indicate that most patients find the miraDry procedure easy to tolerate. Due to the underarm being fully anesthetized prior to treatment, patients typically only report feeling a tugging sensation from the suction created when the handpiece is placed on the treatment area but otherwise report no sensation.
After completion of a miraDry procedure, we recommend patients to avoid heavy exercise or strenuous activities involving their arms, but are otherwise free to resume their normal daily activities. miraDry patients generally do not experience any significant adverse side-effects.
The most common side effects that occur regularly are localized swelling, redness and discomfort that typically lasts less than a week. Less common side effects are swelling in the arm or torso, darkening of skin in the treatment area, soreness in the shoulders and arms due to procedure positioning, numbness or tingling in the arm due to the anesthesia (lasting less than 24 hours), and a tight band under the arm. Rare side effects (less than 1% of all procedures) that have been reported are altered sweating elsewhere on the body, small blisters or rashes in the treatment area, temporary altered sensation or tingling in the forearm or fingers, weakness in the arm or fingers, pain in the arm or fingers, and infections, abscesses, ulcerations or burns. These events resolve over time but sometimes need intervention (for example, antibiotics).
Sales and Marketing
In North America, we utilize our direct sales force to sell the miraDry System to our target physicians. We anticipate continued expansion of our sales team throughout North America as the demand for the miraDry System continues to expand.
We market and sell our miraDry System to dermatologists and plastic surgeons with aesthetically focused and hyperhidrotic focused practices.
Our market research shows that the market opportunity for the miraDry treatment extends well beyond severely hyperhidrotic patients to sweat-bothered consumers. According to such market research, 63% of the participants think about sweating at least sometimes and 27% believe their sweating is noticeable. 53% of the survey participants responded that they would be interested in a treatment that would eliminate their underarm sweat and odor. It is the lifestyle or aesthetic market that provides the greatest opportunity for the miraDry treatment. Considering that nine out of 10 people use deodorants or antiperspirants, the option to permanently reduce underarm sweat with the miraDry treatment presents us with substantial market opportunities.
In our international markets, we sell the miraDry System through a network of distributors. Our distributor in Japan accounted for more than 10% of sales for the year ended December 31, 2015, and for the three months ended March 31, 2016, our distributors in Japan and China accounted for more than 10% of sales. We have a team of employees focused on business development and supporting our network of distributors. We intend to increase our penetration into the international markets in which we currently distribute, as well as expand into new markets through the identification and training of qualified distributors specializing in medical device distribution. We require our international distributors to provide ongoing training and support of their physician customers and invest in the marketing support of practices to expand the market and demand for the miraDry System for physicians and patients. We also require our distributors to invest in industry trade shows and maintain working relationships with key physicians to expand their markets.
We enter into distribution agreements with our distributors outside of North America. Our distribution agreements generally provide the exclusive right to distribute our products within a designated territory.
Physician Marketing and Support Programs
We intend to increase demand for the miraDry treatment through our targeted marketing and practice support programs. In North America, we provide physicians and their staff product training and sales, marketing, and support services to help them make the miraDry treatment a key component of their practices. In other markets, we have our business development team work to train our distributors and their staff who in turn are responsible for training their customers.
In 2015, we hired and trained a group of Practice Development Managers, or PDMs, who are focused on implementing our marketing programs in the U.S. and Canada. Our PDMs provide all initial trainings for our miraDry System to our physician customers and their staff following the delivery of the system to the practice. Following this initial training, our PDMs, at no additional cost to the physician, educate our physician customers on current best practices and provide physicians and their staff with sales and marketing training and support to help them increase patient demand for the miraDry treatment. Also, our PDMs offer additional certification training which requires each practice to treat a minimum of six patients, independent of the PDM, and then pass a certification examination involving two additional patient treatments as observed by the PDM. Once certified, physicians receive distinction on our website and preference in our online geographic physician locator service.
Also in North America, we provide all new customers with the option to participate in marketing development funds programs to increase patient awareness and demand in their practice. With the guidance of the PDMs, we provide continuous online access, through our Miramar Information Center, to a variety of turn-key advertising and promotional tools for our physicians to promote the miraDry treatment to consumers. In 2015, we launched the Rewards Program which provides increased marketing development funds to our customers based on their bioTip purchase volume. Physician customers can reach Silver, Gold or Platinum levels and will receive preferential display on our online physician locator and also have their status displayed. We also launched a voluntary Platinum Plus program for our high-volume physicians who are eligible to receive discounts on bioTips in exchange for a contractual annual minimum purchase of bioTips.
We also participate in industry tradeshows, clinical workshops, and conferences with expert panelists.
Direct-to-Consumer Marketing
As we grow our installed base of miraDry Systems, we intend to utilize a targeted and strategic direct-to-consumer marketing program globally to create awareness of the miraDry treatment among consumers. We believe the ability of the miraDry System to provide a durable alternative to antiperspirants presents an attractive opportunity to drive substantial customer volume. We have an active public relations campaign and have been highlighted on national broadcasts as well as numerous local news programs. We also intend to continue our active media presence and our social media programming, such as Facebook, Twitter, YouTube, and through search engine marketing, testimonials, and video presentations.
Customer Support
We provide our physician customers and authorized distributors with customer support.
In the event of a technical issue with a miraDry System in North America, one of our Customer Care personnel will call the physician and determine whether the technical issue may be resolved over the telephone or whether the issue requires an intervention. If the issue cannot be resolved by telephone, our Customer Care personnel will request our third-party logistics provider to visit the physician and provide on-site technical support.
If the service provider determines that a replacement system is required, our logistics provider will deliver the replacement miraDry System or module into the physician’s office, set it up and ensure that the miraDry System is working properly. Upon completion, our logistics provider will call our Customer Care personnel to confirm the successful delivery and setup, and then will ship the defective miraDry System or module to our headquarters for repair. We allow our physician customer to keep the newly delivered miraDry System or the applicable module. In markets outside of North America, our miraDry System is serviced and supported through our independent distributors and certified third-party service providers. We require our distributors to maintain adequate inventory of miraDry Systems and components to facilitate quick response time to service events and to maximize customer “up time.”
We provide a standard warranty that ranges from 15 to 24 months on our miraDry Systems. In addition to these product warranties, we offer extended service agreements to our customers which provide protection of their system and handpiece against breakage. We do not obtain a material portion of our revenue from our service contracts.
Competition
The medical technology and aesthetic product markets are highly competitive and dynamic, and are characterized by rapid and substantial technological development and product innovations. Demand for the miraDry treatment could be limited by the products and technologies offered now or in the future by our competitors. We designed the miraDry treatment to address the concerns of individuals who seek a durable solution to their axillary sweat.

Therefore, we compete both directly and indirectly with those companies marketing botulinum toxin and other medical device companies. To a lesser extent, we indirectly compete with antiperspirants. We expect aesthetic medical device companies to pursue technological advances in the treatment of sweat and hair removal that will continue to alter the competitive environment.
In the United States, our major competitor in the treatment of sweat is Allergan which manufactures Botox; Botox is approved for the treatment of severe primary axillary hyperhidrosis. Cynosure also has recently received FDA clearance to market PrecisionTX for the treatment of primary axillary hyperhidrosis. These competitors have more resources than us and may prevent our miraDry System from gaining widespread market acceptance.
Due to less stringent regulatory requirements, there are many more aesthetic products and procedures available for use in international markets than are approved or cleared for use in the United States. There are also fewer limitations on the claims our competitors in international markets can make about the effectiveness of their products and the manner in which they can market them. As a result, we face more competition in these markets than in the United States. For example, a radiofrequency-based device called SweatX is sold by Alma Lasers Ltd.
Due to the limited capital expenditure budgets of our physician customers, we also generally compete against aesthetic device companies, including those offering products and technologies unrelated to sweat reduction. Some of our competitors have a broad range of product offerings, large direct sales forces, and long-term customer relationships, which could inhibit our market penetration efforts. Our potential customers also may need to recoup the cost of expensive products that they have already purchased from our competitors, and thus they may decide to delay or not to purchase our miraDry System.
Manufacturing
We occupy an approximately 29,000 square foot facility located in Santa Clara, California. About 4,200 square feet of this space is dedicated to manufacturing and service activities. We manufacture, distribute, and service miraDry Systems and accessories from this facility.
All final assembly, calibration and testing of our miraDry Systems are performed at our Santa Clara facility. The consumable bioTip is manufactured by a contract manufacturer, Healthcare Technology International Limited (HTI), at their facility in Dongguan, China. Consumables are tested and packaged at our Santa Clara facility, then sent to Dravon Medical Inc., or Dravon, for ethylene oxide sterilization. We are in the process of validating a second sterilization provider.
A critical component of our miraDry System is the custom microwave power amplifier contained in the miraDry console. The amplifier is manufactured by a single source manufacturer, Broadband Wireless, LLC, in Reno, Nevada (a subsidiary of United States Technologies, Inc.), or Broadband. We fully own the design and manufacturing process for this amplifier.
Manufacturing facilities that produce finished medical devices intended for distribution in the United States and internationally are subject to regulation and periodic unannounced inspection by the FDA and other domestic and international regulatory agencies. In the United States, we are required to manufacture our products in compliance with the FDA’s Quality System Regulation, or QSR, which cover the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage, and shipping of our products. The FDA most recently inspected our facility in August 2015 and at the conclusion of such routine audit, a Form 483 was issued with four observations. The FDA acknowledged receipt of periodic status reports documenting the completion of corrections and corrective actions taken by the Company to address each of the four observations. The FDA will verify acceptability of the actions taken during its next routine audit of the Company. No further actions are required at this time. In international markets, we are required to obtain and maintain various quality assurance and quality management certifications. We have obtained the following international certifications: ISO 13485:2003 Quality Management Systems Requirements for regulatory purposes and ISO 13485:2003 under CMDCAS (Canada). Our notified body, NSAI, most recently audited our facility in June 2015.

HTL, our disposables manufacturer, and Dravon, our sterilization service provider comply with the FDA’s QSR and are registered in good standing with the FDA. Additionally, we have procedures in place designed to ensure that all other purchased products and materials conform to specified requirements, including evaluation of suppliers, and where required, qualification of the components supplied.
Material Agreements
The Foundry Assignment and License Agreement
In December 2008, The Foundry, LLC (f/k/a The Foundry, Inc.), or The Foundry, assigned us certain patents and technology relating to the field of energy-based health treatments. The Foundry also granted us a license under certain technology to develop and commercialize products within such field. In consideration for such assignment and license, we granted The Foundry a non-exclusive license under certain patent applications to develop and commercialize products outside such field, subject to a right of first negotiation and option, and an exclusive license within the field of ultrasonic energy-based health treatments. We further agreed to pay The Foundry a compensation payment up to $30.0 million, payable quarterly at a royalty rate of three percent (3%) of net sales of products. The agreement will be effective until the compensation payment has been fully paid or the expiration of the last-to-expire assigned patent, whichever is later.
The foregoing description of the assignment and license agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the assignment and license agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.
Broadband Wireless Supply Agreement
We have a supply agreement in place with Broadband, pursuant to which Broadband supplies microwave power amplifiers in quantities as specified in individual purchase orders provided by us. Under the terms of this agreement, pricing for the amplifiers is based on the total quantities ordered as well as the number of amplifiers to be delivered. Pricing is subject to increase upon mutual consent by both parties. Broadband warrants that the amplifiers will conform to our design specifications for a minimum of 24 months after delivery. The agreement terminates on November 13, 2019 and can be terminated by us before then for any reason with a nine-month advance written notice or by either party for cause.
The foregoing description of the supply agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the supply agreement, which is attached hereto as Exhibit 10.23 and is incorporated herein by reference.
HTI Contract Manufacturing Service Agreement
We have a service agreement in place with HTI pursuant to which HTI supplies miraDry bioTips in quantities as specified in individual purchase orders provided by us. Any tooling or equipment developed by HTI for the manufacture and test of our products will be owned solely by us. Initial pricing set forth in this agreement is subject to review by both parties every six months. HTI warrants bioTips will meet all of our specifications for 13 months from the date of manufacture. Our remedies for defective products under this agreement are replacement of such products. This agreement automatically renews on an annual basis unless terminated by either party for any reason with a six-month advanced written notice or for cause.
The foregoing description of the service agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the service agreement, which is attached hereto as Exhibit 10.24 and is incorporated herein by reference.

Santa Clara Lease
On December 16, 2013 we entered into a lease with DWF III Walsh Bowers, LLC, which was subsequently assigned to SFI Central Corridor, LLC, for premises located at 2790 Walsh Avenue Santa Clara, California. The lease commenced on March 22, 2014 and is for a term of 62 calendar months. During the first 12 months we received three months of free rent and the Base Monthly Rent was $42,421 for the remaining nine months. The rent increases each subsequent 12 month period according to the following schedule: $43,694 for months 13-24, then $45,005 for months 25-36, $46,355 for months 37-48, $47,745 for months 49-60, and finally $49,178 for months 61-62. We are also responsible for a share of certain operating expenses associates with maintenance of the premises. In addition, we are required to float an irrevocable letter of credit in the amount of $295,067 in favor of the landlord. Permitted uses of the premises under the lease include general office uses, research and development, medical device light manufacturing, and a small outpatient clinic. Certain transactions, including any merger, consolidation, or reorganization and certain financing transactions, may require the consent of the landlord.
The foregoing description of the lease does not purport to be complete and is qualified in its entirety by the terms and conditions of the lease, which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.
Intellectual Property
We rely on a combination of patent, copyright, trademark, and trade-secret laws, as well as confidentiality provisions in our contracts to establish and protect our proprietary technologies and products. The protection for miraDry Systems, components, new technologies, processes, and know-how is important to our business. We have implemented a patent strategy designed to protect our technology and facilitate commercialization of our current and future products. We continue to review new technological developments in our system and in the field as a whole in order to make decisions about the most appropriate filings for us.
As of April 30, 2016, our patent portfolio comprises 19 issued U.S. patents, 39 issued foreign counterpart patents, 11 pending U.S. patent applications, 43 pending foreign counterpart patent applications, and one pending Patent Cooperation Treaty (PCT), patent application, each of which we own directly.
Our portfolio includes patents and patent applications directed to system-wide aspects of the miraDry System and related products, and to key aspects of the miraDry System subsystems, components, and methods of use. The patents for our core technology are directed to systems and methods for the treatment of sweat glands with microwave energy to reduce or eliminate excessive sweating.
We also protect our brand through trademark rights. As of April 30, 2016, we owned worldwide 86 registered trademarks, and 5 pending trademark applications. Miramar Labs®, miraDry®, miraDry and Design®, Drop Design® and miraWave® are registered trademarks that we own in the United States and certain foreign countries. miraSmooth™ and miraFresh™ are trademarks for which we own applications for registration in the United States. We also own the ML Stylized mark in the United States, European Union and Korea, as well an International Registration through World Intellectual Property Organization. Application for registration of Miramar Labs™ is also pending in India. In order to supplement protection of our brand, we have also registered several key internet domain names.
In addition to our patents and trademarks discussed above, we also rely upon trade secrets, know-how, trademarks, copyright protection, and continuing technological opportunities to develop and maintain our competitive position. We have periodically monitored and continue to monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees, consultants, and third party collaborators to execute confidentiality and invention assignment agreements upon commencing employment or consulting relationships with us.

Research and Development
Our ongoing research and development activities are focused on products and procedure enhancements and development of products for new indications. Product and procedure enhancements include changes to improve efficacy of the therapy, the patient experience, and the physician/operator experience. As for products for new indications, we will leverage our miraWave microwave energy platform to develop products to serve additional needs in dermatology and plastic surgery. The goal is to be able to treat multiple indications with the existing miraDry console using different handpieces and custom software. Our research and development group is comprised of engineers, microwave scientists and technicians. Our research and development expenses amounted to approximately $4.97 million and $5.29 million in 2015 and 2014, respectively.
Government Regulation
The design, development, manufacture, testing and sale of our products are subject to regulations by numerous governmental authorities, principally the FDA, and corresponding state and foreign regulatory agencies.
Regulations by the FDA
In the United States, the Federal Food, Drug, and Cosmetic Act, or FD&C Act, the FDA regulations and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. The FDA regulates the design, manufacturing, servicing, sale, and distribution of medical devices, including aesthetic devices. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution. The FDA can also refuse to approve pending applications.
Each medical device we wish to distribute commercially in the United States will require marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization applicable to a device are premarket notification, also called 510(k) clearance, and premarket approval, also called PMA approval. The type of marketing authorization is generally linked to the classification of the device. The FDA classifies medical devices into one of three classes (Class I, II, or III) based on the degree of risk the FDA determines to be associated with a device and the level of regulatory control deemed necessary to ensure the device’s safety and effectiveness. Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are deemed to pose the least amount of risk and are subject only to general controls applicable to all devices, such as requirements for device labeling, premarket notification, and adherence to the FDA’s current Good Manufacturing Practices, or cGMP, and its Quality System Regulation, or QSR. Class II devices are intermediate risk devices that are subject to general controls and may also be subject to special controls such as performance standards, product-specific guidance documents, special labeling requirements, patient registries, and post market surveillance. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls and include life-sustaining, life-supporting or implantable devices, devices of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury.
Most Class I devices and some Class II devices are exempt from the 510(k) clearance requirement and can be marketed without prior authorization from the FDA. Some Class I devices that have not been so exempted and most Class II devices are eligible for marketing by obtaining 510(k) clearance. By contrast, devices placed in Class III generally require PMA approval or 510(k) de novo clearance prior to commercial marketing. The PMA approval process is more stringent, time-consuming, and expensive than the 510(k) clearance process; however, the 510(k) clearance process has also become increasingly more stringent and expensive.
The miraDry System is currently regulated as a Class II (special controls) device that requires 510(k) clearance.

510(k) clearance. To obtain 510(k) clearance for a medical device, an applicant must submit a user fee and then a premarket notification to the FDA demonstrating that the device is “substantially equivalent” to a device legally marketed in the United States that is not subject to PMA approval, commonly known as the “predicate device.” A device is substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (i) the same technological characteristics or (ii) different technological characteristics and the information submitted demonstrates that the device is as safe and effective as a legally marketed device and does not raise different questions of safety or effectiveness. A showing of substantial equivalence sometimes, but not always, requires clinical data. Generally, the 510(k) clearance process takes more than 90 days and may extend to a year or more.
After a device has received 510(k) clearance for a specific intended use, any change or modification that significantly affects its safety or effectiveness, such as a significant change in the design, materials, method of manufacture or intended use, may require a new 510(k) clearance or PMA approval and payment of an FDA user fee. The determination as to whether or not a modification could significantly affect the device’s safety or effectiveness is initially left to the manufacturer using available FDA guidance; however, the FDA may review this determination to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and recall the modified device until 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties.
In general before a manufacturer submits a medical device for 510(k) clearance, it must perform a series of generally short studies over several months, including method comparison, reproducibility, electromagnetic interference and stability studies to ensure that users can use the device successfully. Some of these studies may take place in clinical environments, but are not usually considered clinical trials. For PMA submissions, we are generally required to conduct a longer clinical trial over several years that supports the clinical utility of the device and how the device will be used.
We received initial 510(k) marketing clearance from the FDA for the treatment of axillary sweat reduction in January 2011, clearance for product improvements in October 2013, and for permanent reduction of axillary hair of all colors in June 2015. Since then, we have not made any modifications to the miraDry System or accessories that requires new 510(k) clearance.
PMA approval. A PMA application requires the payment of significant user fees and must be supported by valid scientific evidence, which typically requires extensive data, including technical, preclinical, clinical, and manufacturing data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. A PMA application must also include, among other things, a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and proposed labeling.
The miraDry System is not currently approved under a PMA approval, and we have no plans for any indication or system improvements or extensions that we believe would require a PMA.
Regulation after FDA Clearance or Approval
Any devices we manufacture or distribute pursuant to clearance or approval by the FDA are subject to pervasive and continuing regulation by the FDA and certain state agencies. We are required to adhere to applicable regulations setting forth detailed cGMP requirements, as set forth in the QSR, which include, among other things, testing, control and documentation requirements. Non-compliance with these standards can result in, among other things, fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspension of production, refusal of the government to grant 510(k) clearance or PMA approval of devices, withdrawal of marketing approvals and criminal prosecutions. We have designed and implemented our manufacturing facilities under the FDA’s QSR requirements.
Because we are a manufacturer of medical devices, we must also comply with medical device reporting requirements by reviewing and reporting to the FDA whenever there is evidence that reasonably suggests that one of our products may have caused or contributed to a death or serious injury. We must also report any incident in which our product has malfunctioned if that malfunction would likely cause or contribute to death or serious injury if it were to recur. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Medical devices approved or cleared by the FDA may be promoted only for uses set forth in FDA-approved labeling and may not be promoted for unapproved or uncleared uses, otherwise known as “off-label” promotion. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.
Food and Drug Administration Amendments Act of 2007
The Food and Drug Administration Amendments Act, or FDAAA, expanded the federal government’s clinical trial registry and results databank maintained by the National Institutes of Health, the NIH, to include all (with limited exceptions) medical device trials. In particular, it requires certain information about device trials, including a description of the trial, participation criteria, location of trial sites, and contact information, to be sent to the NIH for inclusion in a publicly accessible database. In addition, the results of clinical trials that form the primary basis for efficacy claims or are conducted after a device is approved or cleared must be posted to the results databank. Under the FDAAA, companies that violate these and other provisions of the law are subject to substantial civil monetary penalties. We are in compliance with FDAAA’s clinical registry requirements.
Foreign Government Regulation
The regulatory review process for medical devices varies from country to country, and many countries also impose product standards, packaging requirements, environmental requirements, labeling requirements and import restrictions on devices. Each country has its own tariff regulations, duties, and tax requirements. Failure to comply with applicable foreign regulatory requirements may subject a company to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, criminal prosecution, or other consequences.
Fraud and Abuse Regulations
We may be subject to numerous health care anti-fraud laws that are intended to reduce waste, fraud, and abuse in the health care industry. These laws are broad and subject to evolving interpretations. They prohibit many arrangements and practices that are lawful in industries other than health care, including certain payments for consulting and other personal services, some discounting arrangements, the provision of gifts and business courtesies, the furnishing of free supplies and services, and waivers of payments. Many states have enacted or are considering laws that limit arrangements between medical device manufacturers and physicians and other health care providers and require significant public disclosure concerning permitted arrangements. These laws are vigorously enforced against medical device manufacturers and have resulted in manufacturers paying significant fines and penalties and being subject to stringent corrective action plans and reporting obligations. We must operate our business within the requirements of these laws and, if we were accused of violating them, could be forced to expend significant resources on investigation, remediation, and monetary penalties. Companies targeted in such prosecutions have paid substantial fines, have been forced to implement extensive corrective action plans, can be excluded from health care programs and become subject to substantial civil and criminal penalties, and have often become subject to consent decrees severely restricting the manner in which they conduct their business.
Because we have commercial operations overseas, we are subject to the Foreign Corrupt Practices Act, or the FCPA, and other countries’ anti-corruption/anti-bribery regimes, such as the U.K. Bribery Act. The FCPA prohibits improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Safeguards we implement to discourage improper payments or offers of payments by our employees, consultants, sales agents or distributors may be ineffective, and violations of the FCPA and similar laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, any of which would likely harm our reputation, business, financial condition and result of operations.

Patient Protection and Affordable Care Act
Our operations will also be impacted by the federal Patient Protection and Affordable Care Act of 2010, as modified by the Health Care and Education Reconciliation Act of 2010, which we refer to as the Affordable Care Act, or the ACA. The ACA imposed a 2.3% excise tax on sales of medical devices by manufacturers applicable to sales in the United States only. Taxable devices include any medical device defined in Section 201(h) of the FDCA and intended for use by humans, with limited exclusions for devices purchased by the general public at retail for individual use. There was no exemption for small companies. In December 2015, Congress voted to suspend this excise tax for 2 years through December 2017.
Environmental Regulation
We are subject to numerous foreign, federal, state, and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions, product stewardship and end-of-life handling or disposition of products, and environmental protection, including those governing the generation, storage, handling, use, transportation and disposal of hazardous or potentially hazardous materials. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. Although the costs to comply with applicable laws and regulations, including requirements in the European Union relating to the restriction of use of hazardous substances in products, have not been material, we cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.
Employees
As of April 30, 2016, we had 76 full-time employees. Within our workforce as of such date, 29 employees were engaged in global marketing, sales and business development, 16 employees were engaged in research and development, 21 employees were engaged in manufacturing, and 10 employees were engaged in general management and administration. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.
Facilities
Our corporate headquarters are located in Santa Clara, California, where we lease and occupy approximately 29,000 square feet of office, manufacturing and research and development space. The current term of our Santa Clara lease expires on May 31, 2019, with no option to extend the term of the lease. We also maintain a small office in Hong Kong. In connection with our Santa Clara, California lease, we entered into a standby letter of credit with Silicon Valley Bank for $0.3 million, which was still outstanding as of December 31, 2015. We believe that our existing facilities are adequate for our current needs.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in this Report, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be negatively affected. In that case, the market price of our common stock could decline, and investors could lose all or part of their investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.
Risks Related to Our Business and Strategy
We have limited operating experience and a history of net losses, and we may never achieve or maintain profitability.
We have a limited operating history and have focused primarily on research and development, clinical trials, product engineering, building our manufacturing capabilities, and seeking regulatory clearances and approvals to market our first product, the miraDry System. We have incurred significant net losses since our inception, including net losses of approximately $14.5 million in 2015, $15.3 million in 2014, $13.9 million in 2013, and $3.3 million for the three months ended March 31, 2016. At March 31, 2016, we had an accumulated deficit of approximately $96.8 million. As disclosed in the audit report for the year ended December 31, 2015, these factors raise substantial doubt about the Company’s ability to continue as a going concern. We will continue to incur significant expenses for the foreseeable future as we expand our sales and marketing, research and development, and clinical and regulatory activities. We may never generate sufficient revenues to achieve or sustain profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Further, because of our limited operating history and because the market for products that treat sweat-bothered individuals is rapidly evolving, we have limited insight into the trends or competitive products that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Before investing, investors should consider an investment in our Common Stock in light of the risks, uncertainties, and difficulties frequently encountered by early-stage medical technology companies in rapidly evolving markets such as ours. We may not be able to successfully address any or all of these risks, and the failure to adequately do so could cause our business, results of operations, and financial condition to suffer.
We may not be able to generate sufficient revenue to achieve and maintain profitability.
Our revenue grew 7% in 2015 as compared to 2014. We generated revenue of $17.2 million in 2015 as compared to $16.1 million in 2014. Our revenues were $4.3 million and $3.0 million for the three months ended, March 31, 2016 and 2015, respectively. This represented a 45% increase in revenue year over year for the first quarter. We expect to generate substantially all of our revenue in the future from sales of our miraDry System and related consumable bioTip product. We may be unable to generate sufficient revenue in the United States or in other countries to generate sufficient cash for operation or to cause the price of our stock to increase. Our revenue growth is subject to various risks such as:

•	difficulties in expanding our marketing efforts to develop new relationships and expand existing relationships with customers;

•	difficulties in managing our current international operations;

•	difficulties in receiving clearance or approval for our miraDry System in new markets or for new indications in existing markets;

•	increased competition in the United States and in other countries;

•	the absence of reimbursement for the miraDry system and procedure through government or private health insurance;

•
potential international arbitrage opportunities for our disposable bioTip products (i.e., we may choose to sell the bioTip products into certain countries at lower prices and if individuals or entities buy them in such countries and resell them at higher prices in other countries, it may reduce the amount that we sell into countries where we can charge higher prices); and

•	uncertainty global economic conditions.
If we are unable to increase our revenue we may be unable to generate enough cash to support our operations. We may be required to raise more capital and that will result in dilution for our stockholders. There can be no assurance that future capital will be available to us at all or on attractive terms. If we are unable to grow our revenue, our operations may suffer, we may need to raise more capital and our stock price may decline as a result.
We may not be able to correctly estimate or control our future operating expenses, which could lead to cash shortfalls.
Our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

•
our commercialization strategy and whether the revenues from sales of our miraDry System and the sales of our disposable bioTip product will be sufficient to offset the expenses we incur in connection with our commercialization activities;

•
the time, resources, and expense required to develop and conduct clinical trials and seek additional regulatory clearances and approvals for additional treatment indications for the miraDry treatment and for any additional products we develop;

•	the costs of preparing, filing, prosecuting, defending, and enforcing patent claims and other patent related costs, including litigation costs and the results of such litigation;

•	any product liability or other lawsuits related to our products and the costs associated with defending them or the results of such lawsuits;

•	the costs to attract and retain qualified personnel;

•	the costs associated with being a public company; and

•	general economic, industry and market conditions.
Our budgeted expense levels are based in part on our expectations concerning future revenue from the miraDry System. We may be unable to reduce our expenditures in a timely manner to compensate for any unexpected shortfalls in revenue. Accordingly, a significant shortfall in market acceptance or demand for the miraDry treatment could have an immediate and material adverse impact on our business and financial condition.
It is difficult to forecast our future performance, which may cause our financial results to fluctuate unpredictably.
Our limited operating history and the rapid evolution of the markets for medical technology products make it difficult for us to predict our future performance. A number of factors, many of which are outside of our control, may contribute to fluctuations in our financial results, such as:

•	physician demand for purchasing miraDry Systems may vary from quarter to quarter;

•	the inability for physicians to obtain any necessary financing;

•	changes in the length of the sales process;

•	performance of our international distributors;

•	positive or negative media coverage of the miraDry treatment, the procedures or products of our competitors, or our industry;

•	our ability to maintain our current or obtain further regulatory clearances or approvals;

•	seasonal or other variations in patient demand for procedures that treat hyperhidrosis;

•	introduction of new procedures or products that compete with the miraDry treatment; and

•	adverse changes in the economy that reduce patient demand for elective procedures.
We are dependent upon the success of the miraDry treatment, which has a limited commercial history. If the market acceptance for the miraDry treatment fails to grow significantly, our business and future prospects will be harmed.
We commenced commercial sales of the miraDry System for the treatment of primary axillary hyperhidrosis, a condition characterized by abnormal sweating in excess of that required for regulation of body temperature, and which we refer to as being “sweat-bothered,” in the United States in 2012 and in Japan in 2011. We expect that the revenues we generate from sales of our miraDry System and bioTips will account for substantially all of our revenues for the next several years. Accordingly, our success depends on the acceptance among physicians and patients of the miraDry procedure as a preferred treatment for being sweat-bothered. Although we have received FDA clearance to market the miraDry treatment for the treatment of primary axillary hyperhidrosis in the United States and are approved or are otherwise free to market the miraDry treatment in over 40 international markets, the degree of market acceptance of the miraDry treatment by physicians and patients is unproven. We believe that market acceptance of the miraDry treatment will depend on many factors, including:

•	the perceived advantages or disadvantages of the miraDry System compared to other products and treatments;

•	the safety and efficacy of the miraDry System relative to other products and alternative treatments;

•	the price of the miraDry System relative to other products and alternative treatments;

•	our success in expanding our sales and marketing organization;

•	the effectiveness of our marketing, advertising, and commercialization initiatives;

•	the development and publication of long-term clinical data in peer-reviewed journals supporting the long term efficacy of the miraDry treatment;

•	our ability to obtain regulatory clearance to market miraDry for additional treatment indications in the United States and other international markets;

•
education of physicians, especially general practitioners and dermatologists, regarding alternative treatments for sweat-bothered patients through key opinion leaders and product demonstrations at conferences, physician offices and webinars; and

•	the success of patient education through direct-to-consumer marketing campaigns that utilize social media outlets and testimonials.
We cannot guarantee that the miraDry treatment will achieve broad market acceptance among physicians and patients. Because we expect to derive substantially all of our revenue for the foreseeable future from sales of miraDry Systems and the sale of our disposable bioTip products, any failure of this product to achieve meaningful market acceptance will harm our business and future prospects.
Our ability to market the miraDry treatment in the United States is limited to the treatment of sweat and hair in the underarm, and if we want to expand our marketing claims, we will need to obtain additional FDA clearances or approvals, which may not be granted.
We currently only have FDA clearance to market the miraDry treatment in the United States for the treatment of primary hyperhidrosis of the axilla, or the under arm, and for hair reduction procedures in the axilla. This clearance restricts our ability to market or advertise the miraDry treatment for other specific body areas, and other conditions such as underarm odor, which could limit physician adoption and patient demand for the miraDry treatment. We believe that future applications of the miraDry treatment could be used to treat other body areas, such as the feet and hands, where patients experience sweat-bothered symptoms. Developing and promoting these new treatment applications for our miraDry System is an element of our growth strategy, but we cannot predict when or if we will receive the clearances required to implement these additional products and applications. In addition, we will be required to conduct additional clinical trials or studies to support our applications, which may be time-consuming and expensive, and may produce results that do not result in submission of, or FDA clearances for, new treatment applications. In the event that we do not obtain additional FDA clearances, our ability to promote the miraDry treatment in the United States will be limited. Currently, we are in the process of obtaining FDA clearance to market the miraDry System for the treatment of underarm odor reduction. Because we anticipate that sales in the United States will continue to be a significant portion of our business for the foreseeable future, ongoing restrictions on our ability to market the miraDry treatment in the United States could harm our business and limit our revenue growth.
Our success depends on growing physician adoption and use of the miraDry System.
Our ability to increase the number of physicians willing to make a significant capital expenditure to purchase our miraDry System and make the miraDry treatment a significant part of their practices depends on the success of our sales and marketing programs. We must be able to demonstrate that the cost of our miraDry System and the revenue that a physician can derive from performing miraDry procedures are compelling, and the treatments are durable, when compared to the costs, revenues and durability of treatments associated with alternative treatments, such as Botox, that the physician may offer. Alternative treatments may be invasive, minimally-invasive, or non-invasive and we must, in some cases, overcome a bias against procedures such as miraDry for treatment of hyperhidrosis, principally from those physicians prescribing non-invasive procedures such as clinical-strength antiperspirants and Botox. In addition, we believe our marketing programs will be critical in driving demand for additional miraDry procedures, but these programs require physician commitment and involvement to succeed. If we are unable to increase physician adoption and use of miraDry, our financial performance will be adversely affected.
If there is not sufficient patient demand for miraDry procedures, our financial results and future prospects will be harmed.
The miraDry procedure is an elective procedure, the cost of which must be borne by the patient, and is not currently reimbursable through government or private health insurance. The decision to undergo a miraDry procedure is thus driven by patient demand, which may be influenced by a number of factors, such as:

•	the success of our sales and marketing programs;

•	the extent to which our physician customers recommend the miraDry treatment to their patients;

•	our success in attracting consumers who have not previously sought treatment for being sweat-bothered;

•	the extent to which our miraDry procedure satisfies patient expectations;

•	development and publication of clinical data supporting the long-term efficacy of the miraDry procedure;

•	our ability to properly train our physician customers in the use of the miraDry System such that their patients do not experience excessive discomfort during treatment or adverse side effects;

•	the cost, safety, and effectiveness of the miraDry treatment versus other sweat-bothered treatments;

•	consumer sentiment about the benefits and risks of procedures to treat being sweat-bothered generally and the miraDry treatment in particular;

•	the success of any direct-to-consumer marketing efforts we initiate; and

•	general consumer confidence, which may be impacted by economic and political conditions.
Our financial performance will be materially harmed in the event we cannot generate significant patient demand for the miraDry treatment.
Our success depends in part upon patient satisfaction with the effectiveness of the miraDry treatment.
In order to generate repeat and referral business, patients must be satisfied with the effectiveness of the miraDry treatment. On the whole, our clinical studies demonstrate the safety and efficacy of the miraDry procedure. We have completed over 55,000 miraDry procedures, and some patients have experienced side effects. The most common side effects that occur regularly are localized swelling, redness and discomfort that typically last less than a week. Less common side effects are swelling in the arm or torso, darkening of skin in the treatment area, soreness in the shoulders and arms due to procedure positioning, numbness or tingling in the arm due to the anesthesia (lasting less than 24 hours), and a tight band under the arm. Rare side effects (less than 1% of all procedures) that have been reported are altered sweating elsewhere on the body, small blisters or rashes in the treatment area, temporary altered sensation or tingling in the forearm or fingers, weakness in the arm or fingers, pain in the arm or fingers, infections, abscesses, ulcerations and burns. These events resolve over time but sometimes need intervention (for example, antibiotics). We have not been able to confirm in all cases that all side effects completely resolve. If patients are not satisfied with the benefits of the miraDry treatment, feel that the risks do not outweigh the benefits, feel that the procedure does not provide lasting or long-term results, or is too expensive for the results obtained, our reputation and future sales will suffer.
We have limited experience with our direct sales and marketing force and any failure to build and manage our direct sales and marketing force effectively could have a material adverse effect on our business.
We rely on a direct sales force to sell the miraDry System in the United States and Canada. In order to meet our anticipated sales objectives, we expect to grow our direct sales and marketing organization in these countries significantly over the next several years and intend to opportunistically build a direct sales and marketing force in certain international markets. There are significant risks involved in building and managing our sales and marketing organization, including risks related to our ability to:

•	hire qualified individuals as needed;

•	generate sufficient leads within our target physician group for our sales force;

•	provide adequate training for the effective sale and marketing of the miraDry treatment;

•	retain and motivate our direct sales and marketing professionals; and

•	effectively oversee geographically dispersed sales and marketing teams.
Our failure to adequately address these risks could have a material adverse effect on our ability to increase sales and use of our miraDry Systems, which would cause our revenues to be lower than expected and harm our results of operations.
We depend on third-party distributors to market and sell the miraDry System in markets outside of North America and we may not be able to exercise sufficient control over these distributors.
We currently depend exclusively on third-party distributors to sell, market, and service our miraDry Systems in markets outside of North America and to train our physician customers in such markets. We may need to engage additional third-party distributors to expand in new markets outside of North America. We are subject to a number of risks associated with our dependence on these third parties, including:

•	we lack day-to-day control over the activities of third-party distributors;

•	third-party distributors may not commit the necessary resources to market, sell, and service the miraDry Systems to the level of our expectations;

•	third-party distributors may not be as selective as we would be in choosing physicians to purchase miraDry Systems or as effective in training physicians in marketing and patient selection;

•	third-party distributors may terminate their arrangements with us on limited, or no, notice or may change the terms of these arrangements in a manner unfavorable to us;

•
disagreements with our distributors could require or result in costly and time-consuming litigation, arbitration or re-registrations which we could be required to conduct in jurisdictions with which we are not familiar;

•
two of our distributors individually accounted for greater than 10% of our revenue for the three months ended March 31, 2016, and we may not be to replace these sales if our relationship with either distributor is terminated; and

•
we have granted favorable credit terms to certain distributors; in some cases we may not be able to collect the entire amount owed to us if the distributor is terminated or otherwise suffers an adverse event beyond our control.

If we fail to establish and maintain satisfactory relationships with our third-party distributors, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which would harm our results of operations and financial condition.
In order to successfully market and sell miraDry Systems in markets outside of North America, we must address many issues with which we have limited experience.
Sales in markets outside of North America accounted for approximately 57% of our revenue for the year ended 2015 and approximately 59% for the three months ended March 31, 2016. We believe that a significant percentage of our business will continue to come from sales in markets outside of North America through increased penetration in countries where we currently market and sell the miraDry System through our third-party distributor network, combined with expansion into new international markets. However, international sales are subject to a number of risks, many of which we may have limited experience with, including:

•	difficulties in staffing and managing our international operations;

•	increased competition as a result of more products and procedures receiving regulatory approval, or otherwise being free to market, in international markets;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	reduced or varied protection for intellectual property rights in some countries;

•	export restrictions, trade regulations, and foreign tax laws;

•	fluctuations in currency exchange rates;

•	foreign certification and regulatory clearance or approval requirements;

•	difficulties in developing effective marketing campaigns in unfamiliar foreign countries;

•	customs clearance and shipping delays;

•	political, social, and economic instability abroad, terrorist attacks, and security concerns in general; and

•	the burdens of complying with a wide variety of foreign laws and different legal standards.
If one or more of these risks were realized, it could require us to dedicate significant financial and management resources and our revenue may decline.
Our inability to effectively compete with our competitors may prevent us from achieving significant market penetration or improving our operating results.
The medical technology products market is highly competitive and dynamic, and is characterized by rapid and substantial technological development and product innovation. Demand for the miraDry treatment could be reduced by the products and technologies offered by our competitors. The least invasive competing product is clinical strength antiperspirant. Some patients elect to have surgery to remove their sweat glands. Additionally, in the United States, the FDA has approved the marketing of Botox for the treatment of severe axillary hyperhidrosis and there are several other botulinum toxin drugs in clinical studies for the same indication. Also, the FDA has cleared the PrecisionTX laser treatment manufactured by Cynosure, Inc. for the treatment of primary axillary hyperhidrosis.
Other companies that manufacture aesthetic medical devices produce energy modulators that could be used in new products to enter this market and compete with the miraDry System.
Many of our competitors are large, experienced companies that have substantially greater resources and brand recognition than we do. Competition in the medical technology markets could result in price-cutting, reduced profit margins, and limited market share, any of which would harm our business, financial condition, and results of operations.
We and our third-party manufacturing partners have limited experience in producing the miraDry System and its accessories and components, and if we are unable to manufacture our miraDry System in high-quality commercial quantities successfully and consistently to meet demand, our growth will be limited.
Prior to receiving FDA clearance in 2011, we manufactured our miraDry System in limited quantities sufficient only to meet the needs of our clinical studies. We currently manufacture our miraDry System and related accessories, including the consumable bioTips, through a combination of direct manufacturing at our facility in Santa Clara, California and through third-party manufacturers. Currently, we manufacture the console and handpiece in-house and complete final assembly of the bioTips in-house. To manufacture our miraDry System in the quantities that we believe will be required to meet anticipated market demand, we and our third-party manufacturers will need to increase manufacturing capacity, which will involve significant challenges, including compliance with quality system regulations which are strictly enforced by regulatory authorities, and may require additional regulatory approvals. Neither we nor our third-party manufacturers may be able to successfully complete a required increase to existing manufacturing processes in a timely manner, or at all.
If there is a disruption to our or our third-party manufacturers’ operations, we will have no other means of producing our miraDry Systems until we restore the affected facilities or develop alternative manufacturing facilities. Our systems and those of our third-party manufacturers may experience service interruptions, denial-of-service attacks and other cyber-attacks that interrupt operations and cause system failures which may result in loss of revenue and significant expenses to repair or replace damaged equipment and remedy resultant data loss or corruption. Additionally, any damage to or destruction of our or our third-party manufacturers’ facilities or equipment may significantly impair our ability to manufacture miraDry Systems on a timely basis. Some of our manufacturing facilities are located in California in areas with a high risk of major earthquakes. A major earthquake could damage our operations, delay production or interrupt the supply of critical components of the miraDry System.
If we or our third-party manufacturers are unable to produce miraDry Systems in sufficient quantities to meet customer demand, our revenues, business, and financial prospects would be harmed. The lack of experience we and our manufacturing partners have in producing commercial quantities of our miraDry System may also result in quality issues, and result in product recalls. Manufacturing delays related to quality control could negatively impact our ability to bring our miraDry System and bioTips to market, harm our reputation, and decrease our revenues. Any recall could be expensive and generate negative publicity, which could impair our ability to market our miraDry System and further affect our results of operations.
We outsource the manufacturing of key elements of our miraDry System and bioTips to single-source third-party manufacturers.
Broadband manufactures the amplifiers used with our miraDry System in Reno, Nevada. In addition, our bioTips are manufactured by HTI, headquartered in Hong Kong. These single source suppliers of these critical components may not be replaced without significant effort and delay in production. If the operations of these manufacturers are interrupted or if they are unable to meet our delivery requirements due to capacity limitations or other constraints, we may be limited in our ability to fulfill customer orders or to repair equipment at current customer sites. A disruption with these contract manufacturers would entail significant delay, require us to devote substantial time and resources, and could involve a period in which our products could not be produced in a timely or consistently high-quality manner, any of which could harm our reputation and results of operations.
Our manufacturing operations and those of our key third-party manufacturers are dependent upon third-party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.
Our miraDry System contains critical components and we do not have supply agreements with many suppliers of these components beyond purchase orders. Although we maintain a safety stock of inventory for critical components equal to one to two quarters of forecasted part requirements, such forecasted amounts may be inaccurate and we may experience shortages as a result of serious supply problems with these suppliers. In addition, several other non-critical components and materials that comprise our miraDry System are currently manufactured by a limited number of suppliers. In many of these cases, we have not yet qualified alternate suppliers and rely upon purchase orders, rather than long-term supply agreements. A supply interruption or an increase in demand beyond our current suppliers’ capabilities could harm our ability to manufacture our miraDry System until new sources of supply are identified and qualified. Our reliance on these suppliers subjects us to a number of risks that could harm our business, including:

•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

•	a lack of long-term supply arrangements for key components with our suppliers;

•	inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

•	difficulty and cost associated with locating and qualifying alternative suppliers for our components in a timely manner;

•	production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

•	delay in delivery due to our suppliers prioritizing other customer orders over ours;

•	damage to our brand reputation caused by defective components produced by our suppliers;

•	increased cost of our warranty program due to product repair or replacement based upon defects in components produced by our suppliers; and

•	fluctuation in delivery by our suppliers due to changes in demand from us or their other customers.
Any interruption in the supply of components or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers, which would have an adverse effect on our business.
We forecast sales to determine requirements for components and materials used in our miraDry System and bioTips, and if our forecasts are incorrect, we may experience delays in shipments or increased inventory costs.
We try to keep inventory on hand sufficient to support one to two quarters of miraDry System and bioTips sales. To manage our operations with our third-party manufacturers and suppliers, we forecast anticipated product orders and material requirements to predict our inventory needs and enter into purchase orders on the basis of these requirements. Several components of our miraDry System, such as those to generate microwave energy, require an order lead time of up to seven months. Our limited historical commercial experience and rapid growth may not provide us with enough data to consistently and accurately predict future demand. In the future we will need to develop processes to ensure the components received from suppliers are manufactured to specification and that if there is a component change or a component becomes unavailable that a supplier can accurately inform us in a timely manner of the change or unavailability of the component. We cannot guarantee the integrity of our supply chain and if components received are not to specification, it will negatively impact our reputation and business. If our business expands, our demand for components and materials may increase beyond our estimates and our manufacturers and suppliers may be unable to meet our demand. In addition, if we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt, delay, or prevent delivery of our miraDry System to our customers. In contrast, if we overestimate our component and material requirements, we may have excess inventory, which would increase our expenses. Any of these occurrences would negatively affect our financial performance and the level of satisfaction our physician customers have with our products.
Even though our miraDry System is marketed solely to physicians, there exists a potential for misuse, which could harm our reputation and our business.
We and our independent distributors market and sell miraDry solely to physicians. In some cases, our physician customers directly supervise nurse practitioners, technicians, and other non-physicians, who may be allowed to perform miraDry procedures. Although we and our distributors provide training on the use of miraDry Systems, we do not supervise the procedures performed, nor can we be assured that direct physician supervision of procedures occurs according to our recommendations. The potential misuse of our miraDry System by physicians and non-physicians may result in adverse treatment outcomes and adverse patient events, which could harm our reputation and expose us to costly product liability litigation. For example, doctors may misuse our products by utilizing a single application bioTip on multiple patients, which decreases efficacy of the bioTip and exposes other patients to bodily fluids and related biological hazards which creates safety risks for the patients. We could become involved in litigation in the future as a result of physician misuse and any such litigation would consume resources and negatively impact our financial results and harm our results of operations.
Product liability suits could be brought against us due to defective design, labeling, material, or workmanship, or misuse of our miraDry System, and could result in expensive and time-consuming litigation, payment of substantial damages, an increase in our insurance rates and substantial harm to our reputation.
If our miraDry System is defectively designed, manufactured, or labeled, contains defective components, or is misused, we may become subject to substantial and costly litigation by our physician customers or their patients. Misusing our miraDry System or failing to adhere to operating guidelines can cause skin damage and underlying tissue damage and, if our operating guidelines are found to be inadequate, we may be subject to liability. Furthermore, if a patient is injured in an unexpected manner or suffers unanticipated adverse events after undergoing a miraDry procedure, even if the procedure was performed in accordance with our operating guidelines, we may be subject to product liability claims. Product liability claims could divert management’s attention from our core business, be expensive to defend, and result in sizable damage awards against us. We currently have product liability insurance, but it may not be adequate to cover us against potential liability. In addition, we may not be able to maintain insurance in amounts or scope sufficient to provide us with adequate coverage against all potential liabilities. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation, and reduce product sales. Product liability claims in excess of our insurance coverage would be paid out of cash reserves, harming our financial condition and reducing our operating results.
Third parties may attempt to produce counterfeit versions of our products and may harm our ability realize revenue, negatively affect our reputation, or harm patients and subject us to product liability.
The bioTip is designed to be a single-use product and produce individual revenue for each miraDry procedure performed. Third parties may seek to develop counterfeit miraDry Systems, components and bioTips and make them available to practitioners at lower prices than our own. If security features incorporated into the design of our miraDry System are unable to prevent the introduction of counterfeit components, we may not be able to monitor the number of procedures performed using our miraDry System. We have taken certain measures to design our miraDry console to only recognize our bioTip product and not those designed by counterfeiters, but there can be no guarantee that this design feature will prevent such misuse. We plan to use patent enforcement and physician education to decrease the impact of counterfeit products on our business and reputation, but all such efforts may be inadequate or unsuccessful. In addition, if counterfeit products are used with or in place of our own, we could be subject to product liability lawsuits resulting from the use of damaged or defective goods and suffer damage to our reputation.
We depend on personnel that are skilled, experienced and uniquely educated and trained in the disciplines of microwave technologies to operate our business effectively. If we are unable to recruit, hire, and retain these employees, our ability to manage and expand our business will be harmed, which would impair our future revenue and profitability.
Our success largely depends on the skills, experience, and efforts of our executive officers and other key employees. We do not have employment contracts with any of our executive officers or other key employees that require these officers to stay with us for any period of time. Any of our executive officers and other key employees may terminate their employment with us at any time. The loss of any of our executive officers and other key employees could weaken our management expertise and harm our business operations. We only maintain key man insurance for our chief executive officer.
In addition, our ability to retain our skilled employees and our success in attracting and hiring new skilled employees will be a critical factor in determining whether we will be successful in the future. We may not be able to meet our future hiring needs or retain our existing employees. We will face significant challenges and risks in hiring, training, managing, and retaining sales and marketing, product development, financial reporting, and regulatory compliance employees, many of whom are geographically dispersed. Failure to attract and retain personnel, particularly our sales and marketing, product development, financial reporting, and regulatory compliance personnel, would materially harm our ability to compete effectively and grow our business.
We may need to raise additional funds in the future, and such funds may not be available on a timely basis, or at all.
Until such time, if ever, as we can generate substantial revenues from sales of our miraDry System and sales of our disposable bioTip products, we will be required to finance our operations with our cash resources. We may need to raise additional funds in the future to support our operations. We cannot be certain that additional capital will be available as needed or on acceptable terms, or at all. If we require additional capital at a time when investment in our company, in medical technology companies or the marketplace in general is limited, we may not be able to raise such funds at the time that we desire, or at all. If we do raise additional funds through the issuance of equity or convertible securities, the percentage ownership of holders of our Common Stock could be significantly diluted and these newly issued securities may have rights, preferences, or privileges senior to those of holders of our Common Stock. If we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we could be required to relinquish significant rights to our technologies, and products or grant licenses on terms that are not favorable to us.
Our ability to use net operating losses and tax credit carryforwards to offset future tax liabilities may be limited.
As of December 31, 2015, we had net operating loss carryforwards, or NOLs, to offset future taxable income of approximately $82.6 million, and $66.8 million for federal and state income taxes, which expire in various years beginning in 2026, if not utilized. We also have state and federal tax credit carryforwards that will begin to expire in 2026. A lack of future taxable income would adversely affect our ability to utilize these NOLs and tax credit carryforwards. In addition, under Section 382 of the U.S. Internal Revenue Code, or the Code, a corporation that experiences a more-than 50% ownership change over a three-year testing period is subject to limitations on its ability to utilize its pre-change NOLs and tax credit carryforwards to offset future taxable income. Throughout our history, the Company has had multiple financing rounds and may have incurred some limitations to its NOL carryforwards. If we undergo an ownership change in connection with or after the Offering, our ability to utilize NOLs and tax credit carryforwards could be further limited by Section 382 of the Code. Future changes in our stock ownership, many of the causes of which are outside of our control, could result in an ownership change under Section 382 of the Code. Our NOLs and tax credit carryforwards may also be impaired under state law. As a result of these limitations, we may not be able to utilize a material portion of the NOLs and tax credit carryforwards.
We face risks related to the current global economic environment, which could delay or prevent our customers from purchasing miraDry Systems, which could harm our business, financial condition and results of operations.
The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets and concerns regarding the availability of credit pose a risk that could impact customer and patient demand for the miraDry System, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. If the current global economic environment deteriorates, our business could be negatively affected.
Our loan and security agreement with Oxford Finance LLC, or Oxford, and Silicon Valley Bank, together with Oxford, the Lenders, contain covenants that may restrict our business and financing activities.
As of March 31, 2016, we had approximately $10 million in outstanding debt to the Lenders. Borrowings under our loan and security agreement with the Lenders are secured by substantially all of our assets (other than our intellectual property) including a pledge of the equity securities of certain of our subsidiaries, in each case, subject to certain exceptions and limitations. The agreement contains a subjective acceleration clause which set forth circumstances under which the lender could accelerate repayment, including upon the lender’s good faith judgment that (i) the Company will not be able to satisfy its payment obligations as they become due, (ii) none of the Company’s principal investors intends to fund such amounts as may be necessary to enable the Company to satisfy its payment obligations, or (iii) there is a material impairment in the perfection or priority of the lender’s security interest in the collateral subject to the loan agreement.  These may result in the acceleration of payment terms on all outstanding principal and interest plus a prepayment fee.
Our loan and security agreement restricts our ability to, among other things:

•	grant liens on our assets;

•	dispose of our assets;

•	merge with or acquire other entities or assets;

•	make loans and investments;

•	incur indebtedness;

•	enter into transactions with affiliates;

•	pay dividends;

•	pay off subordinated indebtedness; and

•	permit the aggregate value of the assets held by one of our subsidiaries from exceeding 10% of the total assets of the Company and its subsidiaries.
The covenants in our loan and security agreement, as well as in any future financing agreements into which we may enter, may restrict our ability to finance our operations and engage in, expand or otherwise pursue our business activities and strategies. Our ability to comply with these covenants may be affected by events beyond our control, and future breaches of any of these covenants could result in a default under our loan and security agreement. If not waived, future defaults could cause all of the outstanding indebtedness under our loan and security agreement to become immediately due and payable and terminate all commitments to extend further credit.
If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all, which may negatively impact our ability to operate and continue our business as a going concern.
Risks Related to Regulation
The regulatory clearance and approval process is expensive, time-consuming, and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our miraDry System and any future products we develop.
We are investing in the research and development of new products and procedures based on our proprietary technology platform. Our products are subject to 510(k) clearance by the FDA prior to their marketing for commercial use in the United States, and to any approvals required by foreign governmental entities prior to their marketing outside the United States. In addition, if we make any changes or modifications to our miraDry System that could significantly affect its safety or effectiveness, or would constitute a change in its intended use, we would be required to obtain new regulatory clearance or approvals. For example, we will be required to submit new 510(k) applications to expand our ability to market the miraDry treatment for use on other areas of the body.

The 510(k) clearance processes, as well as the process for obtaining foreign approvals, can be expensive, time-consuming, and uncertain. We anticipate that the direct clinical study costs to support a 510(k) application for a new indication for the miraDry treatment will range from $0.5 million to $2.0 million. In addition to the time required to conduct clinical trials, it generally takes from four to twelve months from submission of an application to obtain 510(k) clearance; however, it may take longer, and 510(k) clearance may never be obtained.
Outside of the United States, the regulatory process can be complex and requires enlisting local resources to help obtain regulatory clearance and approvals. For example, in Brazil, Canada, China, the European Union, Israel, Korea and Taiwan, we rely on third party agents to apply for and hold the license for our products. In Australia, Chile, Colombia, Peru, the Philippines, Singapore, Switzerland, Thailand, Turkey and other Middle Eastern countries, we rely on distributors to obtain the necessary approvals to market and sell our products. In Japan, we rely on physicians to import our products and the Japanese government could require that we obtain additional approvals. In the process of obtaining regulatory approvals in many different countries we need to understand many different laws, rules and regulations and if we are unable to navigate the regulatory regime outside the United States successfully, we may not obtain the necessary regulatory approvals to market and sell our products or our product approval may be revoked.
Delays in receipt of, or failure to obtain, clearances or approvals for any product enhancements or new products we develop would result in delayed, or no, realization of revenues from such product enhancements or new products and in substantial additional costs which could decrease our profitability.
In addition, we are required to continue to comply with applicable FDA and other regulatory requirements once we have obtained clearance or approval for a product. There can be no assurance that we will successfully maintain the clearances or approvals we have received or may receive in the future. Our clearances can be revoked if safety or effectiveness problems develop. Any failure to maintain compliance with FDA and applicable international regulatory requirements could harm our business, financial condition, and results of operations.
We will be subject to significant liability if we are found to have improperly promoted the miraDry treatment for off-label uses.
The FDA strictly regulates the promotional claims that companies make for FDA-cleared products. In particular, a product may not be promoted for any uses that are not cleared by the FDA as reflected in the product’s approved labeling. Our current FDA clearance only permits marketing of the miraDry treatment in the United States to people 18 years or older for the treatment of primary hyperhidrosis of the axilla, or the under arm, and for underarm hair reduction. We are aware that the miraDry System is used by our physician customers on other parts of the body and on younger patients. If we are found to have inappropriately marketed for such off-label uses, we may become subject to significant liability. Regulators in the United States have levied large civil and criminal fines against companies for alleged improper promotion and entered agreements with several companies that require cumbersome reporting and oversight of sales and marketing practices. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.
Our miraDry System is not FDA-cleared or approved for use in areas outside of the axilla. Our sales force does not promote the use of our products for off-label indications, and our U.S. instructions for use specify that our miraDry System is not intended for use in areas outside of the axilla. However, we cannot prevent a physician from using our miraDry System for off-label applications, such as treatment of a patient’s groin, hands or back.
The miraDry treatment may cause or contribute to adverse medical events that we are required to report to the FDA, and if we fail to do so, we could be subject to sanctions that would materially harm our business.
FDA regulations require that we timely file a Medical Device Report, or MDR, to report certain information about adverse medical events if our medical devices may have caused or contributed to those adverse events. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA could take enforcement action against us including issuing a Warning Letter that could generate adverse publicity, the imposition of civil monetary penalties, revocation of our device clearance or approval, seizure of our products, criminal prosecution or delay in approval or clearance of future products.
As of March 31, 2016, we have filed a total of 120 MDRs. In a recent inspection report from the FDA, there were two observations regarding a deficiency in reporting of adverse events. To correct these observations, we revised our internal operating procedures and retrained personnel. We reviewed all adverse medical events that have been reported to us and filed more MDRs with the FDA. The FDA will review the new procedures and our corrective actions at the time of the next inspection. Our corrective actions may not be adequate to address the FDA’s observations, and the FDA could take action including criminal prosecution, the imposition of civil monetary penalties, revocation of our device clearance or approval, seizure of our products, or delay in approval or clearance of future products.
We are currently, and in the future our contract manufacturers may be, subject to various governmental regulations related to the manufacturing of the miraDry System and bioTips, and we may incur significant expenses to comply with, experience delays in our product commercialization as a result of, and be subject to material sanctions if we or our contract manufacturers violate these regulations.
Our manufacturing processes and facilities are required to comply with the FDA’s Quality System Regulation, or the QSR, which covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, and shipping of our devices. Although we believe we are compliant with the QSRs, the FDA enforces the QSR through periodic announced or unannounced inspections of manufacturing facilities. We have been, and anticipate in the future being, subject to such inspections, as well as to inspections by other federal and state regulatory agencies. We are required to register our manufacturing facility with the FDA and list all devices that are manufactured. We are also required to have a valid license with the California Food and Drug Branch. We also are an ISO 13485 certified facility and annual audits are required to maintain that certification. The suppliers of our components are also required to comply with the QSR, and are subject to inspections. We have limited ability to ensure that any such third-party manufacturers will take the necessary steps to comply with applicable regulations, which could cause delays in the delivery of our products. Failure to comply with applicable FDA requirements, or later discovery of previously unknown problems with our products or manufacturing processes, including our failure or the failure of one of our third-party manufacturers to take satisfactory corrective action in response to an adverse QSR inspection, can result in, among other things:

•	administrative or judicially-imposed sanctions;

•	injunctions or the imposition of civil penalties;

•	recall or seizure of our products;

•	total or partial suspension of production or distribution;

•	the FDA’s refusal to grant future clearance or pre-market approval for our products;

•	withdrawal or suspension of marketing clearances or approvals;

•	clinical holds;

•	warning letters;

•	refusal to permit the import or export of our products; and

•	criminal prosecution of us or our employees.

Any of these actions, in combination or alone, could prevent us from marketing, distributing, or selling our products and would likely harm our business.
In addition, a product defect or regulatory violation could lead to a government-mandated or voluntary recall by us. Regulatory agencies in other countries have similar authority to recall devices because of material deficiencies or defects in design or manufacture that could endanger health. Any recall would divert management attention and financial resources, could expose us to product liability or other claims, including contractual claims from parties to whom we sold products and harm our reputation with customers. A recall involving our miraDry System would be particularly harmful to our business and financial results and, even if we remedied a particular problem, would have a lasting negative effect on our reputation and demand for our products.
As a corrective action from a recent FDA inspection of our facility, we conducted a Class II recall, commonly called a field correction, in which we have provided a revised user manual to all customers in the United States. The revision in the manual includes a new warning about the type of skin lubricant that must be used when performing a miraDry procedure. We were required to conduct a similar field correction in certain countries, such as Taiwan, where our distributors sell the miraDry System. In certain other countries, such as the European Union and Canada, we were required to notify the regulatory agency of the update to the manual. These reviews are still underway.
Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain regulatory clearance or approval of our products and to produce, market, and distribute our products after clearance or approval is obtained.
From time to time, legislation is drafted and introduced in the U.S. Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. For example, in the future, the FDA may require more burdensome premarket approval of our procedures rather than the 510(k) clearance process we have used to date and anticipate primarily using in the future. Our miraDry System is also subject to state regulations which are, in many instances, in flux. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business. Such changes could, among other things, require:

•	changes to manufacturing methods;

•	recall, replacement, or discontinuance of certain products; and

•	additional record keeping.
Each of these would likely entail substantial time and cost and could materially harm our financial results. In addition, delays in receipt of, or failure to receive, regulatory clearances or approvals for our new products would harm our business, financial condition, and results of operations.
Federal and state governments in the United States are also undertaking efforts to control growing health care costs through legislation, regulation, and voluntary agreements with medical care providers, and third-party payors. Congress enacted comprehensive health care reform legislation known as the Patient Protection and Affordable Care Act of 2010, or the PPACA. While the PPACA primarily involves expanding coverage to more individuals, it also includes new regulatory mandates and other measures designed to constrain medical costs.
We may be subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback, self-referral, false claims, and fraud laws, and any violations by us of such laws could result in fines or other penalties.

Our commercial, research, and other financial relationships with healthcare providers and institutions may be subject to various laws intended to prevent health care fraud and abuse. Broad federal and state anti-kickback laws prohibits the offer, receipt, or payment of remuneration in exchange for or to induce the referral of patients or the use of products or services that would be paid for in whole or part by federal and state health care programs or private payors. Remuneration has been broadly defined to include anything of value, including cash, improper discounts, and free or reduced price items and services. Violations of these broad laws can result in substantial civil and criminal penalties.
Regulatory authorities have aggressively targeted medical technology companies for alleged violations of these anti-fraud statutes, based on improper research or consulting contracts with doctors, certain marketing arrangements that rely on volume-based pricing, off-label marketing schemes, and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines in the hundreds of millions of dollars or more, have been forced to implement extensive corrective action plans, and have often become subject to consent decrees severely restricting the manner in which they conduct their business. If we become the target of such an investigation or prosecution based on our contractual relationships with providers or institutions, or our marketing and promotional practices, we could face similar sanctions which would materially harm our business.
Also, the U.S. Foreign Corrupt Practices Act and similar anti-bribery laws of other countries generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Some of our distribution partners are located in parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot guarantee that our internal control policies and procedures will protect us from reckless or negligent acts committed by our employees, distributors, partners, or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties, or prosecution and have a negative impact on our business, results of operations and reputation.
We are subject to numerous environmental, health and safety laws and regulations, and must maintain licenses or permits, and non-compliance with these laws, regulations, licenses, or permits may expose us to significant costs or liabilities.
We are subject to numerous foreign, federal, state, and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions and environmental protection, including those governing the generation, storage, handling, use, transportation, and disposal of hazardous or potentially hazardous materials. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. If we violate or fail to comply with these laws, regulations, licenses, or permits, we could be fined or otherwise sanctioned by regulators. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.
Risks Related to Our Intellectual Property
If we are unable to obtain, maintain, and enforce intellectual property protection covering our miraDry System and bioTips, others may be able to make, use, or sell products substantially the same as ours, which could adversely affect our ability to compete in the market.
Our commercial success is dependent in part on obtaining, maintaining, and enforcing our intellectual property rights, including our patents. If we are unable to obtain, maintain, and enforce intellectual property protection covering our miraDry System and bioTips, others may be able to make, use, or sell products that are substantially the same as ours without incurring the sizeable development and licensing costs that we have incurred, which would adversely affect our ability to compete in the market.
We intend to obtain and maintain patents and other intellectual property rights to restrict the ability of others to market products that compete with our products. As of April 30, 2016, our patent portfolio is comprised of 19 issued U.S. patents, 39 issued foreign counterpart patents, 11 pending U.S. patent applications, 43 pending foreign counterpart patent applications, and one pending patent applications under the Patent Cooperation Treaty (PCT), each of which we own directly. However, patents may not be issued on any pending or future patent applications we file and, moreover, issued patents owned or licensed to us now or in the future may be found by a court to be invalid or otherwise unenforceable. Also, even if our patents are determined by a court to be valid and enforceable, they may not drafted or interpreted sufficiently broadly to prevent others from marketing products and services similar to ours or designing around our patents, and they may not provide us with freedom to operate unimpeded by the patent rights of others.
We have a number of foreign patents and applications, and expect to continue to pursue patent protection in the jurisdictions in which we do or intend to do business. However, the laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as laws in the United States, and many companies have encountered significant difficulties in obtaining, protecting, and defending such rights in foreign jurisdictions. If we encounter such difficulties or we are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed. The patent positions of medical technology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in patents in these fields has emerged to date in the United States or in many foreign jurisdictions. Both the U.S. Supreme Court and the Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. In addition, the U.S. Congress is currently considering legislation that would change provisions of the patent law. We cannot predict future changes U.S. and foreign courts may make in the interpretation of patent laws or changes to patent laws which might be enacted into law by U.S. and foreign legislative bodies. Those changes may materially affect our patents, our ability to obtain patents or the patents and applications of our collaborators and licensors.
Future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage, which could adversely affect our financial condition and results of operations. For example:

•	others may be able to make systems or devices that are similar to ours but that are not covered by the claims of our patents;

•	our pending patent applications may not result in issued patents;

•	our issued patents may not provide us with any competitive advantages or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	the claims of our issued patents, or patent applications when issued, may not cover our miraDry System or the future products we develop;

•	there may be dominating patents relevant to our technology of which we are not aware;

•	there may be prior public disclosures that could invalidate our inventions, or parts of our inventions, of which we are not aware;

•	the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States; and

•	we may not develop additional proprietary technologies that are patentable.
From time to time, we analyze our competitors’ products and services, and may in the future seek to enforce our patents or other rights to counter perceived infringement. However, infringement claims can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that the patent we seek to enforce is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patent in question does not cover the competitor’s technology. An adverse result in any litigation could put one or more of our patents at risk of being invalidated or interpreted narrowly. Similarly, some of our competitors may be able to devote significantly more resources to intellectual property litigation, and may have significantly broader patent portfolios to assert against us if we assert our rights against them. Finally, because of the substantial discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be disclosed or otherwise compromised during this type of litigation.
If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.
We rely on trade-secret protection to protect our interests in proprietary know-how and processes for which patents are difficult or impossible to obtain or enforce. For example, there are trade secrets related to the manufacturing of certain portions of our disposable bioTip products, the assembly and programming on the amplifier in our miraDry console and the tuning of certain components of our handpiece. We may not be able to protect our trade secrets adequately. We have limited control over the protection of trade secrets used by our third-party manufacturers and suppliers. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors and outside scientific advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third-party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. We rely, in part, on non-disclosure and confidentiality agreements with our employees, consultants and other parties to protect our trade secrets and other proprietary technology. These agreements may be breached and we may not have adequate remedies for any breach. We may now or in the future incorporate open source software in our products’ firmware. Open source software licenses can be ambiguous, and there is a risk that these licenses could be construed to require us to disclose or publish, in source code form, some or all of our proprietary firmware code. Any disclosure of confidential information into the public domain or to third parties could allow our competitors to learn our trade secrets and use the information in competition against us, which could adversely affect our competitive advantage.
Our miraDry System and any future products or services we develop could be alleged to infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.
Our commercial success depends on our ability to develop, manufacture, and market our miraDry System without infringing the patents and other proprietary rights of third parties. As the medical technology industry expands and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our products and technology of which we are not aware or that we must challenge to continue our operations as currently contemplated. Our products may infringe or may be alleged to infringe these patents.
In addition, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing (or, in some cases, are not published until they issue as patents) and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications. Another party may have filed, and may in the future file, patent applications covering our products or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the Patent and Trademark Office, or PTO, to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions.

There is substantial litigation involving patent and other intellectual property rights in the medical technology industry generally. If a third party claims that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

•	infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

•
substantial damages for infringement, which we may have to pay if a court decides that the product at issue infringes on or violates the third party’s rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

•	a court prohibiting us from selling or licensing our products unless the third party licenses its product rights to us, which it is not required to do at a commercially reasonable price, or at all;

•	if a license is available from a third party, we may have to pay substantial royalties, upfront fees or grant cross-licenses to intellectual property rights for our products; and

•
redesigning our products or processes so they do not infringe, which may not be possible, or may require substantial monetary expenditures and time, during which our products may not be available for sale.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Finally, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.
Risks Related to Our Common Stock and the Offering and Merger
There is not now, and there may never be, an active, liquid and orderly trading market for our Common Stock, which may make it difficult to sell shares of our Common Stock.
Our Common Stock is quoted on the OTC Markets Group Inc.'s over-the-counter inter-dealer quotation system, known as OTC Markets, and there is not now, nor has there been since our inception, any significant trading activity in our Common Stock or a market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our Common Stock must bear the economic risk of holding those shares for an indefinite period of time. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and our Common Stock may be quoted on the OTC Market's or another over-the-counter quotation system for the foreseeable future. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our Common Stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our Common Stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as consideration.
Our stock price may be volatile and investors may lose all or a part of their investment.

The current market price for our Common Stock may vary from the price of our Common Stock at the time of the Offering. Among the factors that may cause the market price of our Common Stock to fluctuate are the risks described in this “Risk Factors” section and other factors, including:

•	fluctuations in our operating results or the operating results of our competitors;

•	changes in estimates of our financial results or recommendations or cessation of coverage by securities analysts;

•	changes in the estimates of the future size and growth rate of our market opportunity;

•	changes in accounting principles or changes in interpretations of existing principles, which could affect our financial results;

•	conditions and trends in the markets we serve;

•	adverse regulatory decisions;

•	changes in general economic, industry, and market conditions;

•	success of competitive technologies and procedures;

•	changes in our pricing policies;

•	announcements of significant new technologies, procedures, or acquisitions by us or our competitors;

•	changes in legislation or regulatory policies, practices or actions;

•	the commencement or outcome of litigation involving our company, our general industry or both;

•	recruitment or departure of our executives and other key employees;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	actual or expected sales of our Common Stock by the holders of our Common Stock; and

•	the trading volume of our Common Stock.
In addition, the stock market in general, and the market for medical technology companies in particular, may experience a loss of investor confidence. A loss of investor confidence may result in extreme price and volume fluctuations in our Common Stock that are unrelated or disproportionate to the operating performance of our business, financial condition or results of operations. These broad market and industry factors may materially harm the market price of our Common Stock and expose us to securities class-action litigation. Class-action litigation, even if unsuccessful, could be costly to defend and divert management’s attention and resources, which could further materially harm our financial condition and results of operations.
Our Common Stock may be subject to the “penny stock” rules of the SEC, and the trading market in our Common Stock is limited, which makes transactions cumbersome and may reduce the value of an investment in the stock.
Rule 15g-9 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks in accordance with the provisions of Rule 15g-9; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased, provided that any such purchase shall not be effected less than two business days after the broker or dealer sends such written agreement to the investor.
In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information, investment experience and investment objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risks of transactions in penny stocks.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) in highlight form, confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information regarding the limited market in penny stocks. As a result, if our Common Stock becomes subject to the “penny stock” rules, it may be more difficult to execute trades of our Common Stock which may have an adverse effect on the liquidity of our Common Stock.
Our management has broad discretion as to the use of the net proceeds from the Offering.
We cannot specify with certainty the particular uses of the net proceeds we will receive from the Offering, and these uses may vary substantially from our current plans. We expect to use the net proceeds of the Offering to support the ongoing commercialization of the miraDry System, obtain regulatory approvals for new products, fund research and development capital and expenses and for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds. Accordingly, investors will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from the Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from the Offering in a manner that does not produce income or that loses value.
FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.
The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. These FINRA requirements may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and the price of our Common Stock.
If securities or industry analysts do not publish, or cease publishing, research, or publish inaccurate or unfavorable research about our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and any trading volume could decline.

Any trading market for our Common Stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business, markets or competitors. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business or our market, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and any trading volume to decline.
We may have material liabilities that were not discovered before, and have not been discovered since, the closing of the Merger.
As a result of the Merger, the prior business plan and management relating to KTL Bamboo International Corp. was abandoned and replaced with the business and management team of Miramar. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with the two pre-Merger entities. As a result, we may have material liabilities based on activities before the Merger that have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. Although the agreement entered into in connection with the Merger contains customary representations and warranties from KTL Bamboo International Corp. concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.
We may be exposed to additional risks as a result of “going public” by means of a reverse acquisition transaction.
We may be exposed to additional risks because the prior business operations of Miramar have become a public company through a “reverse acquisition” transaction. There has been increased focus by government agencies on transactions structured similarly to the Merger in recent years, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result of the Merger. Further, as a result of our existence as a “shell company” under applicable rules of the SEC, prior to the closing of the Merger, we are subject to certain restrictions and limitations for certain specified periods of time relating to potential future issuances of our securities and compliance with applicable SEC rules and regulations. Additionally, our “going public” by means of a reverse acquisition transaction may make it more difficult for us to obtain coverage from securities analysts of major brokerage firms following the Merger because of the perceived risk to those brokerage firms of recommending the purchase of our Common Stock. Further, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an initial public offering, or IPO, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock. The occurrence of any such event could cause our business or stock price to suffer.
If we fail to implement and maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.
We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, subject to certain exceptions. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. However, as discussed in detail below, as an emerging growth company, we are not required to obtain an auditor attestation. As a private company, Miramar was not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures prior consistent with those of a public company to the Merger. Our management team and board of directors will need to devote significant efforts to implementing and maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff. Any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.
Under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, issuers that qualify as “emerging growth companies” under the JOBS Act are not required to provide an auditor’s attestation report on internal controls for so long as the issuer qualifies as an emerging growth company or a smaller reporting company. We currently qualify as an emerging growth company under the JOBS Act, and we may choose not to provide an auditor’s attestation report on internal controls. However, if we cannot favorably assess the effectiveness of our internal control over financial reporting, or if we require an attestation report from our independent registered public accounting firm in the future and that firm is unable to provide an unqualified attestation report on the effectiveness of our internal controls over financial reporting, investor confidence and, in turn, our stock price could be materially adversely affected.
Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our Common Stock, which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
We currently have a small team with primary responsibility for performing most of our accounting and financial reporting duties. As a result, certain aspects of internal accounting control which require adequate segregation of duties are missing in the Company. Hence as we transition to a public company, we believe we do not currently have sufficient accounting and supervisory personnel with the appropriate level of technical accounting experience and training necessary or adequate accounting policies, processes and procedures, particularly in the areas of revenue recognition, equity related transactions and other complex, judgmental areas for U.S. GAAP financial reporting and SEC reporting purposes and consequently, we must rely on third party consultants. These deficiencies represent a material weakness (as defined under the Exchange Act) in our internal control over financial reporting in both design and operation. We may identify additional material weaknesses in the future. Under the Exchange Act, a material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. We are currently developing a plan to design, review, implement and refine internal control over financial reporting. However, we may identify deficiencies and weaknesses or fail to remediate previously identified deficiencies in our internal controls. If material weaknesses or deficiencies in our internal controls exist and go undetected or unremediated, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our Common Stock to decline.
Being a public company is expensive and administratively burdensome.
The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are much greater than those of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.
The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions and we have not yet adopted certain of these measures. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.
We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.
We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act, which occurred in February 21, 2014, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a “large accelerated filer,” which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may suffer or be more volatile.
In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.
We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company” at such time we cease being an

“emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.
We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, or we become subject to Section 15(d) of the Exchange Act, we will be a “voluntary filer.”
We are not currently required under Section 13 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. We have in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about us and our operations is publicly available to our stockholders and potential investors. Until we become subject to the reporting requirements under the Exchange Act, we are a “voluntary filer” and we are currently considered a non-reporting issuer under the Exchange Act. We will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of: (i) our registration of a class of securities under Section 12 of the Exchange Act, which would be required if we list a class of securities on a national securities exchange or if we meet the size requirements set forth in Section 12(g) of the Exchange Act, or which we may voluntarily elect to undertake at an earlier date; or (ii) the effectiveness of a registration statement under the Securities Act relating to our Common Stock. Until we become subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, we are not subject to the SEC’s proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements. In addition, if we do not register under Section 12 of the Exchange Act, and remain a “voluntary filer”, we could cease filing annual, quarterly or current reports under the Exchange Act.
Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”
Prior to the closing of the Merger, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8‑K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8‑K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our Common Stock. We are currently a “voluntary filer,” and upon effectiveness of a registration statement, or upon our becoming subject to the reporting rules under the Exchange Act, we will not be subject to the reporting requirements under the Exchange Act. Therefore, unless we register such shares of Common Stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.
Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.
In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our Common Stock in the Offering. We are authorized to issue an aggregate of 100 million shares of Common Stock and 5 million shares of “blank check” preferred stock. We may issue additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts.
Future sales of our Common Stock or securities convertible or exchangeable for our Common Stock may cause our stock price to decline.
If our existing stockholders or option holders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up and legal restrictions on resale lapse, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline. As of June 13, 2016, we had 9,130,675 shares of Common Stock outstanding, of which 900,000 shares were freely tradable, except for obligations under certain lock-up agreements.
Holders of our Common Stock, including shares issuable upon exercise of our Common Stock warrants, are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, subject to the lock-up agreements described above in the section entitled “The Merger and Related Transactions—Lock-up Agreements and Other Restrictions.” Sales of such shares could also cause the price of our Common Stock to decline.
We do not currently intend to pay dividends on our Common Stock and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.
We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, future prospects, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt agreements we may enter into and other factors our board of directors may deem relevant. If we do not pay dividends, investors’ ability to achieve a return on their investment in our company will depend on any future appreciation in the market price of our Common Stock. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which investors have purchased their Common Stock.
Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
Based on the beneficial ownership of our Common Stock immediately following the Acquisition after taking into account the Offering, our officers and directors, together with holders of 5% or more of our outstanding Common Stock and their respective affiliates, will beneficially own approximately 87.96% of our Common Stock. Accordingly, these stockholders will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with investors’ interests. For example, these stockholders could delay or prevent a change in control of the company, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of the company or our assets and might affect the prevailing price of our Common Stock. The significant concentration of stock ownership may negatively impact the price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.
Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current directors and management team, and limit the market price of our Common Stock.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of our Common Stock, and adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. These provisions include:

•	dividing our board into three classes, with each class serving a staggered three-year term;

•	prohibiting our stockholders from calling a special meeting of stockholders or acting by written consent;

•
permitting our board of directors to issue additional shares of our preferred stock, with such rights, preferences and privileges as they may designate, including the right to approve an acquisition or other changes in control;

•	establishing an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations to our board of directors;

•	providing that our directors may be removed only for cause;

•	providing that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•
requiring the approval of our board of directors or the holders of a supermajority of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board, which is responsible for appointing the members of our management.
Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that will own 15% or more of our outstanding voting stock upon the closing of the Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.
On June 7, 2016, our wholly-owned subsidiary, Miramar Acquisition Corp., a corporation formed in the State of Delaware on June 2, 2016, or Acquisition Sub, merged with and into Miramar Technologies, Inc., a corporation incorporated on April 2006 in the state of Delaware, or Miramar. Pursuant to this transaction, Miramar was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding stock of Miramar was converted into shares of our Common Stock.
In connection with the Merger and pursuant to the Split-Off Agreement, we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholder, in exchange for the surrender by him and the cancellation of 3,603,602 shares of our Common Stock.
As a result of the Merger and Split-Off, we discontinued our pre-Merger business and acquired the business of Miramar and will continue the existing business operations of Miramar as a publicly-traded company under the name Miramar Labs, Inc.
As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Miramar, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.
The following discussion highlights Miramar’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Miramar’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.
Basis of Presentation
The audited consolidated financial statements of Miramar for the fiscal years ended December 31, 2015 and 2014, and the unaudited consolidated condensed financial statements of Miramar for the three months ended March 31, 2016 and 2015, contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such unaudited interim periods have been included in these unaudited financial statements. All such adjustments are of a normal recurring nature.

Company Overview
We are a medical technology company focused on developing and commercializing products utilizing our proprietary microwave technology platform.
Our first commercial product, the miraDry System, is designed to ablate axillary, or underarm, sweat glands through the precise and non-invasive delivery of energy to the region where sweat glands reside. The energy generates heat which results in thermolysis of the sweat glands. At the same time, a continuous hydro-ceramic cooling system protects the superficial dermis and keeps the heat focused at the sweat glands. Because sweat glands do not regenerate after the treatment, we believe the results are lasting. Microwaves are the ideal technology as the energy can be focused directly at the fat and dermal junction where the glands reside.
We received clearance from the U.S. Food and Drug Administration, or the FDA, in January 2011 and received CE mark approval in December 2013 to market miraDry for the treatment of primary axillary hyperhidrosis and for axillary hair removal in June 2015. We sell our miraDry System to dermatologists, plastic surgeons, aesthetic specialists and physicians specializing in the treatment of hyperhidrosis. We generate revenue from sales of our miraDry System and the sale of consumables to our customers who are required to use a new consumable for each patient they treat.
As of March 31, 2016, we had an installed base of approximately 720 miraDry Systems worldwide and over 55,000 miraDry procedures have been performed. We generated revenues of $17.2 million for the year ended December 31, 2015, and $4.3 million for the three months ended March 31, 2016. We had net losses of $14.5 million and $3.3 million, respectively, for the same periods.
We utilize our direct sales organization to selectively market and sell miraDry in our North American market, which includes the United States and Canada. In our markets located outside of North America, we market and sell miraDry through a network of distributors. Our sales force and distributors target dermatologists, plastic surgeons, aesthetic specialists and physicians specializing in the treatment of hyperhidrosis who express a willingness to position miraDry as a premium and differentiated treatment and participate in our global marketing and support programs.
Revenues from markets outside of North America comprised 58% of our total revenues for the year ended December 31, 2015 and 61% for the three months ended March 31, 2016. Our over 40 international markets outside of North America are located in Asia, Europe, the Middle East and South America.
We are driving growth in miraDry procedures through our physician marketing programs, which provide physicians with sales training, practice marketing, and support services through our direct selling in North America. For sales outside of North America, we are working with our distributors by sharing our marketing materials and programs that may be applicable to certain markets. After we establish a significant installed base of miraDry Systems in specific markets, we plan to use targeted consumer marketing, advertising, and promotional activities in these markets to increase demand for miraDry.
Our business is dependent upon the success of miraDry, and we cannot guarantee that we will be successful in significantly expanding physician and patient demand for miraDry procedures. In addition, we will continue to incur significant expenses for the foreseeable future as we expand our commercialization and other business activities, and as a result, we cannot guarantee that we will be able to achieve or maintain our profitability.
We generated revenue of $4.3 million and $3.0 million, and had net losses of $3.3 million and $4.5 million, for the three months ended March 31, 2016 and 2015 respectively.
We expect to continue to incur significant expenses and operating losses for the foreseeable future. We expect our expenses will increase in connection with our ongoing activities as we:

•	increase sales and marketing personnel to support our targeted sales growth particularly in the United States and expansion in Asia;

•	add personnel to support our product development and clinical efforts;

•	seek regulatory approval of new products and indications in the U.S. and in foreign countries; and

•	operate as a public company.
Accordingly, we may seek to fund our operations through public of private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop enhancements to and integrate new applications into our miraDry System.
Components of Statements of Operations
Revenue
Product revenue consists of sales of miraDry Systems, as well as consumables (referred to as bioTips), accessories, warranty, service and freight charges, net of returns, discounts and allowances. Once a sales order is negotiated and received by customer service, the product can be shipped generally at the time the order is received or when the financial considerations are met. Installation and training are coordinated with the customers in accordance with their availability but generally completed within a week or two of the shipment.
Standard warranties are offered at no cost to customers to cover parts, labor and maintenance for up to two years for product defects. In addition, we offer extended warranty or post-installation maintenance and support contracts that provide various levels of service support, which enables our customers to select the level of on-going support services, including parts and labor, which they require. These post-installation contracts are for a period of one to two years. Revenue for extended warranty and service contracts is recognized on a straight-line basis over the term during which the contracted services are provided.
Cost of Revenue
Product cost of revenue primarily consists of the cost of materials, labor and overhead associated with the manufacture of the miraDry Systems and bioTips, as well as variable manufacturing costs and royalty payments to The Foundry.
We expect our cost of revenue per unit to decrease as we continue to scale our operations, improve product designs and work with our third-party suppliers to lower costs.
Operating Expenses
Research and Development. Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation and employee benefits. Other significant research and development costs arise. These costs consist of third-party consulting services, laboratory supplies, research materials and supplies, and depreciation and amortization of medical and computer equipment and software. We expense research and development expenses as incurred. As we continue to invest in improving the miraDry System and developing our technology for new products, we expect research and development expenses to increase in absolute dollars but to decline as a percent of revenue.
Sales and Marketing. Sales and marketing expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits and travel associated with our direct sales force, practice development managers, sales management and our marketing personnel. Sales and marketing expenses also include costs associated with our support of business development efforts with distributors in Europe and Asia, and costs related to trade shows and marketing programs. Marketing programs include reimbursement to customers for qualified submissions of marketing expenses with a separately identifiable benefit, and where they provide us evidence of payment. We expense sales and marketing costs as incurred. We expect sales and marketing expenses to increase in future periods as we expand our sales force and our marketing organization and increase our participation in global trade shows and marketing programs, including consumer marketing.
General and Administrative. Our general and administrative expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits and travel. In addition, general and administrative expenses include, the medical device tax fee, third-party consulting, legal, audit, accounting services, and allocations of overhead costs, such as rent, facilities and information technology. We expect general and administrative expenses to increase in absolute dollars following the consummation of the Merger due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.
Interest Income
Interest income consists primarily of interest income received on our cash and cash equivalents.
Interest Expense
Interest expense consists primarily of interest and amortization of related costs associated with the senior debt with Silicon Valley Bank Financial Group and Oxford Finance, or together, SVB/Oxford. Additionally it includes interest expense associated with financing leases for certain equipment in our business, short term financing agreements for insurance premiums, bridge loan financing and royalty payables with The Foundry.
Other Expense, Net
Other expense, net consists primarily of the re-measurement of outstanding convertible preferred stock warrants at each balance sheet date. Additionally, it includes gains and losses from the disposal of fixed assets and foreign currency exchange gains and losses.

Results of Operations
The following tables set forth our results of operations for the periods presented:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
Revenue	$4,287,333	$2,960,433	$17,199,511	$16,065,185
Cost of revenue:	2,028,557	1,345,081	8,257,048	8,757,950
Gross margin	2,258,776	1,615,352	8,942,463	7,307,235
Operating expenses:
Research and development	921,589	1,468,352	4,974,120	5,293,804
Sales and marketing	3,023,009	3,126,713	11,757,734	11,214,027
General and administrative	1,337,996	1,327,338	5,468,916	5,465,970
Total operating expenses:	5,282,594	5,922,403	22,200,770	21,973,801
Loss from operations	(3,023,818)	(4,307,051)	(13,258,307)	(14,666,566)
Interest income	1,140	2,140	5,931	12,383
Interest expense	(315,748)	(281,539)	(1,295,930)	(992,970)
Other expense, net	25,355	65,381	62,780	309,560
Net loss before provision for income taxes	(3,313,071)	(4,521,070)	(14,485,526)	(15,337,593)
Provision for income taxes	(1,525)	(1,425)	(8,722)	(10,344)
Net and comprehensive loss	$(3,314,596)	$(4,522,495)	$(14,494,248)	$(15,347,937)
Accretion of redeemable convertible preferred stock	—	(13,020)	(3,117)	(324,937)
Net loss attributable to common stockholders	$(3,314,596)	$(4,535,515)	$(14,497,365)	$(15,672,874)
Net loss per share attributable to common stockholders, basic and diluted	$(8.32)	$(11.81)	$(37.33)	$(41.29)
Comparison of the Three Months Ended March 31, 2016 and 2015
Revenue

	Three Months Ended March 31,
	2016	2015	Change
Capital systems	$2,137,710	$1,339,600	$798,110
Consumable	2,023,180	1,503,234	519,946
Other	126,443	117,599	8,844
Total Revenue	$4,287,333	$2,960,433	$1,326,900
Total revenue during the three months ended March 31, 2016 increased $1.3 million compared to the three months ended March 31, 2015. Sales of capital systems increased by $0.8 million, or 60%, driven primarily by increased sales in North America and new markets in Asia. Sale of our consumables increased by $0.5 million, or 35%, year over year driven by increased utilization worldwide primarily in North America and Europe. Other revenue which is primarily for extended warranty agreements and service contracts reflected growth of 7% mainly due to the purchase of service contracts for miraDry Systems coming off their initial warranty period.

Cost of Revenue/Gross Margin

	Three Months Ended March 31,
	2016	2015	Change
Capital systems cost of revenue	$1,713,647	$1,176,752	$536,895
Consumable cost of revenue	190,083	83,637	106,446
Royalty	124,827	84,692	40,135
Total cost of revenue	$2,028,557	$1,345,081	$683,476
Gross Margin %	52.7%	54.6%	(1.9)%
Total cost of revenue increased $0.7 million during the three months ended March 31, 2016 compared to the three months ended March 31, 2015. The decrease in gross margin percentage for the three months ended March 31, 2016 was primarily attributable to the mix of product sales, with lower margin capital system revenue providing a higher percentage of total revenue in 2016 as compared to the same period for 2015.
We currently expect that cost of revenue on current orders will show improvements from historic costs due to scaling of our operation closer to the optimal capacity of our facility, introducing cost improvements from R&D, and increasing our production efficiencies.
Operating Expenses

	Three Months Ended March 31,
	2016	2015	Change
Research and development	$921,589	$1,468,352	$(546,763)
Sales and marketing	3,023,009	3,126,713	(103,704)
General and administrative	1,337,996	1,327,338	10,658
Total operating expenses:	$5,282,594	$5,922,403	$(639,809)
Research and Development. Research and development expenses during the three months ended March 31, 2016 decreased $0.5 million as compared to the three months ended March 31, 2015. There were no material differences by cost category year over year. The decrease was primarily due to lower headcount and reduced clinical studies.
Sales and Marketing. Sales and marketing expenses during the three months ended March 31, 2016 decreased slightly by $0.1 million as compared to the three months ended March 31, 2015. An increase in compensation of $0.1 million was offset by a decrease in expenses associated with outside services, consulting, marketing programs and travel expenses of $0.2 million.
General and Administrative. General and administrative expenses during the three months ended March 31, 2016 were essentially the same as compared to the three months ended March 31, 2015. A decrease in compensation of $0.3 million was a result of lower headcount, which was offset by an increase in outside services primarily due to legal expenses.

Interest Expense

	Three Months Ended March 31,
	2016	2015	Change
Interest expense	$(315,748)	$(281,539)	$(34,209)
Interest expense during the three months ended March 31, 2016 increased due to bridge loans with current investors in December 2015 and February 2016.
Other Expense, net

	Three Months Ended March 31,
	2016	2015	Change
Other expense, net	$25,355	$65,381	$(40,026)
Other expense, net during the three months ended March 31, 2016, decreased due to warrant liability revaluation.
Comparison of the Years Ended December 31, 2015 and 2014
Revenue

	Years Ended December 31,
	2015	2014	Change
Capital systems	$9,343,283	$10,822,235	$(1,478,952)
Consumable	7,300,078	4,959,033	2,341,045
Other	556,150	283,917	272,233
Total Revenue	$17,199,511	$16,065,185	$1,134,326
Total revenue in 2015 increased $1.1 million compared to 2014, primarily due to an increase in consumable revenue of $2.3 million that offset a decrease in capital revenue of $1.5 million. The unfavorable capital revenue was primarily due to weaker sales in Japan and Korea due to the replacement of distributors and lower sales in Taiwan. Consumable revenue reflected strong growth across all regions with particularly strong utilization in Europe and the Middle East with growth of 123%.

Cost of Revenue/Gross Margin

	Years Ended December 31
	2015	2014	Change
Capital systems cost of revenue	$7,255,809	$7,884,156	$(628,347)
Consumable cost of revenue	505,421	403,558	101,863
Royalty	495,818	470,236	25,582
Total cost of revenue	$8,257,048	$8,757,950	$(500,902)
Gross Margin %	52.0%	45.5%	(6.5)%
Gross margin was 52.0% and 45.5% for the periods ending December 31, 2015 and 2014, respectively. The 6.5% improvement in gross margin was primarily driven by product mix. The percentage of revenue for lower gross margin capital systems comprised 73% in 2015 as compared to 83% in 2014. Higher gross margin consumable revenue comprised 27% of total revenue in 2015 as compared to 17% in 2014.

We currently expect that cost of revenue on current orders will continue this trend and show improvements from historic costs by scaling of our operation closer to optimal production levels, introducing cost improvements from R&D and increasing our production efficiencies.
Operating Expenses

	Years Ended December 31,
	2015	2014	Change
Research and development	$4,974,120	$5,293,804	$(319,684)
Sales and marketing	11,757,734	11,214,027	543,707
General and administrative	5,468,916	5,465,970	2,946
Total operating expenses	$22,200,770	$21,973,801	$226,969
Research and Development.  Research and development expenses in 2015 decreased $0.3 million as compared to 2014. This decrease was primarily attributable to lower headcount, decreases in compensation, outside services and materials and supplies due to reduced clinical studies.
Sales and Marketing.  Sales and marketing expenses in 2015 increased $0.5 million as compared to 2014. This increase was primarily attributable to an increase in travel, trade show and depreciation of sales and marketing equipment related expenses.
General and Administrative.  General and administrative expenses in 2015 were essentially unchanged as compared to 2014. Higher outside service expenses of $0.7 million in 2015, primarily associated with increased legal expenses and the restatement of legal expenses related to financing efforts in 2015, were offset by lower compensation expenses, and lower facilities costs due to our new facility.
Interest Expense

	Years Ended December 31,
	2015	2014	Change
Interest expense	$(1,295,930)	$(992,970)	$(302,960)
Interest expense increased $0.3 million in 2015, which was primarily due to the increase in long-term debt from $5.0 million to $10.0 million which was incurred in April 2014.
Other Expense, Net

	Years Ended December 31,
	2015	2014	Change
Other expense, net	$62,780	$309,560	$(246,780)
Other expense, net for the year ended 2015 and 2014, consisted primarily of the revaluation of the warrant liability and gains and losses on the disposal of property and equipment. Warrants were issued with the increase in our debt in April 2014.

Liquidity and Capital Resources
Since Miramar’s inception in 2006 as a Delaware corporation, we have incurred significant net losses and negative cash flows from operations. During 2015 and the three months ended March 31, 2016, we had net losses of $14.5 million and $3.3 million, respectively. At March 31, 2016, we had an accumulated deficit of $96.8 million.
As discussed in the audit report for the year ended December 31, 2015, these factors raise substantial doubt about the Company’s ability to continue as a going concern. At March 31, 2016, we had cash and cash equivalents of $1.4 million. To date, we have financed our operations principally through private placements of Miramar’s preferred stock, issuances of senior secured debt and receipts of customer deposits for new orders and payments from customers for systems sold. Through March 31, 2016, we have received net proceeds of $86.3 million from the issuance of shares of Miramar’s preferred stock. We have received bridge financing totaling approximately $5.6 million from our current investors from December 2015 through May 2016. It is anticipated that the proceeds from the Offering will enable us to execute our business plans in a manner that allows us to get to the next financing milestone. Depending on the amount raised in the Offering, we may need to conduct one or more equity or debt financings within the next 12 months.
We could potentially need our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Loan and Security Agreement
On August 7, 2015, we entered into a loan and security agreement (the “Loan Agreement”) among us, Oxford Finance LLC, as collateral agent and a lender, the other lenders from time to time party thereto and Silicon Valley Bank. The Loan Agreement provides for a $20,000,000 secured term loan facility split into three tranches as follows: (i) $10,000,000 in term loans (the “Term Loan A”), (ii) $5,000,000 in term loans (the “Term Loan B”) and (iii) $5,000,000 in term loans (the “Term Loan C”). The Term Loan A was drawn on August 7, 2015. The Term Loan B and the Term Loan C are available to be drawn when we meet certain revenue targets, and Term Loan C additionally requires an equity investment of $15 million or greater. Proceeds of the term loans made under the Loan Agreement may be used by us for working capital and to fund general business requirements.
The term loans bear interest at a fixed rate, determined on the funding date, equal to the greater of (i) 7.80% and (ii) the rate published by The Wall Street Journal as the “Prime Rate” in the United States plus 4.55%. Interest is due and payable monthly in arrears. A default interest rate shall apply during any event of default under the Loan Agreement at a rate per annum equal to 5.00% above the applicable interest rate.
The term loans are payable in equal monthly installments amortizing over either 33 months or 27 months depending on when we meet certain revenue targets. Any remaining outstanding amounts of principal and/or interest are payable on September 1, 2019, the maturity date, together with a final payment equal to 2.25% multiplied by the original principal amount of the term loans (the “Final Payment”).
We may prepay the term loans in whole, not in part, at any time; provided that such payment is accompanied by an amount equal to the sum of (i) the principal amount of the term loans prepaid multiplied by: (A) 2.00% for any prepayment made on or prior to the second anniversary of the funding date of such term loans and (B) 1.00% for any prepayment made after the second anniversary of the funding date of such term loans and (ii) the Final Payment. We are also obligated to pay customary fees for a loan facility of this size and type.
The term loans are subject to financial covenants and are collateralized by substantially all our assets (other than our intellectual property) and limits the our ability with respect to additional indebtedness, investments or dividends, among other things, subject to customary exceptions. The Loan Agreement includes customary events of default.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, as amended, which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.
The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31		Years Ended December 31,
	2016	2015	2015	2014
Cash used in operating activities	$(3,810,931)	(4,174,704)	(11,871,054)	(15,382,344)
Cash used in investing activities	(48,581)	(40,974)	(223,703)	(1,179,335)
Cash provided by (used in) financing activities	2,643,988	(651,542)	1,252,526	20,698,803
Operating Activities
We have historically experienced negative cash outflows as we developed miraDry and miraWave technology, and continued to expand our business. Our net cash used in operating activities primarily results from our net loss adjusted for non-cash expenses and changes in working capital components as we have grown our business, and is influenced by the timing of cash payments for inventory purchases and cash receipts from our customers. Our primary source of cash flow from operating activities is cash receipts from customers including sales of miraDry Systems. Our primary uses of cash from operating activities are employee-related expenditures and amounts due to vendors for purchased components. Our cash flows from operating activities will continue to be affected principally by our working capital requirements and the extent to which we build up our inventory balances and increase spending on personnel and other operating activities as our business grows.
During the three months ended March 31, 2016, operating activities used $3.8 million in cash, a decrease of $0.4 million from cash used in the three months ended March 31, 2015 of $4.2 million. A lower net loss of $1.2 million and favorable reduction in inventory of $0.9 million were partially offset by higher accounts receivable balances and lower accrued liabilities. During the year ended December 31, 2015, operating activities used $11.9 million in cash, a decrease of $3.5 million from cash used in the year ended December 31, 2014. The reduction in cash used in operations was primarily due to a lower net loss of $0.9 million, and lower cash usage in accounts receivable and inventory. Both period decreases were primarily a result of an increase in cash collections and reductions in operating expenses.
Investing Activities
Cash used in investing activities was less than $0.1 million for the three months ended March 31, 2016 and 2015 respectively, and $0.2 million and $1.2 million for the years ended December 31, 2015 and 2014, respectively. This was primarily for purchases of capital equipment used for operations and production. In 2014, $0.8 million of leasehold improvements were made to new corporate facilities.
Financing Activities
During the three months ended March 31, 2016, $2.6 million of cash provided by financing activities was from bridge loans from the Company’s investors.
In 2015, the refinancing of the outstanding balance of the $10M SVB/Oxford loan, was offset by principal payments on the previous SVB/Oxford loan and outstanding insurance premium loans and equipment capital leases.
In 2014, $16 million of preferred stock and $5 million in SVB/Oxford loan proceeds were obtained.
Under the terms of our senior debt agreement with SVB/Oxford, the Company has access to $5.0 million of additional borrowing capacity once the Company has (i) achieved trailing six months consolidated revenue of at least $15.0 million in any fiscal month and (ii) received net cash proceeds after the effective date of the loan agreement from the sale and issuance of equity securities of at least $15.0 million from investors on terms and conditions reasonably acceptable to the collateral agent.
Off-Balance Sheet Arrangements
During the three months ended March 31, 2016 and 2015 and years ended December 31, 2015 and 2014, we did not have any off-balance sheet arrangements as defined by applicable SEC regulations.
Critical Accounting Policies and Estimates.
Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.
We believe that the assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

Inventories

Inventories are stated at lower of cost or market value and consist of raw materials, work in process, and finished goods. Cost is determined using standard costs, which approximates actual cost on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. The Company writes down its inventory for estimated excess or obsolete inventory equal to the difference between the cost and the estimated market value based upon assumptions about future demands and market conditions.
Revenue Recognition
The Company’s revenue is derived from the sale of the miraDry system, related consumables and accessories, and separately priced extended warranties.  The Company recognizes revenue in accordance with FASB Accounting Standards Codification 605, Revenue Recognition, or ASC 605. Under ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, title and risk of loss has transferred to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.
The Company has distributor agreements with several international distributors. Certain distributor agreements contain product repurchase provisions. The Company defers revenue for its potential exposure for product repurchases.
In 2013, the Company introduced leasing programs for customers to evaluate the miraDry system for a defined rental period and then return or purchase the leased equipment. Each lease was evaluated by the Company according to FASB Accounting Standards Codification 840, Leases, or ASC 840, and recorded as an operating or capital lease. Rental income from the operating leases is recorded on a straight-line basis over the rental term and the related depreciation of the leased equipment is recorded in cost of revenue in the accompanying Consolidated Statements of Operations and Comprehensive Loss. In 2015, the Company reintroduced the Market Validation Program (MVP), which contained a right of return less a restocking fee, during the contract period. The Company defers revenue until the equipment is either returned or purchased.
The Company provides cooperative marketing programs as part of certain customer purchase agreements and qualification through marketing rewards programs. The programs generally provide for reimbursement up to 50% of qualifying marketing expenditures that promote the Company’s products and brand. In order to qualify for the reimbursement, the customer must (1) have pre-approval from the Company’s marketing group to ascertain that the marketing adheres to the established brand style guidelines and only feature miraDry Systems and the customer’s practice and (2) submit proof of payment and invoice for the marketing expenses. Through this review, the Company ensures that the fair value of the separately identifiable benefit received is equal to or greater than the amount being reimbursed. The Company’s reimbursement of marketing expenditures under these programs is recorded in sales and marketing expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
Product Warranty
The Company warrants the miraDry System for a period of one to two years, depending on the territory. The Company accrues for warranty costs at the time of sale based on an estimate of total repair costs for all miraDry Systems under the warranty period. An extended warranty may be purchased for additional fees.
Allowance for Doubtful Accounts
The Company regularly reviews accounts receivable balances, including an analysis of customers’ payment history and information regarding the customers’ creditworthiness, and records an allowance for doubtful accounts based upon this evaluation. The Company writes off accounts against the allowance when all attempts at collection have been exhausted.
Freestanding Preferred Stock Warrants
Freestanding warrants and other similar instruments related to shares that are redeemable are accounted for in accordance with ASC 480, “Distinguishing Liabilities from Equity.” The freestanding warrants are exercisable into the Company’s convertible preferred stock and are classified as liabilities on the balance sheet. The warrants are subject to re-measurement at each balance sheet date and the change in fair value, if any, is recognized as other income (expense). The Company will continue to adjust the liability for changes in fair value until the earlier of (i)

exercise of the warrants, (ii) conversion into warrants to purchase common stock (upon conversion of the preferred stock to common), or (iii) expiration of the warrants.
Income Taxes
The Company accounts for income taxes under the liability method, whereby deferred tax assets and liabilities are recorded for the difference between the financial statement and tax bases of assets and liabilities and for net operating loss and tax credit carryforwards using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.
The Company adheres to the provisions of FASB Accounting Standards Codification (ASC 740-10), “Accounting for Uncertainty in Income Taxes.” ASC 740-10 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return.
It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense, net, as necessary.
Stock‑Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718 “Compensation-Stock Compensation”. ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options. ASC 718 requires companies to estimate the fair value of all share-based payment awards on the date of grant using an option pricing model. All option grants valued since inception are expensed on a straight-line basis over the requisite service period.
The Company accounts for equity instruments issued to nonemployees in accordance with ASC 505-50 “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services”. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic adjustments as the underlying equity instruments vest.
Preferred Stock
Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity.

Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The amendment in this ASU provides guidance on revenue recognition and requires companies to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The core principle of this update provides guidance to identify the performance obligations under the contract(s) with a customer and how to allocate the transaction price to the performance obligations in the contract. It further provides guidance to recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for public entities for annual and interim periods beginning after December 15, 2016. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2017. In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations”, or ASU 2016-08, in April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, or ASU 2016-10, and in May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, or ASU 2016-12. ASU 2016-08, ASU 2016-10 and ASU 2016-12 all update and clarify the guidance previously issued in ASU 2014-09. ASU 2014-09, as amended, allows for two methods of adoption, a full retrospective method or a modified retrospective approach with the cumulative effect recognized at the date of initial application.  The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern”, or ASU 2014-15. The update sets forth a requirement for management to evaluate whether there are conditions and events that raise substantial doubt about an entity's ability to continue as a going concern, a responsibility that did not previously exist in GAAP. The amendments included in this update require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period, including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 will be effective for the Company in fiscal year 2016. The Company is currently assessing the future impact of this update on its financial statements.
In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” (ASU 2015-03”). The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for annual and interim reporting periods of public entities beginning after December 15, 2015, and early adoption is permitted.  The Company has adopted this standard and has accordingly classified all debt issuance costs as a deduction of notes payable.
In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory”. This update requires inventory that is recorded using the first-in, first-out (FIFO) or average cost method to be measured at the lower of cost or net realizable value (defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation), as opposed to the existing requirement to measure such inventory at the lower of cost or market value. This update is effective for annual periods beginning after December 15, 2016, and interim periods within those years, with early adoption permitted. The Company does not believe adoption will have any significant impact on the consolidated financial statements.
In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. The guidance in this update supersedes the leasing guidance in “Leases (Topic 840)”. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. For public entities, the new standard is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.
In March 2016, the FASB issued ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. This update will require all income tax effects of awards to be recognized in the income statement when the awards vest or are settled. It will also allow an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and to make a policy election to account for forfeitures as they occur. For public entities, the new standard is effective for annual periods beginning after December 15, 2016, and early adoption is permitted. The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.
JOBS Act Accounting Election
We are an “emerging growth company” within the meaning of the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 9,130,675 share of Common Stock outstanding and gives effect to the offering. The following table sets forth information with respect to the beneficial ownership of our Common Stock as of June 7, 2016 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.
Unless otherwise indicated in the following table, the address for each person named in the table is c/o Miramar Labs, Inc., 2790 Walsh Avenue, Santa Clara, CA 95051.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Entities affiliated with Domain Partners VII, L.P. (1).	2,619,193	28.63%
Morgenthaler Partners VIII, L.P. (2)	1,878,796	20.55%
Aisling Capital III, L.P. (3)	1,851,643	20.28%
RMI Investments S.A.R.L. (4).	1,132,064	12.4%
Mark Tompkins (5)	815,000	8.93%
Named Executive Officers and Directors
R. Michael Kleine (6)	160,745	1.73%
Brigid A. Makes (7)	46,632	*
Steve Kim (8)	111,766	1.21%
Mark E. Deem (9)	73,932	*
Hanson S. Gifford III (10)	103,505	1.13%
Maxim Gorbachev (4)	1,132,064	12.4%
Henry A. Plain, Jr. (11)	1,943,856	21.26%
Stacey D. Seltzer (3)	1,851,643	20.28%
Brian H. Dovey (1)	2,619,193	28.63%
All current directors and executive officers as a group (9 persons)	8,043,336	87.96%

*Represents ownership of less than 1%
(1)
Consists of (i) 2,585,055 shares and 18,313 shares that may be acquired pursuant to the exercise of warrants held of record by Domain Partners VII, L.P., a Delaware limited partnership ("DP VII") and (ii) 15,513 shares and 312 shares that may be acquired pursuant to the exercise of warrants held of record by DP VII Associates, L.P., a Delaware limited partnership ("DP VII-A"). One Palmer Square Associates VIII, L.L.C., a Delaware limited liability company ("OPSA VIII"), is the general partner of DP VII and DP VII-A and owns no shares directly. Brian Dovey, a member of our board of directors, is a managing member of OPSA VIII. Mr. Dovey disclaims beneficial ownership in the shares held by these entities, except to the extent of his respective pecuniary interest therein. The address for such entities is c/o Domain Associates, One Palmer Square, Princeton, New Jersey 08542.

(2)
Consists of 1,866,379 shares and 12,417 shares that may be acquired pursuant to the exercise of warrants held of record by Morgenthaler Partners VIII, L.P. (“MP LP”). Henry A. Plain, Jr., a member of our board of directors, is a General Partner of Morgenthaler Ventures, LLC, an affiliate of MP LP. Mr. Plain disclaims beneficial ownership in the shares held by these entities, except to the extent of his respective pecuniary interest therein. The address for MP LP is 2710 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(3)
Consists of 1,851,643 shares held of record by Aisling Capital III, L.P. ("AC LP"). Stacey D. Seltzer, a member of our board of directors, is a Partner of Aisling Capital Ventures III, LP, which is an affiliate of AC LP. Ms. Seltzer disclaims beneficial ownership in the shares held by these entities, except to the extent of her respective pecuniary interest therein. The address for AC III is 888 Seventh Avenue, 29th Floor, New York, NY 10016.

(4)
Consists of 1,132,064 shares held of record by RMI Investments S.A.R.L. ("RMI"). Maxim Gorbachev, a member of our board of directors, is the Managing Partner of RMI Partners, LLC, an affiliate of RMI. Mr. Gorbachev disclaims beneficial ownership in the shares held by these entities, except to the extent of his respective pecuniary interest therein. The mailing address of RMI is 7, Rue Robert Stumper, L-2557, Luxembourg.

(5)
Consists of 815,000 shares held of record by Mark Tompkins, including 100,000 shares he purchased in the Offering. The mailing address of Mr. Tompkins is Via Guidino, APP 1, Lugano-Paradiso, 236900, Switzerland.

(6)	Consists of 160,745 shares issuable pursuant to stock options exercisable within 60 days of June 7, 2016.
(7)	Consists of 46,632 shares issuable pursuant to stock options exercisable within 60 days of June 7, 2016.
(8)	Consists of (i) 9,241 shares held of record by Mr. Kim and (ii) 102,525 shares issuable pursuant to stock options exercisable within 60 days of June 7, 2016.
(9)	Consists of 73,932 shares held of record by the Deem Family Trust u/t/a dated September 1, 2004 for which Mr. Deem and his spouse serve as trustees.
(10)	Consists of 103,505 shares held of record by the Gifford Family Trust dated July 21, 2006, for which Mr. Gifford and Alexandra Stitt Gifford serve as trustees.
(11)
Consists of (i) 65,060 shares held of record by Henry A. Plain, Jr. and Lisa M. Plain, Trustees of The Plain Family Trust U/D/T dated September 7, 1994 for which Mr. Plain and his spouse serve as trustees and (ii) 1,866,379 shares and 12,417 shares that may be acquired pursuant to the exercise of warrants held of record by MP LP. See footnote 2 above regarding Mr. Plain's relationship with entities affiliated with MP LP.

DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
Below are the names of and certain information regarding our executive officers and directors who were appointed effective as of the closing of the Merger:

Name	Age	Position
R. Michael Kleine	62	Chief Executive Officer, President and Director
Brigid A. Makes	60	Chief Financial Officer
Steven Kim	47	Chief Technology Officer
Mark E. Deem (2)(3)	49	Director
Hanson S. Gifford III (1)	55	Director
Maxim Gorbachev (1)	40	Director
Henry A. Plain, Jr (2).	58	Director
Stacey D. Seltzer (2)(3)	39	Director
Brian H. Dovey (1)(3)	74	Director

(1)	Member of audit committee

(2)	Member of compensation committee

(3)	Member of nominating and governance committee
R. Michael Kleine has served as a member of our board of directors since December 2013 and as our President and Chief Executive Officer since January 2014. From 2011 to 2014, Mr. Kleine served as Chief Executive Officer of EndoGastric Solutions, Inc., a biomedical company working on the development of products and procedures for the treatment of gastroesophageal reflux disease. From 2008 to 2010, Mr. Kleine served as President, Chief Executive Officer and Executive Board Member of Biosensors International Group, Ltd., a medical device company that specializes in developing interventional cardiology technology. Mr. Kleine was President and Chief Executive Officer of MicroVention, Inc., a neurovascular medical device company, from 2002 to 2006, and continued as the President, Chairman and CEO after it was acquired Terumo Medical Corporation, a biomedical company, from 2006 to 2008. Mr. Kleine serves on the board of directors of Cardica, Inc. and Sequent Medical. Mr. Kleine holds a Master’s Degree from Webster University and a Bachelor of Arts in Biological Science from Missouri Valley College.
We believe Mr. Kleine is qualified to serve as a member of our board of directors because of his extensive experience managing companies at multiple stages of growth in the healthcare and life sciences industries.
Brigid A. Makes has served as our Chief Financial Officer since September 2011. From 2006 to 2011, Ms. Makes served as Senior Vice President and Chief Financial Officer of AGA Medical, a medical device company specializing in the treatment of cardiovascular defects, which was acquired by St. Jude Medical, another medical device company, in November 2010. Prior to AGA Medical, from 1999 to 2006, Ms. Makes served in a variety of executive positions, including as Chief Financial Officer, for Nektar Therapeutics (formerly Inhale Therapeutics), a biopharmaceutical company. Ms. Makes also served as Chief Financial Officer for Oravax, a biopharmaceutical company, from 1998 to 1999 and for Haemonetics Corp, a company specializing in the management of blood supplies, from 1995 to 1998. Ms. Makes holds a Bachelor’s degree in Finance and International Business from McGill University and an M.B.A. from Bentley University.
Steven Kim is one of our founders and has served as our Chief Technology Officer since 2007. From October 2006 to October 2007, Mr. Kim served as an Entrepreneur in Residence at The Foundry, Inc., a medical device company incubator. In 2006, Mr. Kim served as Project Architect for ExploraMed, a medical device incubator. From 1999 to 2005, Mr. Kim served in various management positions for Vivant Medical, an oncology-focused medical device company, which was acquired by Tyco Healthcare, a technology company. Prior to Vivant Medical, from 1996 to 1999, Mr. Kim served as Program Manager for TransVascular, Inc., a medical device company working on treatment of vascular conditions, which was subsequently acquired by Medtronic, a provider of medical technology, services and solutions, including medical devices. Mr. Kim holds a B.S. degree in Mechanical Engineering from California Polytechnic State University and a M.S. degree in Mechanical Engineering from Stanford University.
Mark E. Deem is one of our founders and has served as the Chairman of our board of directors since December 2008 and as a member of our board of directors since August 2007. Mr. Deem serves as a Managing Partner of The Foundry, LLC, a medical device company incubator. Since 2013, Mr. Deem has served as Venture Partner at Lightstone Ventures, a venture capital firm specializing in investing in life sciences companies. Mr. Deem is also a founder of ForSight Labs, an ophthalmic device incubator which has started six companies.
From August 2007 to November 2008, Mr. Deem served as our Interim Chief Executive Officer. Mr. Deem currently serves on the board of directors of Holaira Inc., FIRE1, Ltd., Cala Health, Inc. and as a Board Observer for Aerin Medical, Inc. and Cotera, Inc. Mr. Deem holds a B.S. degree in Biomedical Engineering from Boston University.
We believe Mr. Deem is qualified to serve as a member of our board of directors because of his familiarity with our Company , medical device companies in general and his experience working with regulators and other stakeholders in the life sciences industry.
Hanson S. Gifford III has served as a member of our board of directors since April 2006. Mr. Gifford also serves as the Managing Partner of The Foundry, Inc., a medical device company incubator, which he co-founded in 1998. Since November 2013, Mr. Gifford has served as a Venture Partner at Lightstone Ventures, a venture capital firm specializing in investing in life sciences companies. Mr. Gifford is also a founder of ForSight Labs, an ophthalmic device incubator which has started six companies. Mr. Gifford also serves on the boards of Cotera, FIRE1, Forsight Vision 4, Forsight Vision 5, and Ocular Dynamics. Mr. Gifford is an inventor of over 250 issued U.S. patents. Mr. Gifford holds a B.S. degree in Mechanical Engineering from Cornell University.
We believe Mr. Gifford is qualified to serve as a member of our board of directors because of his extensive knowledge of medical device company operations, and his experience working with companies, regulators and other stakeholders in the medical device industry.
Maxim Gorbachev has served as a member of our board of directors since December 2013. Since March 2013, Mr. Gorbachev has served as the Managing Partner at RMI Partners, LLC, the management company of RusnanoMedInvest LLC, or RMI LLC, a Russian-based life sciences venture capital firm, founded by RUSNANO State Corporation, which invests in funds and companies supporting innovation in nanotechnologies. Prior to joining RMI Partners, from March 2012 to September 2012, Mr. Gorbachev served as Associate Director, Business Planning at JSC Sukhoi Civil Aircraft, an aircraft manufacturer. From July 2009 to February 2012, Mr. Gorbachev served as Director of Finance and Administration at UCB Pharma LLC., a pharmaceutical company. Mr. Gorbachev currently serves on the board of directors of Atlas Genetics, Neothetics and Celtaxsys. Mr. Gorbachev holds a M.S. degree in Applied Mathematics from Lomonosov Moscow State University, a M.S. degree in Financial Management from the Finance University and an M.B.A. from Vlerick Business School.
We believe Mr. Gorbachev is qualified to serve as a member of our board of directors because of his extensive experience in a wide range of industries, including life sciences companies.
Henry A. Plain, Jr. has served as a member of our board of directors since April 2006. Mr. Plain has also served as a General Partner of Lightstone Ventures since 2013 and Morgenthaler Ventures since 2007, both of which are venture capital firms. From 1993 to 2000, Mr. Plain served as the President and Chief Executive Officer at Perclose, Inc., a medical device company. Prior to joining Morgenthaler, Mr. Plain founded several medical device companies. Mr. Plain serves on the board of directors of Claret Medical, Inc., Earlens Corporation, and Setpoint Medical Corporation. Mr. Plain holds a B.S. degree in Finance from the University of Missouri, Columbia.

We believe Mr. Plain is qualified to serve as a member of our board of directors because of his experience in the life sciences industry and as a founder of multiple medical device companies.
Stacey D. Seltzer has served as a member of our board of directors since November 2012. Ms. Seltzer is a Partner of Aisling Capital LLC, a healthcare investment firm. Previously, Ms. Seltzer served as an Associate Director at Schering-Plough, a pharmaceutical company. Prior to her position at Schering-Plough, Ms. Seltzer served as Director of Business Development at Akceli, a biomedical company focusing on the development of new drugs and as a Management Consultant at McKinsey & Company, a consulting firm. Ms. Seltzer serves on the board of directors of Aimmune Therapeutics. Ms. Seltzer holds B.S. and M.S. degrees from Yale University in Molecular Biophysics and Biochemistry and a M.B.A. from The Wharton School at the University of Pennsylvania.
We believe Ms. Seltzer is qualified to serve as a member of our board of directors because of her extensive operating and management experience in the biomedical industry.
Brian H. Dovey has served on our board of directors since May 16, 2016. Mr. Dovey has been a Partner of Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, since 1988. Prior to joining Domain Associates, L.L.C., Mr. Dovey spent six years at Rorer Group, Inc. (now part of Sanofi-Aventis), a pharmaceutical company, including as President from 1986 to 1988. Mr. Dovey serves on the board of directors of Orexigen Therapeutics, Inc. and REVA Medical, Inc. Mr. Dovey was former chairman and currently serves on the board of directors of both the Center for Venture Education (Kauffman Fellows Program) and the Wistar Institute, a leader in preclinical bio-medical research in the non-profit sector. He is also a member of the Board of Trustees of the La Jolla Playhouse. Mr. Dovey holds a B.A degree from Colgate University and an M.B.A from the Harvard Business School.
We believe Mr. Dovey is qualified to serve on our board of directors because of his experience serving as a director on over 35 private and public companies’ board of directors over the years, his experience with life science companies, and his extensive experience at a healthcare venture capital firm.
Board of Directors and Director Independence
Our board of directors currently consists of 7 members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, our board of directors has determined that all of our directors, other than Mr. Kleine, Mr. Deem and Mr. Gifford, qualify as “independent” directors in accordance with listing requirements of The NASDAQ Stock Market, or NASDAQ. Mr. Kleine is not considered independent because he is an employee of Miramar. Mr. Deem, Mr. Gifford and Mr. Plain are not considered independent, because they are entitled to receive the accrued royalty payments payable to The Foundry. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Classified board of directors
In accordance with our amended and restated certificate of incorporation, our board of directors will be divided into three classes with staggered three‑year terms. Our first annual meeting of stockholders will be in 2017. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or until their earlier death, resignation or removal. Our directors have been divided among the three classes as follows:

•	The Class I directors will be Maxim Gorbachev and Henry A. Plain Jr., and their terms will expire at our annual meeting of stockholders to be held in 2017

•	The Class II directors will be Mark E. Deem and Hanson S. Gifford III, and their terms will expire at our annual meeting of stockholders to be held in 2018; and

•	The Class III directors will be R. Michael Kleine, Stacey D. Seltzer and Brian H. Dovey and their terms will expire at our annual meeting of stockholders to be held in 2019.
Our amended and restated certificate of incorporation and amended and restated bylaws will authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
Board Committees
Our board of directors has established a standing audit committee, a compensation committee, and a nominating and governance committee.
Audit Committee. Mr. Gifford, Mr. Gorbachev and Mr. Dovey serve on our audit committee. Mr. Gifford serves as the chair of the audit committee. Mr. Gorbachev meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Gorbachev is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Mr. Gorbachev and Mr. Dovey is independent under the applicable rules of NASDAQ and also meets the heightened independence standards under the rules of the SEC. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. The audit committee’s primary responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is SingerLewak LLP;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statements;

•	monitoring our internal control over financial reporting, disclosure controls and procedures;

•	reviewing our risk management status;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	monitoring compliance with the code of business conduct and ethics for financial management.

All audit and non‑audit services must be approved in advance by the audit committee. Our board of directors has adopted a written charter for the audit committee which will be available on our website at www.miramarlabs.com upon the completion of the Offering and Merger.
Compensation Committee. Mr. Deem, Mr. Plain, and Ms. Seltzer serve on our compensation committee, and Ms. Seltzer satisfies the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NASDAQ Stock Market. Mr. Deem serves as the chair of the compensation committee. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;

•	determining the compensation of our chief executive officer and our other executive officers;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	overseeing and administering our equity incentive plans.
Our chief executive officer and chief financial officer make compensation recommendations for our other executive officers. From time to time, the compensation committee may use outside compensation consultants to assist it in analyzing our compensation programs and in determining appropriate levels of compensation and benefits. We have recently engaged Compensia to advise us on compensation philosophy as we transition towards becoming a publicly‑traded company we expect Compensia to help us select, a group of peer companies to use for compensation benchmarking purposes and cash and equity compensation levels for our directors, executives and other employees based on current market practices. Our board of directors has adopted a written charter for the compensation committee which will be available on our website at www.miramarlabs.com upon the completion of the Offering and Merger.
Nominating and Governance Committee. Mr. Deem, Ms. Seltzer and Mr. Dovey serve on our nominating and governance committee, and Ms. Seltzer and Mr. Dovey satisfy the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NASDAQ Stock Market. Ms. Seltzer serves as the chair of the nominating and governance committee. The nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing, updating and recommending to our board of directors corporate governance principles and policies; and

•	overseeing the evaluation of our board of directors and committees.
Our board of directors has adopted a written charter for the nominating and governance committee which will be available on our website at www.miramarlabs.com upon the completion of the Offering and Merger.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has been one of our officers or employees during 2015. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.miramarlabs.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Limitation on Liability and Indemnification Matters
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.
In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Merger. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.
The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.
Director Compensation
From our inception to the date of this report, no compensation was earned or paid to Andrey Zasoryn, who was our sole director. Andrey Zasoryn resigned as our sole director, Chief Executive Officer and President, effective as of June 7, 2016 in connection with the Merger.
Miramar became our wholly owned subsidiary upon closing of the Merger on June 7, 2016. We pay The Foundry $5,000 per month for services provided by Mark E. Deem as chairman of the board plus reasonable expenses incurred in attending board, committee and other company related meetings Except for this payment to Mr. Deem, to date we have not paid our other directors additional compensation of being members of our board of directors.

EXECUTIVE COMPENSATION
Summary Compensation Table
This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act and a smaller reporting company we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2015, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015. These individuals were our named executive officers for 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non‑Equity Incentive Plan Compensation ($)(2)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. Michael Kleine President and Chief Executive Officer	2015	437,333			221,866	136,300		60,000(3)	855,499
Brigid A. Makes Senior Vice President and Chief Financial Officer	2015	331,083			46,952	82,800			460,835
Steven Kim Founder and Chief Technology Officer	2015	299,250			109,114	37,400			445,764

(1)
The amounts reported represent the aggregate grant‑date fair value of the stock options awarded to the named executive officer in 2014 and 2015, calculated in accordance with ASC Topic 718. Such grant‑date fair value does not take into account any estimated forfeitures related to service‑vesting conditions. The assumptions used in calculating the grant‑date fair value of the options reported in this column are set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock‑Based Compensation.”

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses pursuant to the achievement of certain stated objectives as set forth in our Non-Equity Incentive Plan, subject to discretion of our compensation committee and subsequent approval by the board of directors.

(3)	The amounts reported represent reimbursement of up to $5,000 per month for temporary living expenses pursuant to Mr. Kleine’s employment offer letter.
Executive Officer Employment Agreements and Offer Letters
R. Michael Kleine
We entered into an employment offer letter in November 2013 with R. Michael Kleine, our President and Chief Executive Officer. The letter has no specific term and provides for at‑will employment. The letter also provides that Mr. Kleine is eligible to receive an annual bonus of up to 40% of his annual salary based on the achievement of certain goals mutually agreed upon by him and our board of directors. Mr. Kleine’s annual base salary for 2015 was $437,333.

Pursuant to Mr. Kleine’s employment offer letter, if, within one year following a “Change of Control,” we terminate Mr. Kleine’s employment without “Cause,” or Mr. Kleine resigns for “Good Reason” (as such terms are defined in Mr. Kleine’s employment offer letter), Mr. Kleine will receive immediate vesting of any remaining unvested stock options.
The letter provides that Mr. Kleine may receive reimbursements from us for up to $5,000 monthly as a housing allowance.
We entered into an employment agreement in May 2016 with Mr. Kleine which amended and restated the employment offer letter. The employment agreement contains the same terms and conditions of Mr. Kleine’s employment as set forth above.
Brigid A. Makes
We entered into an employment agreement in September 2011 with Brigid A. Makes, our Senior Vice President and Chief Financial Officer. The agreement has no specific term and provides for at‑will employment. The agreement did not provide for any bonus. Ms. Makes’s annual base salary for 2015 was $331,083.
Pursuant to Ms. Makes’s employment agreement, if, prior to a “Change of Control” or within one year following a “Change of Control”, Ms. Makes’s employment is terminated by us other than for “Cause,” death or disability, or by Ms. Makes for “Good Reason” (as such terms are defined in Ms. Makes’s employment agreement), Ms. Makes will receive (i) continuing payments of her base salary as then in effect for a period of 9 months, payable pursuant to our regular payroll procedures, (ii) immediate vesting of any remaining unvested equity awards including stock options and (iii) reimbursements for premiums paid for continued health benefits under COBRA for Ms. Makes and any eligible dependents until the earlier of 9 months or the date upon which Ms. Makes and/or any eligible dependents loses eligibility for COBRA.
Steven Kim
We entered into an employment offer letter in October 2006 with Steven Kim, our Chief Technology Officer. The letter has no specific term and provides for at‑will employment. The letter does not provide for any bonus. Mr. Kim’s annual base salary for 2015 was $299,250.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2015.

Outstanding Equity Awards at 2015 Year‑End
The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2015. These options were converted into options to purchase our Common Stock in connection with the Merger, and the table below reflects all outstanding options as of December 31, 2015 as if they had been granted by us.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
R. Michael Kleine	7/17/2014(3)	23,880	25,957	$6.63	7/17/2024	-	-
	7/17/2014(4)	81,314	88,384	$6.63	7/17/2024	-	-
	10/9/2014(5)	12,067	29,306	$6.63	10/9/2024	-	-
Brigid A. Makes	10/6/2011(6)	40,662	-	$7.44	10/6/2021	-	-
	6/20/2013(7)	970	360	$8.66	6/20/2023	-	-
	7/17/2014(8)	1,239	1,347	$6.63	7/17/2024	-	-
	7/15/2015(9)	1,948	6,553	$7.57	7/15/2025	-	-
Steven Kim	11/1/2006(10)	18,483	-	$1.35	11/1/2016	-	-
	12/18/2008(11)	3,770	-	$6.36	12/18/2018	-	-
	1/27/2009(12)	5,745	-	$6.36	1/27/2019	-	-
	12/9/2009(13)	2,525	-	$4.33	12/9/2019	-	-
	2/24/2010(14)	8,087	-	$4.33	2/24/2020	-	-
	10/6/2011(15)	2,070	-	$7.44	10/6/2021	-	-
	4/5/2012(16)	6,730	292	$7.44	4/5/2022	-	-
	7/31/2012(17)	6,777	1,355	$8.66	7/31/2022	-	-
	6/20/2013(18)	1,309	539	$8.66	6/20/2023	-	-
	7/17/2014(19)	5,997	7,088	$6.63	7/17/2024	-	-
	4/15/2015(20)	19,768	98,843	$7.57	4/15/2025	-	-

(1)	Each of the outstanding equity awards was granted pursuant to our 2006 Stock Plan.

(2)	This column represents the fair value of a share of our Common Stock on the date of grant, as determined by our board of directors.

(3)
25% of the shares of our Common Stock subject to this option vested on January 1, 2015, and the balance vests in 36 successive equal monthly installments, subject to continued service through each such vesting date.

(4)
25% of the shares of our Common Stock subject to this option vested on January 1, 2015, and the balance vests in 36 successive equal monthly installments, subject to continued service through each such vesting date.

(5)
25% of the shares of our Common Stock subject to this option vested on October 1, 2015, and the balance vests in 36 successive equal monthly installments, subject to continued service through each such vesting date.

(6)	This stock option is fully vested and immediately exercisable.

(7)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on February 1, 2013, subject to continued service through each such vesting date.

(8)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on February 1, 2014, subject to continued service through each such vesting date.

(9)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on February 1, 2015, subject to continued service through each such vesting date.

(10)	This stock option is fully vested and immediately exercisable.

(11)	This stock option is fully vested and immediately exercisable.

(12)	This stock option is fully vested and immediately exercisable.

(13)	This stock option is fully vested and immediately exercisable.

(14)	This stock option is fully vested and immediately exercisable.

(15)	This stock option is fully vested and immediately exercisable.

(16)	This stock option is fully vested and immediately exercisable.

(17)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on August 21, 2012, subject to continued service through each such vesting date.

(18)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on February 1, 2013, subject to continued service through each such vesting date.

(19)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on February 1, 2014, subject to continued service through each such vesting date.

(20)
All of the shares of our Common Stock subject to this option vests in 48 successive equal monthly installments commencing on April 16, 2015, subject to continued service through each such vesting date.

Employee Benefit and Stock Plans
2006 Stock Plan, as Amended
Miramar’s board of directors adopted, and Miramar’s stockholders approved the 2006 Plan in April 2006. The 2006 Plan was most recently amended in April 2015. The 2006 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options and restricted stock purchase rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.
Authorized Shares. The 2006 Plan and all outstanding awards thereunder were assumed by us in connection with the closing of the Merger. As of June 13, 2016, options to purchase 857,731 shares of our Common Stock remained outstanding under our 2006 Plan. In the event that an outstanding option or other right for any reason expires or is canceled, the shares allocable to the unexercised portion of such option or other right shall be added to the number of shares then available for issuance under the 2006 Plan. However, shares that have actually been issued under the 2006 Plan upon exercise of either an option or other right shall not become available for future distribution under the 2006 Plan.
Plan Administration. Our board of directors or a committee of our board (the administrator) administers the 2006 Plan. Subject to the provisions of the 2006 Plan, the administrator has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2006 Plan. All decisions, interpretations and other actions of the administrator are final and binding on all participants in the 2006 Plan.
Options. Stock options may be granted under the 2006 Plan. The exercise price per share of incentive stock options and nonstatutory stock options must equal at least 100% and 85%, respectively, of the fair market value per share of our Common Stock on the date of grant, as determined by the administrator. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our Common Stock on the date of grant, as determined by the administrator. The 2006 Plan administrator determines the terms and conditions of options.
After termination of an optionee’s service as an employee, director or consultant, the optionee may exercise the vested shares subject to his or her option as of the date of such termination for at least 30 days, or such longer period of time as specified in the option agreement. If termination is due to death or disability, the option will remain exercisable for at least 6 months, or such longer period of time as specified in the option agreement. In all other cases, the option will remain exercisable for at least thirty days, or such longer period of time as specified in the option agreement. However, an option generally may not be exercised later than the expiration of its term.
Restricted Shares. Restricted shares may be granted under the 2006 Plan as a purchasable award. Restricted shares are shares of our Common Stock that vest in accordance with the terms and conditions established by the administrator, provided that with respect to recipients of restricted shares who are not officers, directors, or consultants, restricted shares will vest at a rate no slower than 20% per year over five years starting on the date of grant of the award or sale of the underlying shares. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2006 Plan, will determine the terms and conditions of such awards. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Transferability of Awards. The 2006 Plan generally does not allow for the transfer or assignment of awards, except by will or by the laws of descent and distribution. However, to the extent permitted by our board of directors in its sole discretion, awards may be transferred to family members by gift or domestic relations orders to the extent permitted by applicable securities laws. Restricted shares and shares issued upon exercise of an option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the administrator may determine.
Certain Adjustments. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, our board of directors will make appropriate adjustments to the number of shares under the 2006 Plan available for future awards, the number of shares covered by each outstanding option, the exercise price under each outstanding option, or the price of shares subject to our right of repurchase.
Merger or Change in Control. The 2006 Plan provides that, in the event of a merger or change in control of the Company, all outstanding awards will be assumed or an equivalent option substituted by the successor corporation or its parent or subsidiary. In the event the successor corporation refuses to assume or substitute for the award, then the optionee will fully vest in and have the right to exercise the award as to all of the shares as to which it would not otherwise be vested or exercisable. If an award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or change in control, the administrator will notify the award’s optionee in writing or electronically that the award shall be fully exercisable for a period of time as determined by the administrator, and the award shall terminate upon expiration of such period (to the extent unexercised).
Amendment; Termination. Our board of directors may amend, suspend or terminate the 2006 Plan at any time, provided that such action does not adversely affect a participant’s rights under outstanding awards granted under the 2006 Plan without such participant’s written consent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The descriptions set forth above under the captions “The Merger and Related Transactions—Merger Agreement,” “—Split-Off,” “—the Offering,” “—Registration Rights,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation—Employment Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.
The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of Miramar’s pre-Merger capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.
Convertible Promissory Note Purchase Agreement
In December 2015, February 2016 and May 2016, Miramar issued convertible promissory notes for an aggregate principal amount of $4,850,000 to nine accredited investors. The table below sets forth the principal amount of the convertible promissory notes sold to our directors, executive officers or holders of more than 5% of Miramar’s pre-Merger capital stock, or an affiliate or immediate family member thereof.

Name	Aggregate Principal Price($)
Domain Partners VII, L.P. (1)	$1,977,395
Morgenthaler Partners VIII, L.P. (2)	939,311
Aisling Capital III, LP (3)	1,397,922
RMI Investments, S.a.r.l. (4)	619,748

(1)
Brian H. Dovey, a member of our board of directors, is a Managing Member of One Palmer Square Associates VII, LLC, the general partner of Domain Partners VII, L.P. and Domain Partners VII Associates, L.P. He disclaims beneficial ownership of the shares held by Domain Partners VII, L.P.’s and Domain Partners VII Associates, L.P.’s investment in Miramar.

(2)
Henry A. Plain, Jr., a member of our board of directors, is a General Partner of Morgenthaler Ventures, LLC, an affiliate of Morgenthaler Partners VIII, L.P. He disclaims beneficial ownership of Morgenthaler Partners VIII, L.P.’s investment in Miramar.

(3)
Stacey D. Seltzer, a member of our board of directors, is a Partner of Aisling Capital Ventures III, LP, which is an affiliate of Aisling Capital III, LP. She disclaims beneficial ownership of Aisling Capital III, LP’s investment in Miramar.

(4)
Maxim Gorbachev, a member of our board of directors, is the Managing Partner of RMI Partners, LLC, an affiliate of RMI Investments S.A. R.L. He disclaims beneficial ownership of RMI Investments S.A. R.L.’s investment in Miramar.

The Foundry Assignment and License Agreement
In December 2008, The Foundry, LLC (f/k/a The Foundry, Inc.) assigned us certain patents and technology relating to the field of energy-based health treatments. The Foundry also granted us a license under certain technology to develop and commercialize products within such field. In consideration for such assignment and license, we granted The Foundry a non-exclusive license under certain patent applications to develop and commercialize products outside such field, subject to a right of first negotiation and option, and an exclusive license within the field of ultrasonic energy-based health treatments. We further agreed to pay The Foundry a compensation payment up to $30 million, payable quarterly at a royalty rate of three percent (3%) of net sales of products. As of May 2016, approximately $1,454,000 in royalties has accrued under the assignment and license agreement. The amount of royalties accrued for the years ended 2013, 2014 and 2015 was $0.4 million, $0.7 million and $1.2 million, respectively. The agreement will be effective until the compensation payment has been fully paid or the expiration of the last-to-expire assigned patent, whichever is later.
As the Managing Partners of The Foundry, Hanson S. Gifford III and Mark E. Deem, each a member of our board of directors, are entitled to receive 31.01% and 22.82%, respectively, of the royalty payments we pay to The Foundry. Henry A. Plain, Jr, also a member of our board of directors, is entitled to receive 20.00% of the royalty payments we pay to The Foundry.
Series D Preferred Stock Financing
In December 2013 and September 2014, Miramar issued an aggregate of 16,255,133 shares of Series D Preferred Stock at a price per share of $1.60, for aggregate gross consideration of $26.0 million to seven accredited investors. The table below sets forth the number of shares of Series D Preferred Stock sold to our directors, executive officers or holders of more than 5% of Miramar’s pre-Merger capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series D Preferred Stock	Aggregate Purchase Price($)
RMI Investments S.A.R.L. (1)	7,812,500	$12,500,000
Domain Partners VII, L.P. (2)	3,651,946	5,843,114
Morgenthaler Partners VIII, L.P. (3)	2,257,918	3,612,669
Aisling Capital III, LP (4)	2,232,125	3,571,400

(1)
Maxim Gorbachev, a member of our board of directors, is the Managing Partner of RMI Partners, LLC, an affiliate of RMI Investments S.A.R.L. He disclaims beneficial ownership of RMI Investments S.A.R.L.’s investment in Miramar.

(2)
Brian H. Dovey, a member of our board of directors, is a Managing Member of One Palmer Square Associates VII, LLC, the general partner of Domain Partners VII, L.P. and Domain Partners VII Associates, L.P. He disclaims beneficial ownership of the shares held by Domain Partners VII, L.P. and Domain Partners VII Associates, L.P.

(3)
Henry A. Plain, Jr., a member of our board of directors, is a General Partner of Morgenthaler Ventures, LLC, an affiliate of Morgenthaler Partners VIII, L.P. He disclaims beneficial ownership of Morgenthaler Partners VIII, L.P.’s investment in Miramar.

(4)
Stacey D. Seltzer, a member of our board of directors, is a Partner of Aisling Capital Ventures III, LP, which is an affiliate of Aisling Capital III, LP. She disclaims beneficial ownership of Aisling Capital III, LP’s investment in Miramar.

Participation in the Offering
Certain of our existing institutional investors, including investors affiliated with certain of our directors, have purchased an aggregate of 1,691,528 of shares of our Common Stock in the Offering, for an aggregate purchase price of $8,455,640 based on the offering price of $5.00 per share. Such purchases were made on the same terms as the shares that were sold to other investors in the Offering and not pursuant to any pre-existing contractual rights or obligations. See the footnotes to the beneficial ownership table in “Security Ownership of Certain Beneficial Owners and Management” for more details.

Mark Tompkins, who beneficially owns approximately 8.93% of the Company’s Common Stock as of the date of this report, participated in the Offering, purchasing 100,000 shares of Common Stock for an aggregate purchase price of $500,000. Mr. Tompkins is also a party to the Registration Rights Agreement with respect to all of his shares. See “The Merger and Related Transactions - Registration Rights” above. See also the footnotes to the beneficial ownership table in “Security Ownership of Certain Beneficial Owners and Management” for more details.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Employment Agreements and Offer Letters
In connection with the Merger, each of our new executive officers became employed with us under the terms of their employment agreement or offer letter, as applicable, with Miramar. For more information regarding these employment agreements or offer letters for R. Michael Kleine, Brigid A. Makes and Steven Kim, see the section titled “Executive Compensation—Executive Officer Employment Agreements and Offer Letters.”
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a policy, effective upon the completion of this offering, that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration and approval by our board of directors and/or our audit committee.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our Common Stock is quoted on the OTC Markets under the symbol “KTLC.” We have applied to change our symbol to "MIRA."
Our Common Stock began trading on April 8, 2014; however, there has been very limited trading to date, and an active trading market may never develop.
As of the date of this Report, we have 9,130,675 shares of Common Stock outstanding held by 45 stockholders of record.
Dividend Policy
We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.
Shares Eligible for Future Sale
Prior to the Merger, there has been a limited public market for our Common Stock. Future sales of our Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.
Upon the completion of the Offering, we had 9,130,675 shares of Common Stock outstanding, of which our directors and executive officers beneficially own an aggregate of 7,702,392 shares. Of those outstanding shares, 900,000 shares of our Common Stock are freely tradeable, without restriction, other than lock-up agreements as described below, as of the date of this Report. No shares issued in connection with the Merger and the Offering can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Report.
Sale of Restricted Shares
Of the approximately 9,130,675 shares of Common Stock outstanding upon completion of the Offering, approximately 8,230,675 shares of Common Stock will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.
Lock-up Agreements
In connection with the Merger, holders of 8,517,392 of our Common Stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the date 6 months after the date of the initial closing of the Offering, subject to earlier termination (a) upon listing of the

Common Stock on a securities exchange or (b) with the prior written consent of the lead underwriter of any underwritten public offering of our securities for gross proceeds of at least $25 million.
Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of Common Stock that are restricted securities or are held by our affiliates as of the date of the Merger will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.
Rule 144
Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8‑K reports. We intend to register such shares for sale under the Securities Act, but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.
In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.
Regulation S
Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.
Rule 701
In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired Common Stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such Common Stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreement referred to above, if applicable).
Registration Rights
In connection with the Offering, we entered into a Registration Rights Agreement, pursuant to which we have agreed that promptly, but no later than 90 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of Common Stock issued in the Offering, (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, (c) the shares of Common Stock issued in exchange for the equity securities of Miramar outstanding prior to the Merger, and (d) shares of Common Stock held by certain pre-Merger security holders of the Company, or collectively, the Registrable Shares. The Company will use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days after filing with the SEC. If the Company is late in filing the Registration Statement, if the Registration Statement is not declared effective within 180 days after filing with the SEC, the Company fails to maintain the Registration Statement continuously effective as to all Registrable Shares included in such Registration Statement or the Registrable Shares are not listed or included for quotation on OTC Markets, Nasdaq, NYSE or NYSE MKT, or trading of the Common Stock is suspended or halted for more than three consecutive trading days, the Company will make payments to each holder of Registrable Shares as monetary penalties at a rate equal to 12% of the Offering Price per annum for each share affected during the period; provided, however, that in no event will the aggregate of any such penalties exceed 8% of the Offering Price per share. No monetary penalties will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement, or Cutback Comment, or after the shares of Common Stock may be resold without volume or other limitations under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.
The Company must keep the Registration Statement effective until the earlier of (i) two years from the date it is declared effective by the SEC and (ii) the date Rule 144 is available to the holders of Registrable Shares with respect to all of their Registrable Shares without volume or other limitations.
The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) and the stockholders of the Company prior to the Merger (but not holders of the shares issued to the stockholders of Miramar in consideration for the Merger) will have “piggyback” registration rights for such Registrable Shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cutback in an underwritten offering, which would be pro rata.
We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.
All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.
Securities Authorized for Issuance under 2006 Stock Plan
The Company had no equity compensation plans as of the end of fiscal year 2015.
Miramar’s board of directors adopted, and Miramar’s stockholders approved the 2006 Plan in April 2006. The 2006 Plan was most recently amended in April 2015 and our board of directors assumed the 2006 Plan in connection with the Merger. The 2006 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and our parent and subsidiary corporations’

employees, and for the grant of nonstatutory stock options and restricted stock purchase rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants. See “Executive Compensation — Employee Benefit and Stock Plans”.

DESCRIPTION OF SECURITIES
We have authorized capital stock consisting of 100 million shares of Common Stock and 5 million shares of preferred stock. As of the date of this Report, we had 9,130,675 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.
Common Stock
Voting Rights
Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not have any plans to pay dividends to our stockholders. See section titled “Market Price of and Dividends on Common Equity and Related Stockholder Matters—Dividend Policy” for more information.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in the Offering will be, fully paid and nonassessable.
Preferred Stock
Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock. We currently have no plans to issue any shares of preferred stock.
Warrants
As of the date of this Report, the Placement Agent Warrants entitle their holders to purchase 44,760 shares of Common Stock, with a term of five years and an exercise price of $5.00 per share; and
The Placement Agent warrants contain “weighted average” anti-dilution protection in the event that we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price lower than the subject warrant’s exercise price, subject to certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.
As of the date of this Report, other warrants entitle their holders to purchase 66,924 shares of Common Stock. The following table sets forth information about our other warrants.

Class of Stock Underlying Warrant	Number of Shares of Preferred Stock Exercisable Prior to this Offering	Number of Shares of Common Stock Underlying Warrants on an As-Converted Basis	Exercise Price Per Share Prior to this Offering	Exercise Price Per Share on an As-Converted Basis	Expiration Date
Series A convertible preferred stock, par value $0.001	1,109	1,109	$13.53	$13.53	December 6, 2016
Series C convertible preferred stock, par value $0.001	12,117	12,117	$21.64	$21.64	November 19, 2017
Series C convertible preferred stock, par value $0.001	19,041	19,041	$21.64	$21.64	January 7, 2018
Series C convertible preferred stock, par value $0.001	9,242	9,242	$21.64	$21.64	June 27, 2023
Series C convertible preferred stock, par value $0.001	9,242	9,242	$21.64	$21.64	April 29, 2024
Series D convertible preferred stock, par value $0.001	16,173	16,173	$21.64	$21.64	August 7, 2025
Total	66,924	66,924
Registration Rights
See Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Registration Rights” for a description of the registration rights granted to certain holders of our Common Stock and the holders of the Placement Agent Warrants, which description is incorporated herein by reference.
Options
Options to purchase 857,731 shares of our Common Stock that were outstanding as of June 7, 2016 and were originally granted under the 2006 Plan to certain of our employees, officers and directors with a weighted average exercise price of $6.81 per share were assumed by us in connection with the Merger.

Anti‑Takeover Effects or Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws that will be in effect immediately prior to the closing of the Merger contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of a non‑friendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti‑Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated bylaws will provide that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, or our Chief Executive Officer or President. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our amended and restated bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice.
Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.
Classified Board; Election and Removal of Directors
Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
Our board of directors is divided into three classes. The directors in each class serve for a three‑year term, one class being elected each year by our stockholders, with staggered three‑year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three‑year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of Common Stock outstanding are able to elect all of our directors. In addition, our amended and restated certificate of incorporation provides that directors may only be removed for cause. For more information on the classified board, see “Directors and Executive Officers—Classified board of directors.” This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of the voting power of our then outstanding voting stock.
The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification Matters
For a discussion of liability and indemnification, please see the section titled “Directors and Executive Officers—Limitation on Liability and Indemnification Matters.”
Transfer Agent
The transfer agent and registrar for our Common Stock is Globex Transfer, LLC. The transfer agent and registrar’s address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725 and its telephone number is (813) 344-4490.

LEGAL PROCEEDINGS
On July 20, 2015, a lawsuit alleging product liability, breach of warranty and negligence was filed against the Company in the Orange County Superior Court. The plaintiff alleged, among other things, that the Company was liable to plaintiff for injuries suffered due to defects in a certain miraDry device. We believe that there is no merit to the claims against it and intends to vigorously defend the lawsuit, but the outcome of any potential litigation matter is uncertain. Management does not believe that resolution of this matter will have a material negative effect on our operating results.
Other than the foregoing, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

LEGAL MATTERS
Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, P.C. own an interest representing less than 0.5% of the shares of our Common Stock.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES
The information regarding the Offering and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and “Description of Securities” is incorporated herein by reference.
The Offering
The information regarding the Offering and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and “Description of Securities” is incorporated herein by reference.
Shares Issued in Connection with the Merger
On June 7, 2016, pursuant to the terms of the Merger Agreement, all of the shares of common stock of Miramar and warrants were exchanged for 6,433,292 shares of our Common Stock and 66,924 warrants to purchase shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.
Shares Issued to Pre-Merger Majority Stockholder
On July 12, 2013, the Company offered and sold 3,603,602 shares of common stock to our then Chief Executive Officer and Director, Andrey Zasoryn, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. This issuance was exempt from registration under Section 4(a)(2) of the Securities Act.
Sales of Unregistered Securities of Miramar
The following list sets forth information as to all securities Miramar sold from January 1, 2013 through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

1
On December 16, 2013 and September 30, 2014, Miramar issued an aggregate of 16,255,133 shares of Series D Preferred Stock at a price per share of $1.60 for aggregate gross consideration of $26,008,213 to 7 accredited investors, which included 3,130,133 shares of Series D Preferred Stock which were issued pursuant to the conversion of $5,008,212 aggregate principal amount and interest of convertible notes.

2	In December 2015, February 2016 and May 2016, Miramar issued convertible promissory notes for an aggregate principal amount of $4,850,000 to 9 accredited investors.

3
Miramar granted stock options and stock awards to employees, directors and consultants under the 2006 Plan covering an aggregate of 9,262,679 shares of common stock, at a weighted average exercise price of $0.53 per share. Of these, options covering aggregate of 3,485,929 shares were canceled without being exercised.

4
Miramar sold an aggregate of 458,723 shares of common stock to employees, directors and consultants for cash consideration in the aggregate amount of $178,888.98 upon the exercise of stock options and stock awards.

We believe the above transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), Rule 701 promulgated under Section 3(b) of the Securities Act, or Rule 144A promulgated under the Securities Act, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about Miramar.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
Effective as of June 7, 2016, we changed our domicile from the State of Nevada to the State of Delaware pursuant to a plan of conversion, dated June 7, 2016 (the “Conversion”). The Conversion was duly approved by written consent by the majority of the stockholders of the Company on June 7, 2016. The Conversion had previously been approved by the sole director of the Company as of the same date.
The Conversion was accomplished by the filing of (a) a Certificate of Incorporation with the Secretary of State of the State of Delaware, (b) a Certificate of Conversion with the Secretary of State of the State of Delaware, and (c) Articles of Conversion with the Secretary of State of the State of Nevada.
Pursuant to the Conversion, upon the effectiveness of the Conversion:

•
the affairs of the Company ceased to be governed by the Nevada Revised Statutes, the Company’s existing Amended and Restated Articles of Incorporation, as amended to date, and the Company’s existing Nevada Bylaws, and the affairs of the Company became subject to the General Corporation Law of the State of Delaware, or the DGCL, the Delaware Certificate of Incorporation and Delaware Bylaws the Company adopted pursuant to the Conversion;

•	each outstanding share of the Nevada corporation’s common stock converted into one share of the Delaware corporation’s Common Stock on a one-for-one exchange; and

•	the sole director and officer of the Nevada corporation continued to hold his position with the Delaware corporation until the Closing of the Merger.
Effective as of June 7, 2016, immediately prior to the Merger, our Amended and Restated Certificate of Incorporation and our Amended and Restated Delaware Bylaws became effective. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws were previously approved by the sole director of the Company and by written consent of a majority of the stockholders of the Company on June 7, 2016. Although the Delaware Amended and Restated Certificate of Incorporation and the Delaware Amended and Restated Bylaws contain some similar provisions to the Company’s prior Nevada Amended and Restated Articles of Incorporation and the Nevada bylaws, they also include certain different provisions. The following discussion briefly summarizes the significant differences between the Nevada Revised Statutes, the Articles of Incorporation, and the Nevada Bylaws, and the DGCL, the Delaware Amended and Restated Certificate of Incorporation and the Delaware Amended and Restated Bylaws.
COMPARISON OF STOCKHOLDER RIGHTS

Authorized Capital Stock
The authorized capital stock of the Company immediately prior to the Conversion consisted of 310 million shares, 300 million of which was designated common stock, par value $0.001 per share, and 10 million of which was designated preferred stock, par value $0.001 per share.

The authorized capital stock of the Company immediately following the Conversion consists of 100 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share.

Amendment of Certificate/Articles of Incorporation
Section 78.390 of the NRS provides that an amendment of the articles of incorporation requires the affirmative vote of the majority of the outstanding stock entitled to vote.
Although Section 242 of the DGCL provides that an amendment of the certificate of incorporation requires the affirmative vote of the majority of the outstanding stock entitled to vote, our Delaware Amended and Restated Certificate requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class for amendment of certain provisions of our Amended and Restated Certificate of Incorporation.

Number of Directors
The Nevada Bylaws provided that the number of directors may be fixed from time to time by vote of the stockholders so long as the number of directors shall not be less than one (1) or more than nine (9). The number of directors of the Company immediately prior the Conversion was one (1).

The Amended and Restated Certificate of Incorporation and the Amended and Restated Delaware Bylaws provide that the authorized number of directors which shall constitute the whole board of directors shall be determined from time to time by resolution of the board of directors, but shall not be less than one. It also provides that directors shall be divided into three classes and that the directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The current number of directors of the Company is seven.

Election of Directors, Vacancies
The Nevada Bylaws provided that each of the directors of the Company would be elected by the stockholders at the annual meeting each year and serve until that director’s successor was duly elected and qualified or until resignation or removal.

The Amended and Restated Delaware Bylaws provide that each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
If a shareholder desires to nominate a candidate for election to the board of directors, he or she must comply with the notice procedures and information requirements set forth in the Bylaws.

Removal of Directors
The Nevada Bylaws provided that any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

The Amended and Restated Delaware Bylaws provide that any director may be removed from office only for cause. It also provides that no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Special Meetings of the board of directors
The Nevada Bylaws provided that special meetings of the board of directors may only be called by the President or any two directors. Notice of special meetings stating the place, date and time of the meeting must be delivered not later than 24 hours before the special meeting is scheduled to commence if delivered in person or by telephone. Notice must be delivered not less than 72 hours before the special meeting is scheduled to commence if mailed. Meetings of the board of directors may be held by telephone conference call and unanimous written consent.

The Delaware Amended and Restated Bylaws provide that special meetings of the board of directors may be called by the board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. Notice stating the place (except if the meeting to be held at the principal executive office of the Company), date and hour of the meeting shall be given to each director personally by hand, by courier or by telephone, by facsimile, by electronic mail, or by U.S. mail. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director.

Notice of Stockholders Annual Meeting
The Nevada Bylaws provided that the annual meeting of the stockholders of the Company was to be held on a date, not later than 120 days following the close of the Company’s fiscal year, designated by the board of directors each year. At the annual meeting, stockholders may elect the directors and transact such other business as may properly be brought before the meeting.
A written notice stating the place, date, and time of the meeting was required to be delivered to each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days prior to the meeting, either personally or by mail.

The Amended and Restated Delaware Bylaws provide that annual meetings of the stockholders shall be held on such date, at such time and at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
A written notice of the annual meeting stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given as permitted by law to each stockholder entitled to vote at the annual meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meetings.
Only such business shall be conducted at annual stockholders meetings as shall have been properly brought before the meeting. The Amended and Restated Delaware Bylaws provide that in order for business to be properly brought by a stockholder, such stockholder must comply in a timely manner with the notice procedures and information requirements set forth in the Bylaws.

Special Meetings of Stockholders
The Nevada Bylaws allowed special meetings of stockholders to be called by the President or board of directors, or at the request in writing of the holders of a majority of the outstanding shares entitled to vote at such special meeting.
Written notice of such meeting stating the place, the date and time of the meeting, the purpose or purposes for which it is called was required to be given. The written notice was required to be given not less than ten (10) or more than sixty (60) days prior to the meeting, either personally or by mail to each stockholder of record entitled to vote at such meeting.

The Delaware Amended and Restated Certificate and the Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by the board of directors, the chairperson of the board of directors, the chief executive office or the president (in the absence of a chief executive officer).
Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business as is specified in the notice of special meeting shall come before such meeting.

Anti-Takeover Provisions

Section 78.411 et seq. of the NRS generally provides that a Nevada corporation which has not “opted out” of coverage by this section in the prescribed manner may not engage in any “combination” with an “interested stockholder” for a period of two years following the date that the stockholder became an “interested stockholder” unless prior to that time the board of directors of the corporation approved either the “combination” or the transaction which resulted in the stockholder becoming an “interested stockholder.”
After expiration of the two-year period, a Nevada corporation may engage in a “combination” with an “interested stockholder” only if:
•    it is permitted by the articles of incorporation and certain voting requirements specified in Section 78.439 of the NRS are met; or
•    the “combination” meets certain fair price criteria specified in Sections 78.441 to 78.444 of the NRS.
The above provisions do not apply to any “combination” of a Nevada corporation:
•    which does not, as of the date that a person first becomes an “interested stockholder,” have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, unless the articles of incorporation provide otherwise; or
•    whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 on the effective date of such amendment, if the “combination” is with an “interested stockholder” whose date of acquiring shares is before the effective date of such amendment.
An “interested stockholder” generally means any person that:
•    is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or
•    is an affiliate or associate of the corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the corporation.
The term “combination” is broadly defined to include a variety of transactions, including mergers, consolidations, sales or other dispositions of 5% or more of a corporation’s assets and various other transactions which may benefit an “interested stockholder.”
There were no exemptions in the Amended and Restated Articles of Incorporation of the Company, as amended, prior to Conversion.

Section 203 of the DGCL generally provides that a Delaware corporation which has not “opted out” of coverage by this section in the prescribed manner may not engage in any “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an “interested stockholder” unless:
•    prior to that time the board of directors of the corporation approved either the “business combination” or the transaction which resulted in the stockholder becoming an “interested stockholder;”
•    upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by persons who are directors and also officers and shares owned by employee stock ownership plans in which employee participants do not have the right to determine confidentially whether the shares held subject to the plan will be tendered in a tender offer or exchange offer; or
•    at or subsequent to that time, the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”
The three-year prohibition on “business combinations” with an “interested stockholder” does not apply under certain circumstances, including “business combinations” with a corporation which does not have a class of voting stock that is:
•    listed on a national security exchange;
•    held of record by more than 2,000 stockholders,
•    unless in each case this result was directly or indirectly caused by the “interested stockholder” or from a transaction in which a person became an “interested stockholder.”
An “interested stockholder” generally means any person that:
•    is the owner of 15% or more of the outstanding voting stock of the corporation; or
•    is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an “interested stockholder,” and the affiliates and associates of such a person.
The term “business combination” is broadly defined to include a wide variety of transactions, including mergers, consolidations, sales or other dispositions of 10% or more of a corporation’s assets and various other transactions which may benefit an “interested stockholder.”
The Amended and Restated Delaware Certificate of incorporation does not exempt the Company from these restrictions

Appraisal or Dissenters’ Rights
Sections 92A.300 to 92A.500 of the NRS provide that stockholders have the right, in some circumstances, to dissent from certain corporate actions and to instead demand payment of the fair value of their shares.
Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock are, among other things:
•    listed on a national securities exchange; or
•    traded in an organized market and held by at least 2,000 stockholders of record and have a market value of at least $20,000,000, exclusive of the value of such shares held by corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares, unless the stockholders receive in exchange for their shares anything other than cash, or shares of any class or any series of shares of any corporation, or any other proprietary interests of any other entity, that is, among other things, listed on a national securities exchange or traded in an organized market and held by at least 2,000 stockholders of record with market value of at least $20,000,000, exclusive of the value of such shares held by corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares at the time the corporate action becomes effective. Both stockholders of record and beneficial stockholders are entitled to dissenters’ rights.

Section 262 of the DGCL provides that stockholders have the right, in some circumstances, to dissent from certain corporate action and to instead demand payment of the fair value of their shares.
Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either:
•    listed on a national securities exchange;
•    included in the national market system by the National Association of Securities Dealers, Inc.; or
•    held by more than 2,000 stockholders of record; unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.
Only stockholders of record are entitled to dissenters’ rights.

The Conversion did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Conversion. The Conversion did not result in any change in headquarters, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Conversion), accounting practices, or control of the Company.
The foregoing descriptions of the Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws, Delaware Amended and Restated Certificate of Incorporation and our Delaware Amended and Restated Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are filed as exhibits hereto and incorporated herein by reference.
In connection with the Conversion, the Company also adopted a new form of Common Stock certificate, a copy of which is filed hereto and incorporated herein by reference.

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
On June 7, 2016, B F Borgers CPA PC, or B F Borgers, was dismissed as our independent registered public accounting firm. On the same date,  SingerLewak LLP, or SingerLewak, was engaged as our new independent registered public accounting firm. The board of directors of the Company approved the dismissal of B F Borgers and approved the engagement of SingerLewak as our independent registered public accounting firm.
None of the reports of B F Borgers on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Report on Form 10‑K for the fiscal year ended July 31, 2015, filed with the SEC, included a going concern qualification in the report of B F Borgers.
During the Company’s two most recent fiscal years ended July 31, 2015 and 2014, and the subsequent interim periods preceding their dismissal, there were no disagreements with B F Borgers, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of B F Borgers, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements.
The Company provided B F Borgers with a copy of the disclosures it is making in this Report and has requested that B F Borgers furnish it with a letter addressed to the SEC stating whether they agree with the above statements. The letter is filed as an exhibit to this Form 8‑K. During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Report, neither the Company nor anyone on its behalf has previously consulted with SingerLewak regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that v concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S‑K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S‑K).
ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT
The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
Amendments to Articles of Incorporation
Prior to the consummation of the Merger, we amended our Certificate of Incorporation, as described more fully under Item 3.03, “Material Modification to Rights of Security Holders,” which is incorporated herein by reference. Additionally, please see the description of the Amended and Restated Certificate of Incorporation in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Securities—Anti-Takeover Effects Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law.”

Our board of directors approved the amendment on June 7, 2016, and as described under Item 5.07, “Submission of Matters to a Vote of Security Holders,” stockholders holding majority of the then outstanding shares of our Common Stock approved the amendment and restatement to our Certificate of Incorporation on June 7, 2016. Our Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and became effective on June 7, 2016.
Amendments to Bylaws
Prior to the closing of the Acquisition, we amended and restated our bylaws in their entirety. Please see the description of the Amended and Restated Bylaws in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Securities—Anti-Takeover Effects Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law.” Our Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and became effective on June 7, 2016.
Change in Fiscal Year
Effective June 7, 2016, our board of directors approved a change to the our fiscal year end from July 31, which was used in our most recent filing with the SEC, to December 31 of each year, which is the fiscal year of Miramar.

ITEM 5.06    CHANGE IN SHELL COMPANY STATUS
Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b‑2 under the Exchange Act). As a result of the Merger, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10‑K for the fiscal year ended July 31, 2015, and our subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8‑K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.
ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 7, 2016, stockholders holding majority of the then outstanding shares of our Common Stock executed a written consent in lieu of meeting to approve the following:
• the Merger Agreement and all transactions and agreements contemplated thereby, including the consummation of the Merger;
• the Split-Off Agreement and the General Release Agreement and all transactions and agreements contemplated thereby;
• the Amended and Restated Certificate of Incorporation; and
• the Amended and Restated Bylaws.
The information regarding submission of matters to a vote of security holders set forth in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(a)    Financial statements of business acquired.
In accordance with Item 9.01(a), Miramar’s audited financial statements as of, and for the fiscal years ended, December 31, 2015 and 2014, are filed as Exhibit 99.1 hereto and Miramar’s unaudited condensed financial statements as of, and for the three months ended March 31, 2016 and 2015, and the accompanying notes, are filed as Exhibit 99.2 hereto.
(b)    Pro forma financial information.
In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements as of, and for the fiscal year ended, December 31, 2015, and for the three months ended, March 31, 2016, and the accompanying notes, are filed as Exhibit 99.3 hereto.
(c)    Shell Company Transactions.
Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.
(d)     Exhibits.
In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8‑K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8‑K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAMAR LABS, INC.

Dated: June 13, 2016	By:	/s/ R. Michael Kleine
Name: R. Michael Kleine
Title: Chief Executive Officer

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Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated June 7, 2016, by and among Miramar Labs, Inc., Miramar Technologies, Inc. and Miramar Acquisition Corp.
3.1*	Amended and Restated Certificate of Incorporation of Miramar Labs, Inc., filed June 7, 2016.
3.2*	Amended and Restated Bylaws of Miramar Labs, Inc., effective as of June 7, 2016.
3.3*	Certificate of Merger of Miramar Acquisition Corp. with and into Miramar Technologies, Inc., filed June 7, 2016.
4.1*	Form of Common Stock Certificate
4.2*	Form of Registration Rights Agreement, by and among Miramar Labs, Inc. and certain investors named therein.
10.1*	Split Off Agreement, dated June 7, 2016, by and among Miramar Labs, Inc. (f/k/a KTL Bamboo International Corp.), Spacepath Enterprise Corp. and Andrey Zasoryn.
10.2*	General Release Agreement, dated June 7, 2016, by and among Miramar Labs, Inc. (f/k/a KTL Bamboo International Corp.), Spacepath Enterprise Corp. and Andrey Zasoryn.
10.3*	Form of Lock-Up Agreement between Miramar Labs, Inc. and the officers, directors and shareholders party thereto.
10.4*	Form of Subscription Agreement between Miramar Labs, Inc. and the investors party thereto.
10.5*	Private Placement Engagement Agreement, dated June 1, 2016, by and among Miramar Labs, Inc., Katalyst Securities LLC and The Benchmark Company, LLC.
10.6*	Assignment and Assumption of Engagement Letter dated June 7, 2016 by and among Miramar Labs, Inc., Miramar Technologies, Inc., Katalyst Securities LLC and The Benchmark Company, LLC.
10.7*	Form of Placement Agent Warrant for Common stock of Miramar Labs, Inc.
10.8*	Assignment and License Agreement, dated December 31, 2008, by and between Miramar Labs, Inc. and The Foundry, Inc.
10.9*	Assignment and License Clarification Letter, dated June 10, 2010, by and between Miramar Labs, Inc. and The Foundry, LLC.
10.10*	Asset Purchase Agreement, dated January 18, 2008, by and between Miramar Labs, Inc. and Jan Wallace.
10.11*	Loan and Security Agreement, dated August 7, 2015, by and among Miramar Labs, Inc., Oxford Finance LLC, and Silicon Valley Bank.
10.12*	Subordination Agreement, dated February 24, 2016, by and among Oxford Finance LLC and Lenders from time to time a party thereto.
10.13*
Consent, Joinder and First Amendment to Loan and Security Agreement, dated June 2, 2016, by and among Miramar Labs, Inc., Oxford Finance LLC, Silicon Valley Bank and Lenders from time to time a party thereto.

10.14*
Consent, Joinder and Second Amendment to Loan and Security Agreement, dated June 7, 2016, by and among Miramar Labs, Inc., Oxford Finance LLC, Silicon Valley Bank and Lenders from time to time a party thereto.

10.15*	Lease Agreement, dated December 16, 2013, by and between Miramar Labs, Inc. and DWF III Walsh Bowers, LLC.
10.16*†	Miramar Labs, Inc. 2006 Stock Plan.
10.17*†	Form of Stock Option Agreement under the 2006 Plan.
10.18*†	Form of Indemnification Agreement for directors and executive officers.
10.19*†	Employment Offer Letter, dated October 16, 2006, by and between Foundry Newco X and Steven Kim.
10.20*†	Employment Agreement, dated September 21, 2011, by and between Miramar Labs, Inc. and Brigid A. Makes.

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10.21*†	Amendment to Employment Agreement, dated May 28, 2013, by and between Miramar Labs, Inc. and Brigid A. Makes.
10.22*†	Employment Agreement, dated May 27, 2016, by and between Miramar Labs, Inc. and R. Michael Kleine.
10.23*#	Supply Agreement dated, November 13, 2014, by and between Miramar Labs, Inc. and Broadband Wireless, LLC.
10.24*#	Contract Manufacturing Service Agreement dated, November 6, 2012, by and between Miramar Labs, Inc. and Healthcare Technology International Limited.
16.1*	Letter regarding change in certified public accountant.
99.1*	Audited financial statements of Miramar Labs, Inc. as of and for the years ended December 31, 2015 and 2014.
99.2*	Unaudited financial statements of Miramar Labs, Inc. as of and for the three months ended March 31, 2016 and 2015.
99.3*	Pro forma financial information.

*	Filed herewith

†	Management contract or compensatory plan or arrangement

#	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

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